Exhibit 99.(c)(1)

Half Year Economic and

Fiscal Update 2007

Contents

Half Year Economic and Fiscal Update

Statement of Responsibility

Executive Summary

Economic Outlook

Fiscal Outlook

Economic and fiscal forecasts – Finalisation dates and key assumptions

Economic and Tax Outlook

Introduction

Growth slows after a long expansion

Outlook is for continuing but easing growth

Weaker world growth, but higher terms of trade

Risks to the outlook for the world economy

Domestic stimulus and momentum offset by some constraints

Fiscal Outlook

Introduction

New Zealand International Financial Reporting Standard (NZ IFRS) –
“New GAAP”

Key Trends

Revenue reduction contingency

Why Settlement Cash in excluded from gross sovereign-issued debt

The New Zealand Superannuation Fund

Introduction of an Emissions Trading Scheme

Revenues and Expenses

Core Crown – Revenue

Core Crown – Expenses

Top-down adjustment to spending

State-owned Enterprises and Crown Entities - OBEGAL

Physical Asset Purchases and Capital Spending

Comparison with Budget Update

Residual Cash

Debt Indicators

Indicators of the Government’s Fiscal Performance

Risks and Scenarios

Introduction

Economic Risks

Economic Scenarios

Fiscal Scenarios

Fiscal Sensitivities

Specific Fiscal Risks

Introduction

Charges against all Future Budgets

Time-Limited Funding

Quantified Risks

Unquantified Risks

Risks removed since the 2006 Budget Update

Statement of Fiscal Risks

Contingent Liabilities

Generally Accepted Accounting Practice (GAAP) Series Tables

Forecast Financial Statements

Statement of Accounting Policies and Forecast Assumptions

Government Reporting Entity as at 5 December 2007

Forecast Statements

Notes to the Forecast Financial Statements

Core Crown Expense Tables

Glossary of Terms

Statement of Responsibility

On the basis of the economic and fiscal information available to it, the Treasury has used its best professional judgement in supplying the Minister of Finance with this Economic and Fiscal Update.  The Update incorporates the fiscal and economic implications both of Government decisions and circumstances as at 5 December 2007 that were communicated to me, and of other economic and fiscal information available to the Treasury in accordance with the provisions of the Public Finance Act 1989.

John Whitehead
Secretary to the Treasury

5 December 2007

This Economic and Fiscal Update has been prepared in accordance with the Public Finance Act 1989.  I accept overall responsibility for the integrity of the disclosures contained in this Update, and the consistency and completeness of the Update information in accordance with the requirements of the Public Finance Act 1989.

To enable the Treasury to prepare this Update, I have ensured that the Secretary to the Treasury has been advised of all Government decisions and other circumstances as at 5 December 2007 of which I was aware and that had material economic or fiscal implications.

Hon Dr Michael Cullen
Minister of Finance

5 December 2007

Executive Summary

The short-term economic and fiscal outlook for New Zealand has strengthened since the Budget Update.  The New Zealand economy is expected to grow solidly over 2007/08.  The fiscal position is forecast to strengthen further with the operating balance before gains and losses (OBEGAL) and excluding New Zealand Superannuation (NZS) Fund net revenue expected to come in at $6.4 billion over 2007/08.

Economic growth is forecast to slow in 2008/09 before rebounding in later years to around its medium-term trend.  Consumer price inflation is expected to be near the top of the 1% to 3% per annum target range through much of the forecast period.  This economic outlook will see the fiscal position continue to strengthen, notwithstanding a forecast fall in the OBEGAL towards a level more consistent with the Government’s long-term fiscal objectives.  This fall reflects past and prospective Budget decisions, including the incorporation of a contingency for a reduction in tax revenue.  The latter is assumed to be directed at personal income tax cuts and to take effect from 1 April 2009.

The economic and fiscal forecasts are subject to greater-than-usual uncertainty, with current turmoil in global financial markets and the future path of the terms of trade being the main sources of risk.

Economic Outlook

The economic expansion of the past nine years is forecast to continue with real Gross Domestic Product (GDP) growth of 2% to 3% per annum over the next five years.  Real GDP growth is expected to rise to 3% in the March 2008 year, reflecting the recent upturn in domestic demand, before easing to around 2% a year later as high interest rates weaken domestic demand growth.  Higher growth in exports relative to imports is forecast to lift real GDP growth back to almost 3% per annum from the March 2010 year.

Table 1 – Major economic parameters

March years (annual average % change)	2007/08 Estimate	2008/09 Forecast	2009/10 Forecast	2010/11-2011/12 Forecast
Real GDP	3	2	3	3
Employment	1½	1	1	1
Wages	4	4½	4½	4
Consumer prices	3	3	2½	2½

Note:                  Figures have been rounded to the nearest ½%; consumer price inflation is measured as an annual % change.

Source:  The Treasury

High dairy prices mean the terms of trade are expected to be a lot stronger than previously forecast, providing a large boost to export receipts and activity in the next year and beyond.  Solid global growth is expected to underpin the economic forecasts, but there are downside risks to this outlook owing to renewed volatility in financial markets and signs of lower growth in the United States and some other regions of the world.  A slowing of global growth would have a negative impact on demand for New Zealand exports and the terms of trade.

High short-term interest rates, in response to ongoing inflation pressure, have contributed to slower domestic demand growth since mid-2007 and that is forecast to continue.  Lower net migration, high fuel prices and lower house price growth are also likely to have a dampening effect.  Partially offsetting these forces are high farm incomes, a tight labour market that sees ongoing income growth, and an assumption of personal tax cuts from 1 April 2009.

Throughout the forecast period, the economy is expected to be operating at, or above, capacity.  As a result, price pressures and the current account deficit that have built up over recent years are expected to persist and unwind only gradually.  The exchange rate is forecast to fall from mid-2008 back towards its long-run equilibrium late in the forecast period.

Nominal GDP is forecast to be much higher than in the Budget Update throughout the forecast period.  The key drivers of this stronger outlook are the higher terms of trade, driven by high world dairy prices, and a higher inflation outlook.

Fiscal Outlook

The OBEGAL excluding NZS Fund net revenue is forecast to rise to $6.4 billion (3.6% of GDP) in the current June 2008 year before declining to $4.1 billion next year and $3.8 billion the year after.  After making allowance for capital expenditure, a small cash surplus is forecast for 2007/08 with small deficits thereafter.  Accumulated cash deficits are $2.6 billion in the forecast period, compared to $5.7 billion forecast at the Budget Update.

Table 2 – Summary of fiscal aggregates

June years	2007/08 Forecast	2008/09 Forecast	2009/10 Forecast	2010/11 Forecast	2011/12 Forecast
OBEGAL ($b) (a)	6.4	4.1	3.8	3.7	3.5
% of GDP	3.6	2.2	2.0	1.8	1.7
Residual cash	0.8	(0.8)	(0.8)	(0.9)	(0.9)
% of GDP	0.4	(0.4)	(0.4)	(0.4)	(0.4)
GSID (% of GDP) (b)	18.7	17.7	16.3	17.0	15.6
Net core Crown debt (% of GDP) (c)	(7.4)	(8.7)	(10.0)	(11.3)	(12.4)

Note:                  (a) excludes NZS Fund net revenue; (b) excludes Reserve Bank Settlement Cash; (c) includes NZS Fund

Source:  The Treasury

Core Crown revenue is forecast to fall from 35.0% of GDP in the June 2008 year to 34.3% in the June 2012 year, which reflects the Business Tax Reform announced in Budget 2007 and an assumed revenue reduction contingency.  This contingency is assumed to be around $1.5 billion per annum from 1 April 2009.

Core Crown expenses are forecast to increase by around 1% of GDP between the June 2008 year and the June 2012 year.  The increase in expenses largely arises from recent initiatives such as the enhancements to KiwiSaver announced in Budget 2007.  Gross sovereign-issued debt (GSID) excluding Reserve Bank Settlement Cash falls from 18.7% to 15.6% of GDP by the end of the forecast period.

Economic and fiscal forecasts – Finalisation dates and key assumptions

Finalisation dates

Economic data	2 November
Economic forecasts (refer Chapter 1)	8 November
Tax revenue forecasts	14 November
Fiscal forecasts (refer Chapter 2), including:	5 December
– Government decisions and circumstances	5 December
– Actual asset revaluations	31 October
– Foreign exchange rates	31 October
Specific fiscal risks (refer Chapter 4)	5 December
Contingent liabilities and commitments (refer Chapter 4)	31 October

Key assumptions

Global economic activity – forecasts for global economic growth, inflation and interest rates were taken from the October 2007 Consensus Forecasts.  Economic growth for our top 20 trading partners is expected to decline from an estimated 4.0% in 2007 to 3.5% in 2011, compared with stable growth of 3.6% throughout the period in the Budget Update.  There are considerable risks associated with this outlook which are discussed in the Economic and Tax Outlook and Risks and Scenarios chapters.

Global inflation and interest rates – as a result of the recent robust growth for most of our major trading partners, inflation is also expected to be higher than at the time of the Budget Update.  The outlook for interest rates is mixed, with lower rates expected in the United States; rates are expected to stay low for longer in Japan in the light of low inflation outturns, but the outlook is for higher rates in the near term in the euro area and Australia.

Oil prices – we have assumed that the price of West Texas Intermediate (WTI) crude oil will decline from an estimated US$90 per barrel in the fourth quarter of 2007 and level off just below US$75 per barrel in the fourth quarter of 2010.  These projections, which are based on the average futures prices recorded in the month before finalisation of the forecast, range from one-third higher than in the Budget Update in the near term to around 12% higher later in the period.  This projection of oil prices is a risk, as discussed in the Risks and Scenarios chapter.

Terms of trade – higher export prices, especially for dairy products, are expected to lift the goods terms of trade (measured on a System of National Accounts basis) throughout the forecast period by an average of 8% compared with the Budget Update.  The terms of trade peak in the final quarter of 2008 and decline 5% by the end of the forecast period.

Monetary conditions – it is assumed that the New Zealand dollar exchange rate will decline from 71 on the Trade Weighted Index (TWI) in the final quarter of 2007 to 57 at the end of the forecast period.  Ninety-day interest rates are assumed to average 8.5% from the first quarter of 2008 until the third quarter of 2009, after which they will start to decline, reaching 7.3% at the end of the period.

Net migration – the net inflow of permanent and long-term migrants is expected to decline from 8,300 in the year to September 2007 to 6,200 in the year to March 2008, before recovering to 7,400 in the following March year and returning to its average over the past decade of 10,000 per annum in subsequent years.

Revenue reduction contingency – the forecast incorporates a contingency for a reduction in tax revenue of $1.5 billion per annum from April 2009, rising to $1.7 billion in the year to June 2012 largely owing to income growth.  The impact of this reduction, which we have assumed will be applied to personal taxes, is discussed in the Economic and Tax Outlook chapter.

Emissions Trading Scheme (ETS) – the economic forecast does not include any provision for the ETS which is being introduced by the Government to encourage efforts to reduce greenhouse gas emissions and to help meet New Zealand’s obligations under the Kyoto Protocol.  Final decisions on the scheme had not been taken when the forecasts were finalised in early November 2007.  At an aggregate level, the scheme is considered unlikely to lead to any significant reduction in output, but there will be different effects on different sectors of the economy and it will result in higher prices for carbon-sourced energy.  The economic impacts of the scheme will be incorporated in the 2008 Budget Update.  For details of its fiscal implications, see the Fiscal Outlook chapter.

Climate – agricultural growing conditions and the level of hydro electricity storage lakes are assumed to be normal over the forecast period.

Fiscal forecasts – the fiscal forecasts have been prepared in accordance with the Public Finance Act 1989.  They are based on the Crown’s accounting policies and assumptions.  The financial statements presented in the Half Year Update 2007 have been prepared in accordance with New Zealand equivalents to International Financial Reporting Standards.  A summary of the key economic assumptions that are particularly relevant to the fiscal forecasts is provided below (Table 3).  These figures are on a June-year-end basis to align with the Crown’s balance date of 30 June.  The figures in Table 1 above and in the Economic and Tax Outlook chapter are for the year to 31 March.

Table 3 – Key economic assumptions for fiscal forecasts

	2007/08		2008/09	2009/10	2010/11	2011/12
June years	BEFU	HYEFU	HYEFU	HYEFU	HYEFU	HYEFU
Real GDP (ann avg % chg)	2.3	2.7	2.3	2.8	2.7	2.9
Nominal GDP ($m)	173,187	178,199	186,956	194,528	202,865	212,364
CPI (ann avg % change)	2.4	2.7	2.9	2.7	2.6	2.5
Govt 10-year bonds (ann avg %)	6.1	6.4	6.5	6.6	6.6	6.4
90-day bill rate (ann avg %)	7.9	8.6	8.5	8.3	8.0	7.5
Unemployment rate (ann avg %)	3.9	3.8	3.9	3.9	4.1	4.1
Full-time equivalent employment (ann avg % change)	1.3	1.3	0.9	1.1	0.9	0.9
Current account (% of GDP)	-7.2	-6.9	-6.4	-7.2	-6.8	-6.3

Source:  The Treasury

Economic and Tax Outlook

Introduction

This chapter summarises the recent course of the New Zealand economy and the most likely path for its future development.  Economic growth has slowed recently following a sustained expansion, but it is expected to continue, although at a slower pace.  Higher dairy prices will boost returns to the agricultural sector, but global financial turmoil poses risks for the world economy.  Domestically, the assumed reduction in tax revenue and continuing momentum in the labour market will be partially offset by tight monetary conditions, high oil prices, lower net migration inflows and high household debt.  Tax revenue is forecast to be higher, even with the assumed reduction in tax revenue.

Growth slows after a long expansion

The New Zealand economy has experienced a period of sustained growth …

The New Zealand economy has expanded on an annual basis for nearly nine years and the expansion looks likely to continue, albeit at a slower pace.  Real Gross Domestic Product (GDP) has increased 34% since the trough of the previous recession in 1998 which was marked by the Asian financial crisis, two successive droughts and monetary tightening (Figure 1.1).  A number of factors, some related to the international economic environment and some arising from specifically New Zealand origins, have sustained the recent period of growth.

Figure 1.1 – Real GDP

Source:  Statistics New Zealand

… thanks to a number of international and domestic factors

•             Growth in the world economy has been robust since the late 1990s, apart from a brief dip in 2001 following the bursting of the “tech boom” in the United States.

•	This sustained expansion, combined with reductions in supply for some commodities, took the terms of trade to a 30-year high in 2007.

•	The greater participation of China in world trade helped suppress global inflation as its low labour costs reduced the price of manufactured products.

•	A surplus of savings and low investment rates in Asia, in conjunction with increased oil revenues being available for investment, increased global liquidity.

•	Low inflation and a ready supply of capital led to low long-term interest rates becoming embedded in the major economies and provided a cheap source of debt.

•	Financial market innovation and a greater willingness to borrow led New Zealand households to increase their debt levels.

•	Net permanent and long-term (PLT) migration inflows averaged 20,000 per annum in the six years to 2006, twice their average in the past decade.

•	Labour income increased by nearly 7% per annum in current dollar terms in the six years to 2006 as both employment and wages expanded rapidly.

•	House prices more than doubled between 1998 and 2007, boosting wealth for homeowners and providing additional collateral for borrowing.

•	The economy is more flexible and resilient, which has made it better able to respond to changes in the global economy and sustain growth.

The combined effect of these developments has been a period of sustained growth in the New Zealand economy, especially in nominal GDP thanks to the higher terms of trade.  The value of nominal GDP has increased by 64% since mid-1998 and tax revenue increased by 70% over the same period.

Economic growth dipped in late 2005-early 2006 …

The rate of expansion began to slow on a quarterly basis in the second half of 2005 as some of the drivers of growth weakened (Figure 1.2).  Net PLT migrant inflows fell to 6,000 in the year to October 2005 (from 17,000 the year before) as a result of lower student arrivals and a continuing increase in departures, especially to Australia.  The Reserve Bank increased the Official Cash Rate by 50 basis points to 7.25% in late 2005 to counter increasing inflationary pressures.  As a result, the housing market began to cool in late 2005-early 2006 and residential investment declined.  Increases in oil prices in the second half of 2005 reduced disposable income and detracted from household consumption growth.  In addition, the appreciation of the exchange rate through this period curtailed growth in exports, particularly of services.  Growth in production GDP fell to 1.7% in the year to September 2006 and remained at that rate for three quarters, its lowest rate since the late 1990s.

Figure 1.2 – Real GDP

Source:  Statistics New Zealand

… but picked up again in late 2006-early 2007

The slowdown in the economy was relatively short-lived as some of the same factors recovered towards the end of 2006 and brought a rebound in growth in late 2006 and early 2007.  Net migration inflows increased from their low point in late 2005 to peak just below 15,000 in late 2006 as departures fell and arrivals increased.  The faster population growth contributed to a recovery in the housing market, with house sales nearly one-fifth higher in the 2006/07 summer than a year before and a recovery in annual house price growth to just below 14% in June 2007.

Dwelling consents picked up in the first half of 2007 and residential investment increased in mid-2007 following the recovery in the housing market in late 2006.  A fall in retail fuel prices in the December 2006 quarter boosted household disposable income and retail sales recovered in the second half of the year and the first quarter of 2007.  The anticipation of higher dairy prices and the increase in the exchange rate in mid-2007 may have also played a role in higher consumption growth.  Quarterly growth in real GDP accelerated from no change in the second quarter of 2006 to a 1.2% increase in the first quarter of 2007, boosted by consumption growth of 2.1% in the quarter.

Nevertheless, the economy was slowing from mid-2007

After the pick-up in the economy in late 2006-early 2007, there are signs that growth started to ease in mid-2007.  Growth in real GDP declined to 0.7% in the second quarter of 2007 from 1.2% in the first quarter.  Fuel prices have increased throughout 2007 as a result of higher international oil prices, the Reserve Bank increased the Official Cash Rate a further percentage point to 8.25% between early March and late July, net PLT migration inflows tracked down to 7,500 in the year to October, house prices were practically unchanged in the six months to September and annual house sales have fallen nearly 10% in the past six months (Figure 1.3).  As a result of these developments, growth in retail sales and building consents has slowed, pointing to lower growth in private consumption and residential investment.

Figure 1.3 – Annual net migration and house sales

Sources:  Statistics New Zealand, REINZ

But some negative factors have had less impact than expected …

The New Zealand dollar exchange rate has strengthened again, after falling in the immediate aftermath of the global financial turmoil in July-August.  Despite the high exchange rate, export volumes were still robust in mid-2007 and manufacturers’ outlook for exports remained positive in September.  Local finance company collapses, while significant for those directly affected, are not considered likely to have much impact at the aggregate level.  They may have some impact on consumer confidence, however.

… and there are still some positives

There are also some factors which have supported growth in the second half of 2007.  Higher dairy prices (discussed in the next section) have started to flow through, unemployment remains low and wage growth high, consumer confidence is moderately positive, and businesses’ outlook for their own activity – although easing – is also still positive, pointing to ongoing growth next year.  We expect growth in real GDP of around 1/2% in each of the September and December quarters of 2007.  Combined with high growth over the first half of the year, this will lift growth to 3.0% on an annual average basis in March 2008.

The economy continues to operate at or above potential

Even with the slower growth from late 2005, the economy remains at or above its potential level of output.  Capacity utilisation is just below its recent peaks and businesses are experiencing increasing difficulty finding staff.  Wage pressures are high, input costs – especially for non-tradable items – are increasing steadily and firms’ pricing intentions point to continuing inflationary pressure.  The output gap (a measure of how far above potential the economy is) is estimated to be positive on two main indicators (Figure 1.4).

Figure 1.4 – Measures of the output gap

Source:  The Treasury

Tax revenues continue to grow

Higher growth in nominal GDP led to faster growth in tax revenues in the recent period, especially in the June quarter 2007 (Figure 1.5).  Corporate tax growth was flat to slightly negative through much of 2006 and then accelerated through the first half of 2007.  The pick-up in corporate tax appears to be related more to investment returns than what would usually be thought of as business profits.

Figure 1.5 – Tax component growth

Source:  The Treasury

GST growth also increased markedly towards the end of the June 2007 year, with the level of GST 10% higher in the 2007 June quarter compared with the 2006 June quarter, after hovering around the 5% mark through the previous three quarters.  The unusually high growth in the June quarter may be related to the recovery in domestic consumption and increased residential investment through the first half of 2007.

With unemployment remaining low and wage growth high, source deductions (the largest single tax type) maintained steady growth through the June 2007 year.  Although growth was down on the previous year, source deductions still grew by 7.5% in the year to June 2007.  Overall, growth in total tax revenue declined through the end of 2006, but recovered again through the first half of 2007 on the back of the acceleration of GST and corporate tax.

Table 1.1 – Economic forecast(1)

Annual average % change, year to 31 March	2007 Actual	2008 Estimate	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast

Private consumption	2.4	3.8	2.2	2.6	1.5	1.1
Public consumption(2)	4.1	2.8	3.6	4.2	4.0	3.8
Total consumption	2.8	3.6	2.5	2.9	2.1	1.8
Residential investment	-2.1	5.7	-3.9	-5.0	-1.6	1.0
Central government investment	1.2	-8.6	16.5	2.5	2.0	2.0
Other investment	-3.3	5.6	4.9	1.1	2.0	3.5
Total investment	-3.1	4.9	3.8	0.0	1.3	3.0
Stock change(3)	-0.7	0.8	-0.1	0.4	0.0	0.0
Gross national expenditure	0.7	4.7	2.7	2.6	1.8	2.0
Exports	3.0	1.6	2.6	3.4	3.7	4.0
Imports	-1.4	6.1	4.0	2.7	1.3	1.4
GDP (production measure)	1.7	3.0	2.1	2.8	2.7	2.9
- annual % change	2.5	2.3	2.3	2.8	2.7	3.0

Real GDP per capita	0.5	2.0	1.1	1.8	1.7	2.0
Nominal GDP (expenditure basis)	4.7	7.3	5.4	4.1	4.2	4.6
GDP deflator	2.5	4.0	3.3	1.3	1.5	1.7

Employment(4)	2.0	1.4	0.8	1.1	0.9	0.9
Unemployment(5)	3.7	3.8	3.8	3.9	4.1	4.1

Wages(6)	4.8	4.2	4.4	4.4	4.2	3.9
CPI inflation(7)	2.5	3.1	2.8	2.7	2.6	2.5
Export prices(8)	9.1	3.1	11.1	4.1	4.7	3.3
Import prices(8)	7.2	-4.4	2.5	6.0	6.5	4.6

Current account balance
- $million	-13522	-12963	-11851	-13804	-14109	-13552
- % of GDP	-8.3	-7.4	-6.4	-7.2	-7.0	-6.5

TWI(9)	68.8	70.0	67.0	62.2	58.9	57.1
90-day bank bill rate(9)	7.8	8.5	8.5	8.3	8.0	7.4
10-year bond rate(9)	5.9	6.4	6.5	6.7	6.6	6.4

Notes:	(1)	Forecast finalised 8 November 2007 incorporating data up until 2 November 2007.
	(2)	The forecast profile for public consumption is influenced by government defence spending.
	(3)	Contribution to GDP growth.
	(4)	Household Labour Force Survey, full-time equivalent employment.
	(5)	Household Labour Force Survey, percentage of the labour force, March quarter, seasonally adjusted.
	(6)	Quarterly Employment Survey, average ordinary time hourly earnings.
	(7)	Annual percentage change.
	(8)	Overseas Trade Index basis, annual average percentage change.
	(9)	Average for the March quarter.

Sources:  Statistics New Zealand, Reserve Bank of New Zealand, The Treasury

Outlook is for continuing but easing growth

The most likely path for the economy is continuing but easing growth

The most likely path for the economy is continuing but slowing growth until late 2008, when the rate of expansion will start to return towards its trend rate of around 3%.  The robust growth in late 2006-early 2007 will boost the annual average rate of growth to 3.0% in the year to March 2008, but it will decline to 2.1% in the year to March 2009 before increasing again to 2.9% in the year to March 2012 (Figure 1.6).  The key international and domestic influences determining the development of the economy are discussed in the following two sections.  Considerable uncertainties surround this view and they are discussed in the Risks and Scenarios chapter.

Figure 1.6 – Real GDP

Source:  Statistics New Zealand, The Treasury

Weaker world growth, but higher terms of trade

Slowdown in the United States led to a reappraisal of the near-term outlook

The prospect of slower economic growth in the United States, largely as a result of heightened concerns about the fallout from the financial turmoil arising from the sub-prime mortgage market and the deepening downturn in the housing market, has led to a reappraisal of the prospects for United States and world growth since the Budget Update.  Our forecasts of the international economy are based on the October 2007 Consensus Forecasts, a monthly survey of more than 240 forecasters worldwide.  Compared with those underlying the Budget Update, they contain downward revisions for the United States, Japan and the euro area in the near term, partly offset by upward revisions for Australia and non-Japan Asia.  Economic growth for our top 20 trading partners is now expected to decline from an estimated 4.0% in 2007 to 3.5% in 2011, compared with stable growth of 3.6% throughout the period in the Budget Update.

The latest views of major international forecasting agencies are consistent with the downward revision of the outlook for the world economy.  In October the International Monetary Fund revised down its forecasts for global growth in 2008 from 5.2% to 4.8%, with lower growth expected in the United States and in most other economies.  Since our forecasts were finalised, the OECD has commented that “more recent economic news points towards a more protracted adjustment” in the United States and the world economy.(1)  In its December 2007 Economic Outlook, the OECD commented that the probability distribution around its baseline scenario (which incorporated downward revisions to growth from their mid-year Outlook) is skewed to the downside, with the main negative risks being greater cooling in housing markets, additional turbulence in financial markets and further upward pressure on commodity prices.

Risks to the outlook for the world economy

Our forecast for the world economy is based on the most common view which is that a recession is unlikely.  However, the risks of such an event have increased since we finalised the forecast.

We have taken the outlook for our main trading partners from the October Consensus Forecasts, the latest available when we finalised the forecast and in line with our standard practice.  Since that survey of other forecasters was released in mid-October, the outlook for the world economy has changed as fresh concerns have emerged regarding the effects of the financial turmoil and the United States housing market has weakened further.

Interest rate spreads between commercial and government securities in the United States and elsewhere have increased again close to their levels in August when the financial turmoil first developed.  This is occurring as more losses by commercial banks and finance companies become apparent and the full implications of the sub-prime mortgage crisis unfold.  The need to consolidate balance sheets prior to the end of the financial year may also be bringing some of these problems to light.

Although official forecasters are not picking a major downturn in the United States or world economy at present, the risks of such an event have increased recently.  The most common view is still that the United States will not experience a recession, although most commentators consider that growth will be lower than previously forecast.  The fresh concerns about the extent of the financial turmoil mean that the risks of a major downturn in the United States are greater than previously thought and these concerns have increased since we finalised our forecasts.  This situation is developing rapidly and presents a major risk to the outlook presented in this forecast.

If there is a major downturn in the United States economy and it spreads to other parts of the world, there would be reduced demand for New Zealand exports.  This would manifest itself primarily through lower terms of trade and lower real income.  The Risks and Scenarios chapter explores the impact that lower terms of trade would have on key economic and fiscal aggregates.

Higher prices in world dairy markets …

An important development for the New Zealand economy since the Budget Update is the continued increase in world dairy prices.  In the six months from September 2006 to March 2007, spot prices for dairy products in international markets increased 45%; in the six months since then they increased by a further 49% as a result of a combination of supply and demand factors (Figure 1.7).

(1)   Financial Market Trends No. 93, OECD 2007.

Figure 1.7 – World dairy prices

Source :  ANZ National Bank

Changes to the Common Agricultural Policy (CAP) have brought lower subsidies for European farmers and less incentive for increased production.  In addition, the virtual elimination of butter stocks in Europe has removed downward pressure on prices, and milk production quotas and reduced export subsidies effectively place a ceiling on European Union dairy exports.  In Australia, the effects of the drought have lingered and delayed recovery in dairy production.  Persistent drought has cut the availability of irrigation water, reduced pasture growth and driven fodder costs higher.  In the United States, the expansion of ethanol production has limited the supply of feed corn and driven up its price, pushing up dairy prices at the same time.

Income growth in developing countries, along with changing consumer preferences towards more Western-style foods, has increased the demand for dairy products.  High oil prices have also led to increased demand from oil-exporting nations as incomes have increased.

… will flow through to New Zealand exporters and the terms of trade

The increase in spot prices for dairy products in world markets in the past year has so far had little impact on dairy export prices, but we expect the majority of the increase to appear between the third quarter of 2007 and the first quarter of 2008.  The full extent of the increase in spot prices will not be transmitted to local prices because the use of supply contracts by exporters smoothes the peaks and delays the flow-through.  We have assumed that annual growth in the world dairy prices received by New Zealand producers peaks at 64% in the March quarter 2008 and that they will level off in mid-2008, before declining gradually from the December quarter of 2008.  By that time we expect increased production from other exporters (such as South America and the United States) as well as increased domestic production in China, and that higher prices for consumer products will have started to reduce demand.  Higher dairy prices will lead to significantly higher terms of trade than previously forecast (Figure 1.8).

Figure 1.8 – Goods terms of trade (SNA basis)

Sources:  Statistics New Zealand, The Treasury

We expect dairy prices to remain above their pre-boom level at the end of the forecast period, reflecting higher costs of production (as a result of the factors outlined above) and increased global demand.  However, further price declines are likely beyond the forecast period as world supply expands further.  There is considerable uncertainty related to these projections for dairy prices and alternative scenarios are presented in the Risks and Scenarios chapter, including their implications for the economy and fiscal indicators.

Meat prices are expected to increase as well

Meat prices are expected to increase modestly in the early part of the forecast period for similar reasons to dairy prices, namely lower production in Australia as a result of the drought, the removal of lamb production incentives in the CAP and expanding ethanol production in the United States leading to increased feed costs for beef farmers.  This is expected to limit United States beef production, increase prices to final consumers and offset the effects of the re-opening of key north Asian markets to United States beef exports.  Increased demand from developing countries for meat is also expected to lead to higher prices.

Oil prices are expected to remain high throughout the period

Prices for West Texas Intermediate (WTI) crude oil have increased in US dollar terms throughout most of 2007.  The increase partly reflects the weakness of the US dollar, but also increased demand and concerns about supply.  In accordance with our usual practice, we have assumed that the average futures prices recorded in the month prior to finalising the forecast will apply over the forecast period.  The resulting projection declines from an assumed US$90 per barrel in the fourth quarter of 2007 to just below US$75 per barrel in the fourth quarter of 2010 (Figure 1.9).  Oil prices are forecast to be approximately one-third higher than in the Budget Update in the December 2007 quarter, gradually declining to 12% higher in 2011.  These higher prices will offset some of the increase in dairy and meat prices on the terms of trade.

Figure 1.9 – WTI oil prices

Sources:  Datastream, The Treasury

Higher terms of trade will benefit the wider economy …

The direct impact of the increase in dairy prices will be concentrated in the agricultural sector, but with some flow-on to supporting service sectors and the rest of the economy.  Higher export prices will lead to higher incomes and so increased consumption and investment.  The indirect benefit from the higher terms of trade will accrue to the wider economy via the exchange rate which we now expect to remain higher than in the Budget Update.  This will make imports cheaper and raise real incomes for households, boosting consumption.

… and bring a reduction in the current account deficit

Despite the higher consumption, the higher terms of trade are expected to bring a rapid reduction in the current account deficit from 8.3% of GDP in the year to March 2007 to 7.4% of GDP in the following year and to 6.4% in the year to March 2009.  However, as the terms of trade begin to decline from their peak in the final quarter of 2008, the current account deficit is expected to increase again briefly to 7.2% of GDP in the year to March 2010.  It then resumes its gradual decline as export volume growth, especially for services exports, outstrips import volume growth and the continuing decline in the terms of trade.

Export production is expected to increase in response to the higher terms of trade

We expect that there will be an increase in dairy production as farmers increase herd sizes through stock retentions and boost output in the short term through productivity-enhancing measures, and as dairy conversions increase.  Meat production is expected to remain practically unchanged in the forecast period, but forestry export volumes are forecast to increase by 4% per annum from 2009 with supportive New Zealand dollar prices (as the exchange rate depreciates) and as the volume of wood available for harvest increases.

In the March 2008 year, export volumes will be boosted by production from the Tui oilfield.  Exports began in the September quarter 2007 and were expected to peak in the December quarter 2007.  Since the forecast was finalised, the reserves in the Tui oilfield have been revised up by some 30%, so production is now considered likely to remain high for longer.  Non-commodity export volumes are forecast to continue to increase as manufacturers target production to their markets and as the assumed fall in the exchange rate supports the profitability of exporting.  The fall in the exchange rate is also expected to lead to an increase in the volume of services exports from 2009 as New Zealand becomes a more competitive tourist destination.  Total export volume growth is forecast to increase steadily from 2.6% in the year to March 2009 to 4.0% in the year to March 2012 as producers respond to higher returns.

Domestic stimulus and momentum offset by some constraints

Positive and negative factors balanced in the domestic setting

Some key developments in the domestic economy will also be important in determining the path of the economy over the forecast period.  The main supportive factors are an assumed reduction in personal income taxes and continuing momentum in the labour market, both of which will support private consumption, and continuing capacity constraints for firms which will encourage them to invest.  These positive factors will be offset to some degree by continuing restrictive monetary conditions (combined with high debt levels for households), slower population growth as a result of lower net migration inflows, continuing high fuel costs and moderating house price growth.

Growth in real Gross National Expenditure (GNE) is estimated to be relatively high at 4.7% in the year to March 2008 as a result of the resurgence in consumption and residential investment in the first half of 2007 and higher market investment in the second half of 2007.  In the 2009 and 2010 March years, growth in GNE is forecast to ease to 2.7% and 2.6% respectively, and then to ease further to 1.8% in the following year as the negative influences predominate, picking up slightly to 2.0% in the final year of the forecasts (Figure 1.10).

Figure 1.10 – Real GNE

Sources:  Statistics New Zealand, The Treasury

Assumed reduction in personal taxes stimulates private consumption

The forecast incorporates the implications of a reduction in tax revenue of around $1.5 billion per annum from April 2009, which is discussed in the Budget Policy Statement and the Fiscal Outlook chapter.  It has been assumed that the revenue reduction will be applied to personal income taxes, thus supporting private consumption with some flow-through to higher imports, especially in the year to March 2010.  The higher level of consumption will continue in subsequent years as net incomes will be higher than they would otherwise be.  No assumptions have been made about the nature of the tax revenue reduction, apart from its aggregate value, and no response has been assumed in labour supply.

Continuing momentum in labour market …

Labour income growth was slightly higher in the first half of 2007 than our Budget Update forecasts, with higher employment growth offsetting lower wage growth.  This increased momentum in the labour market is expected to continue in the forecast period as capacity constraints and high employment intentions point to continued robust employment growth.

We expect full-time equivalent employment growth of 1.4% in the year to March 2008, but averaging just below 1% per annum over the following four years (Figure 1.11).

Figure 1.11 – Full-time equivalent employment

Sources:  Statistics New Zealand, The Treasury

With a lower starting point for the unemployment rate than assumed in the Budget Update and slower labour force growth (as a result of lower net migration inflows), the unemployment rate is forecast to be lower than in the Budget Update throughout the forecast period, especially in the March 2009 and 2010 years.  It is forecast to remain below 4% until the March quarter 2010 and then to rise only slowly to 4.1% by the end of the forecast period as growth in employment falls below growth in the labour force.

… will support earnings growth

With lower unemployment and continuing difficulties for firms in recruiting staff, as well as higher inflation, nominal wage growth is expected to be higher than in the Budget Update.  Average ordinary time hourly earnings are forecast to increase by more than 4% on an annual average basis until the last year of the forecast period.  Moderate but easing wage growth, combined with steady employment growth, is expected to lead to labour income growth continuing to decline from its recent peak of 7.5% annual average growth in mid-2006 to 6.1% in the year to March 2008, but remain at or above 5% until the end of 2011.

Consumption growth maintained in the short term

Continuing, although easing, momentum in the labour market is expected to support private consumption growth.  The boost to private consumption in late 2006 and early 2007 keeps annual average growth high in the second half of 2007 and first quarter of 2008 (Figure 1.12).  Other positive factors supporting consumption growth throughout this period are the higher dairy payout and associated higher exchange rate in the early part of the forecast period, making imports of goods and services cheaper.  Growth in private consumption, which accounts for more than 60% of GDP, is expected to slow over calendar 2008 to a low of 2.1%, but the assumed reduction in personal taxes from April 2009 boosts annual average growth in the following year to 2.6%, before growth slows over the remainder of the forecast period.

Figure 1.12 – Real private consumption

Sources:  Statistics New Zealand, The Treasury

Capacity constraints encourage businesses to continue to invest …

Capacity constraints and labour shortages will continue to support market investment in the short term as firms seek to expand output and supplement or complement labour input.  The increase in the terms of trade and resultant higher profits (not only for the dairy industry), plus the associated higher exchange rate, are also expected to support market investment in the near term.  However, as the economy slows and the exchange rate declines, growth in market investment is expected to ease from a peak of 5.6% in the March 2008 year (boosted by high quarterly growth in late 2006 and early 2007), to a trough of less than 1% in the year to June 2010 as a result of continuing high interest rates (Figure 1.13).  It subsequently recovers somewhat in the final two years of the forecast.

Figure 1.13 – Real market investment

Sources:  Statistics New Zealand, The Treasury

… and labour productivity growth is expected to increase

The reversal of some cyclical factors, along with the increased market investment, is expected to lead to a further recovery in labour productivity growth in the forecast period.  Growth in labour productivity slowed in 2005 and 2006, possibly as firms held onto staff because of the difficulty of replacing them.  As growth strengthened again without a commensurate increase in labour input, labour productivity growth began to increase and we expect this trend to continue.  In addition, many new workers in the recent period may have been less productive than more experienced workers; as they learn by doing, labour productivity will also increase.  Growth in labour productivity is expected to average 1.8% per annum in the forecast period, higher than its average of 1.2% in the past seven years.

Non-market investment and public consumption also expected to increase

Non-market investment (ie, central government and Crown entities) is forecast to grow at a high rate in the short term (partly reflecting a bounce-back from a sharp drop in mid-2007), boosting growth in the year to March 2009.  Thereafter, non-market investment is forecast to grow at around 2% per annum as the Government continues to expand infrastructure for public services.  The Government’s current expenditure is also forecast to increase throughout the forecast period, averaging growth of nearly 4.0% per annum, up from 2.8% growth in the year to March 2008.

Inflation is expected to remain higher for longer …

Continuing growth in domestic demand, as a result of the reduction in tax revenue incorporated from April 2009 and the ongoing momentum in the labour market, is expected to lead to greater pressure on resources and increased inflationary pressure.  Consumer price inflation is forecast to peak at 3.1% in March 2008 and average 3.0% for calendar year 2008.  Non-tradables inflation will remain high as a result of the additional growth in private consumption and tradables inflation will be boosted by higher oil prices and the assumed fall in the value of the New Zealand dollar (discussed below).  Higher international food prices will also push up tradables inflation.  This forecast does not include the impact of the proposed emissions trading scheme which will result in higher prices for carbon-sourced energy.

… and high interest rates …

As a result of higher inflation than in the Budget Update, 90-day interest rates are expected to remain at or above 8.5% until the final quarter of 2009, when they will start to ease.  Consumer price inflation is expected to decline gradually from 3.1% in September 2008 to 2.5% by the end of the forecast period (Figure 1.14).  This is above the mid-point of the Reserve Bank’s target band as the time required to bring inflation back to that rate is longer than the forecast period.  As a result, short-term interest rates, at 7.3%, are still restrictive at the end of the period.

Figure 1.14 – Inflation and interest rates

Sources:  Statistics New Zealand, RBNZ The Treasury

… will help keep the exchange rate up in the near term …

Higher interest rates will help keep the New Zealand dollar at an elevated level for longer than previously assumed.  The Trade Weighted Index (TWI) is now expected to remain at around 70 until mid-2008 (Figure 1.15).  The factors which will keep the dollar high in the near term are the higher terms of trade, the increased interest rate differential, especially against the US dollar for which policy rates have been eased recently (and may be eased further), and continuing robust growth in domestic demand.

Figure 1.15 – NZ dollar exchange rate

Sources:  Reserve Bank of New Zealand, The Treasury

… but it will begin to ease in the second half of 2008

However, as domestic demand begins to slow in the second half of 2008, the exchange rate is expected to begin to decline gradually to 56.8 on the TWI by the end of the forecast.  The decline in the terms of trade from the start of 2009 and the increase in the current account deficit are also expected to contribute to the gradual fall in the exchange rate.

The fall in the exchange rate helps bring about an adjustment in household debt to more sustainable levels by discouraging consumption and encouraging savings (by making imports more expensive).  Higher interest rates will also support increased saving.  The household saving rate is forecast to recover from -13.7% of disposable income in the year to March 2007 to -8.2% in March 2012.  Further adjustment is needed in order to achieve a sustainable debt level and this occurs beyond the forecast period.

Lower net migration gains …

Annual net gains from permanent and long-term migration slowed over 2007 from a peak of 14,800 in November 2006 to 7,500 in October 2007.  The net gain has declined as departures increased from 68,100 in the 2006 calendar year to 75,100 in the year to October 2007; higher departures to Australia accounted for most of this increase.  Arrivals increased slightly in the past year, but not sufficiently to offset the increase in departures.

… are expected to continue

These trends are expected to continue in the short term, with net PLT migration inflows declining to 6,200 in the year to March 2008.  Net migration gains are assumed to stabilise at around that rate through 2008, and then rise gradually back towards their average for the past decade of 10,000 per annum as arrivals increase slightly and departures fall (Figure 1.16).

Immigration approvals, for both permanent residency and work permits, have been running at a high level recently, pointing to steady permanent and long-term arrivals.  Departures to Australia are expected to ease from their recent high level as growth slows there and picks up here with the assumed tax revenue reduction beginning in April 2009.

Figure 1.16 – Annual net PLT migration

Sources:  Statistics New Zealand, The Treasury

High oil prices will limit growth in consumption

Some other factors will also serve to constrain growth in domestic demand later in the forecast period.  As discussed above, oil prices are assumed to remain relatively high throughout the forecast period.  The assumed decline in the New Zealand dollar from mid-2008 means that fuel prices will remain fairly steady in local currency terms for the following year, but will then begin to increase by around 1% per quarter as the fall in the New Zealand dollar outweighs the fall in the oil price.  Recent increases in fuel prices will constrain growth in private consumption in the near term as they limit the expansion of disposable income and subsequently increasing fuel prices will suppress consumption growth slightly.  Growth in private consumption falls to 1.1% in the final year of the forecast.

Housing market expected to slow …

The market for existing houses slowed considerably in the middle of 2007.  The median sale price was steady for the six months from March to September, annual house sales have fallen nearly 10% in the past six months and houses remained on the market longer before they sold.  We expect these trends to continue as a result of the lower net migration inflows and the flow-through of high interest rates to homeowners as mortgage rates are re-set, offset to some degree by continuing, but easing, growth in labour incomes.

Past increases in house prices have been accompanied by rapid growth in residential investment (as increases in house prices show increased demand for housing which can be met only by further investment), but have also supported complementary consumption of consumer durables such as furnishings and appliances.  The “wealth effect” of higher house values has also supported consumption, as have the increased collateral for borrowing and direct withdrawal of equity from housing.  These effects will dissipate as house price growth slows in the forecast period (Figure 1.17).

Figure 1.17 – House prices

Sources:  Quotable Value NZ, The Treasury

… with flow-on to residential investment

We expect house price growth to decline through 2008 and that prices will be flat in nominal terms through 2009, before beginning to increase again in 2010.  This low rate of growth in house prices will lead to lower consumption growth, and residential investment is forecast to decline on a quarterly basis from late 2007 until later in the forecast period when some recovery is expected to occur.  Continuing high interest rates will be the major factor constraining residential investment up until late 2010, along with lower net migration inflows in the preceding period.  Lower interest rates will flow through to retail mortgage interest rates with a lag, and growth in residential investment is expected to recover by the end of the forecast period (Figure 1.18).

Figure 1.18 – Real residential investment

Sources:  Statistics New Zealand, The Treasury

Growth in real GDP higher in the near term …

Private consumption expenditure is forecast to grow more rapidly through most of the forecast period than in our Budget Update forecasts and residential investment is expected to grow faster in the near term.  These two components are chiefly responsible for faster growth in real GDP in the near term which is now forecast to be 3.0% in the year to March 2008, higher than the 2.6% growth expected in the Budget Update.

In the same way, higher private consumption growth in the March 2009 year, combined with higher non-residential investment, removes the trough of 1.6% growth projected in the Budget Update.  Real GDP growth is now forecast to slip to only 2.1% in the March 2009 year, before strengthening again over the final three years of the forecast period towards its trend rate.

Higher domestic demand in the March 2008 and 2009 years leads to growth in the volume of imports of 6.1% and 4.0% respectively in those two years.  Growth in imports tails off after that with the easing in growth in private consumption.

… and growth in nominal GDP …

Higher inflation and terms of trade lead to faster growth in nominal GDP than previously forecast.  The higher terms of trade also result in higher real GDP as higher export prices lead to higher incomes and increased expenditure.  Growth in nominal GDP is forecast to accelerate to 7.3% in the year to March 2008.  This period of growth coincides with a peak in inflation of 3.1% and the peak in the terms of trade as past increases in spot dairy prices flow through to export prices.  Thereafter, growth in nominal GDP is expected to ease as inflation and the terms of trade decline.  Growth in nominal GDP is forecast to decline to 5.4% in the year to March 2009 and 4.1% in the following year, partly as a result of the fall in the terms of trade.  As that fall moderates in subsequent years and consumer price inflation remains relatively high, growth in nominal GDP picks up again to 4.2% in March 2011 and 4.6% in March 2012 (Figure 1.19).

Figure 1.19 – Nominal GDP

Sources:  Statistics New Zealand, The Treasury

… and tax revenue will also be higher

With higher growth in nominal GDP, tax revenue is also forecast to be higher.  Total tax forecasts are higher than in the Budget Update by as much as $2 billion (around 4% of total tax) in some years, excluding the tax revenue reduction contingency.  The terms of trade effect flows directly through to the income taxes, particularly other persons tax but also, to some extent, corporate taxes.  Source deductions forecasts are up by an average of $400 million each year compared to the Budget Update owing to higher forecasts for employment and wages.  Further discussion of the tax forecasts can be found in the Fiscal Outlook chapter.

Fiscal Outlook

Introduction

The fiscal position is forecast to continue to strengthen over the forecast period.

Based on strong nominal Gross Domestic Product growth forecast over the next few years and its subsequent impact on tax revenue forecasts, the fiscal outlook is stronger than what was expected at the Budget Update.  This is notwithstanding the inclusion of a revenue reduction contingency of $1.5 billion effective 1 April 2009, rising to $1.7 billion by 2011/12.

This strengthening is reflected in most indicators.  For example:

•             The operating balance before gains and losses (OBEGAL), while forecast to fall from $6.6 billion in 2007/08 to $3.9 billion in 2011/12, is higher in all years than forecast at the time of the Budget Update.

•             Cash deficits of $2.6 billion over the forecast period, are less than the $5.7 billion forecast at the Budget Update.

•             Gross sovereign-issued debt excluding settlement cash is forecast to increase by around $2.3 billion over the forecast period in nominal terms, but continues to fall as a percentage of GDP from 18.5% to 15.6%.

This chapter outlines the trends of the key indicators over the forecast period, before discussing the main drivers of these trends in more detail.  The forecasts are then compared to those provided in the Budget Update.

The chapter also includes a description of how the fiscal indicators are derived, how they are used and a historical series.

Table 2.1 – Summary fiscal indicators(2)

	Year ended 30 June
$million	2007 Actual	2008 Actual	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Core Crown revenue excluding NZS Fund revenue	58,473	62,130	63,147	65,412	68,965	72,168
Core Crown revenue	58,174	62,409	63,496	65,832	69,458	72,740
Core Crown expenses	53,977	57,137	60,537	63,106	66,632	70,034
OBEGAL	5,339	6,574	4,327	4,062	3,984	3,850
OBEGAL(3) excluding NZS Fund net revenue	5,757	6,405	4,116	3,809	3,688	3,507
Operating balance	7,999	7,388	6,053	5,924	6,094	6,228
Core Crown residual cash	2,653	759	(763)	(779)	(851)	(937)
Gross sovereign-issued debt (excl Settlement Cash)	30,890	33,303	33,034	31,779	34,566	33,172
Net core Crown debt	4,411	1,983	1,756	1,705	1,792	2,105
Net core Crown debt (incl NZS Fund)	(8,112)	(13,102)	(16,224)	(19,545)	(22,990)	(26,414)
% of GDP
Core Crown revenue excluding NZS Fund revenue	35.1	34.9	33.8	33.6	34.0	34.0
Core Crown revenue	34.9	35.0	34.0	33.8	34.2	34.3
Core Crown expenses	32.4	32.1	32.4	32.4	32.8	33.0
OBEGAL	3.2	3.7	2.3	2.1	2.0	1.8
OBEGAL excluding NZS Fund net revenue	3.5	3.6	2.2	2.0	1.8	1.7
Operating balance	4.8	4.1	3.2	3.0	3.0	2.9
Core Crown residual cash	1.6	0.4	(0.4)	(0.4)	(0.4)	(0.4)
Gross sovereign-issued debt (excl Settlement Cash)	18.5	18.7	17.7	16.3	17.0	15.6
Net core Crown debt	2.6	1.1	0.9	0.9	0.9	1.0
Net core Crown debt (incl NZS Fund)	(4.9)	(7.4)	(8.7)	(10.0)	(11.3)	(12.4)

Source:  The Treasury

New Zealand International Financial Reporting Standard (NZ IFRS) - “New GAAP”

The financial statements presented in the 2007 HYEFU have been prepared in accordance with New Zealand equivalents to International Financial Reporting Standards (NZ IFRS).  All comparatives including the 30 June 2007 are also produced on an NZ IFRS basis, which means they will differ to what was published in the Financial Statements of the Government of New Zealand for the year ended 30 June 2007 released 10 October 2007.  The 30 June 2007 comparatives are provisional and have not yet been subject to audit.

With the adoption of NZ IFRS there is a series break in the graphs and tables presented in the fiscal chapter.  For some indicators there is no comparable trend series.

(2)	Detailed tables of the key indicators for the Half Year Economic and Fiscal Update and Budget Economic and Fiscal Update (BEFU) are located on pages 57 and 58.

(3)

The operating balance before gains and losses (OBEGAL) less NZS Fund revenue represents the residual of operating revenue and expenses minus the portion of net revenue earned by the NZS Fund. The indicator does not take into account any gains and losses which are now reported in a separate section of the Statement of Financial Performance (refer page 115).

Key Trends

This section looks at the trends of the key indicators presented in the fiscal forecasts.  It follows the fiscal strategy framework (refer page 4) and focuses primarily on core Crown indicators.

Table 2.2 – Reconciliation of residual core Crown cash

		Year ended 30 June
	$million	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast

	Core Crown revenue	58,174	62,409	63,496	65,832	69,458	72,740
Less	Core Crown expenses	53,978	57,137	60,537	63,106	66,632	70,034
Plus	Core Crown gains/(losses) and other items	2,392	934	1,209	1,362	1,569	1,784
Plus	Net surpluses/(deficits) of SOEs and CEs	1,491	1,182	1,885	1,836	1,699	1,738
Equals	Operating balance	8,079	7,388	6,053	5,924	6,094	6,228
Less	Net gains/(losses) and other items	2,740	814	1,726	1,862	2,110	2,378
Equals	Operating balance before gains and losses (OBEGAL)	5,339	6,574	4,327	4,062	3,984	3,850
Less	NZS Fund net revenue after-tax(4)	(418)	169	211	253	296	343

Equals	OBEGAL less NZS Fund net revenue	5,757	6,405	4,116	3,809	3,688	3,507
Less	Net retained surpluses of SOEs and CEs	1,143	1,305	1,371	1,337	1,161	1,147
	Non-cash items and working capital movements	3,956	1,396	(2,184)	(1,895)	(1,701)	(1,674)
Equals	Net core Crown cashflow from operations	8,570	6,496	4,929	4,367	4,228	4,034
Less	Contribution to NZS Fund	2,049	2,103	2,376	2,321	2,316	2,281
Equals	Net core Crown cashflow from operations after contributions to NZS Fund	6,521	4,393	2,553	2,046	1,912	1,753
Less	Purchase of physical assets	1,760	1,773	1,097	1,170	949	886
	Advances and capital injections	2,109	1,861	1,216	882	890	694
	Forecast for future new capital spending	—	—	1,003	773	924	1,110
Equals	Core Crown residual cash	2,652	759	(763)	(779)	(851)	(937)

Source: The Treasury

Core Crown revenue falls, then grows broadly in line with the economy …

Core Crown revenue is forecast to decline from 35% of GDP in 2007/08 to 34% of GDP in 2008/09, and to remain relatively stable thereafter.

Figure 2.1 – Core Crown revenue and core Crown tax revenue as a % of GDP1

Source:  The Treasury

(4)

NZS Fund net revenue is the sum of its revenue (ie, interest and dividends) less expenses. The figure is also adjusted to add back tax revenue received by Inland Revenue from the NZS Fund.

Tax revenue follows a similar trend, stabilising at around 31% of GDP.  The main influences on the tax revenue trend are:

•	underlying growth in the economy flowing into source deductions, corporate taxes and other persons taxes

•	the Business Tax Reform announced in Budget 2007, reducing tax revenue by around $1 billion in each year from 2008/09, and

•	a revenue reduction contingency, which is outlined in the box below.

The tax forecasts are subject to potentially greater than usual risks flowing through from the uncertainty in the economic forecasts.

To a lesser extent core Crown revenue is also influenced by additional revenue forecast to be generated from the recently introduced Emissions Trading Scheme of around $0.1 billion in 2008/09 rising to $0.9 billion by 2011/12 (refer page 44).

Revenue reduction contingency

The fiscal forecasts include a revenue reduction contingency for changes to personal tax.  The forecasts assume that the contingency of $1.5 billion is effective from 1 April 2009 – the exact shape and timing of any revenue reductions have yet to be determined.  The contingency has a rising profile to reflect income growth.  The contingency is disclosed separately in the forecast financial statements (refer page 115).

Figure 2.2 – Profile of revenue reduction contingency

Source:  The Treasury

The fiscal forecasts also incorporate likely flow-on effects from reducing personal income tax. Increased economic activity resulting from increases in disposable income is expected to generate extra PAYE and GST tax revenue.  In addition tax paid on benefits will be lower meaning there will be a reduction in gross benefit payments.

These impacts are built into the tax and benefit forecasts incorporated in the fiscal forecasts.

… and core Crown expenses grow faster …

Core Crown expenses are forecast to increase by around 1% of GDP between 2007/08 and 2011/12.

Figure 2.3 – Core Crown expenses as a % of GDP

Source: The Treasury

The forecast growth in expenses largely arises from expense initiatives introduced in recent Budgets.  A number of policy decisions made in previous Budgets have rising spending profiles to allow sufficient time for full implementation.  The enhancement to the KiwiSaver initiative announced in Budget 2007 is one of the main drivers of this rising profile, at around $0.8 billion in 2007/08 rising to around $1.4 billion by 2011/12, which has been revised since the Budget Update based on forecast uptake.

In addition, the recently introduced Emissions Trading Scheme results in an increase in the expense base.

… as a result the OBEGAL declines …

The OBEGAL is forecast to be $6.6 billion (3.7% of GDP) in 2007/08. As the impact of the tax initiatives and recent spending decisions takes effect, the OBEGAL declines over the rest of the forecast period to $3.9 billion (1.8% of GDP) in 2011/12.

Figure 2.4 – Operating balance before gains and losses (OBEGAL)

Source:  The Treasury

Not all components of the OBEGAL expected over the forecast period are drawn upon by the Government to help fund its operations.  For example, entities retain their surpluses for the purpose of achieving their long-term objectives, such as ACC building up financial assets to help meet its outstanding claims liability and SOEs investing in their capital base.

This leaves around two-thirds of the accumulated OBEGAL available to finance the Government’s investment activities, such as contributions to the NZS Fund and its general capital programme.

Figure 2.5 – Accumulated OBEGAL breakdown for the period 2007/08 to 2011/12

Source:  The Treasury

… and cash surpluses become deficits …

The portion of the OBEGAL that is available to the Government translates into about $24.1 billion of cash over the forecast period.

Figure 2.6 – Core Crown residual cash on a year-by-year basis

Source:  The Treasury

This is sufficient to meet the Government’s required contributions to the NZS Fund of $11.4 billion.  With the purchase of physical assets of $9.7 billion (for example, schools and defence equipment), advances of $4.4 billion (mainly student loans and refinancing debt of the health and housing sectors), injections into Crown entities for hospitals and housing of $1.1 billion, there is a residual financing requirement over the forecast period of around $2.6 billion.

Table 2.3 – Impact of Crown operating surpluses on the Statement of Financial Position from 2007/08 to 2011/12 inclusive

Source:  The Treasury

… which are met by borrowings …

Gross sovereign issued debt (GSID) (excluding Settlement Cash) is forecast to increase by around $2.3 billion from 2006/07 to 2011/12, primarily to finance the forecast cash shortfall of $2.6 billion.  As a percentage of GDP, GSID (excluding Settlement Cash) is expected to fall from 18.5% to 15.6% over the same period.

Figure 2.7 – GSID (excluding Settlement Cash)

Source:  The Treasury

The Government’s bond programme is forecast to be around $2.5 billion per annum, amounting to $12.5 billion of new borrowings over the forecast period.  After meeting the cash shortfall the residual new borrowing replaces maturing debt.

By increasing borrowings to meet the cash shortfall, financial assets (around $6.5 billion) built up over recent years from strong cash outturns are left intact over the forecast period.  ..  These financial assets can be used to meet forecast cash shortfalls beyond 2012.

Why Settlement Cash is excluded from gross sovereign-issued debt

Settlement Cash is the amount of money deposited with the Reserve Bank by banks. It is a liquidity mechanism used to settle wholesale obligations between banks and provides the basis for settling most of the retail banking transactions that occur every working day between corporates and individuals.

Settlement Cash is technically a form of borrowing by the Reserve Bank, which is part of the core Crown.  Unlike other core Crown borrowing, however, Settlement Cash represents a liability that is matched by a corresponding increase in financial assets.

Since early 2006, Settlement Cash has increased from $20 million to around $8 billion.  This increase was a result of a review of the liquidity management arrangements available to banks.  Given the increase in Settlement Cash is net debt neutral and the increase in borrowings does not arise out of any change in cash requirements of the Government, it is appropriate that fiscal policy “looks through” this increase.

The 2007 Fiscal Strategy Report (page 52) states that “the Government is effectively targeting a level of Gross Sovereign-Issued Debt (GSID) excluding the increase in debt on the Reserve Bank balance sheet as a result of the change in the liquidity management regime”.  As the Reserve Bank decided to fund $1.6 billion of the previously announced increase in its reserves from Settlement Cash rather than borrow from the NZ Debt Management Office, the amount to be excluded from GSID should be adjusted by this amount.

For these forecasts, the GSID excluding Reserve Bank Settlement Cash is:

	Year ended 30 June
$billion	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
GSID (includes Settlement Cash)	36.8	39.6	39.3	38.1	40.9	39.5
Reserve Bank Settlement Cash	7.5	7.9	7.9	7.9	7.9	7.9
Reduced NZ DMO borrowing due to Settlement Cash	1.6	1.6	1.6	1.6	1.6	1.6
GSID excluding Settlement Cash	30.9	33.3	33.0	31.8	34.6	33.2
As a % of GDP	18.5	18.7	17.7	16.3	17.0	15.6

For forecast purposes the amount of Settlement Cash is held constant.  In practice, Settlement Cash does fluctuate through time so the actual amount deducted from GSID will vary when actual results are reported.

... while financial assets increase ...

Financial assets (including NZS Fund) are forecast to increase by around $20.2 billion over the forecast period.

Figure 2.8 – Core Crown asset growth

Source:  The Treasury

There are two main drivers of this increase:

•             Investment in the NZS Fund.  In line with the fiscal strategy, a portion of the cash generated from the Government’s operations is set aside to make contributions to the NZS Fund.  In addition, the NZS Fund financial assets by the reinvestment of its retained grow surpluses.

•             More advances are being made, primarily in the form of student loans. Student loans are not readily convertible into cash.

Figure 2.9 – Net debt (% of GDP and $million) including financial assets of NZS Fund

Source:  The Treasury

... and the Government continues to strengthen its net financial asset position

Including the financial assets held by the NZS Fund, the Government is forecast to move from an $8.1 billion (or 4.9% of GDP) net financial asset position in 2006/07 to $26.4 billion (or 12.4% of GDP) by 2011/12.

Without the NZS Fund, net debt remains relatively stable at around 1% of GDP over the forecast period.  This trend reflects the fact that some increases in GSID (excluding Settlement Cash) are being invested in financial assets (eg, student loans) and are net debt neutral.

Figure 2.10 – Net debt (% GDP and $million)

Source:  The Treasury

The New Zealand Superannuation Fund

The NZS Fund is an important component of the Government’s fiscal strategy.  The NZS Fund’s assets provide the means for the Government to partially pre-fund future fiscal pressures, particularly those pressures arising from an ageing population.

The NZS Fund’s assets are to be built up through a combination of investment returns earned on the Fund’s portfolio and Government contributions.  The Government’s contributions to the NZS Fund are calculated over a 40-year rolling horizon on the basis of funding superannuation payments over the next 40 years with a constant contribution rate over that period.  The Government is forecast to make the required minimum annual contribution for 2007/08 and 2008/09 as calculated by the formula set out in the NZS Act.

$ billion (June year end)	2006	2007	2008	2009	2010	2011	2012
Required contribution	2.337	2.049	2.103	2.376	2.321	2.316	2.281
Actual/Budgeted contribution	2.337	2.049	2.103	2.376	2.321	2.316	2.281

The underlying assumptions in calculating the contributions for 2008 are the nominal GDP series to 2048, the New Zealand Superannuation expense series to 2048 and the expected long-term, net after-tax annual return of the NZS Fund (6.1%) (6.1% Budget Update).  The forecast rate of return is based on the Treasury’s assumptions for the rate of return on financial portfolios of Crown financial institutions.  The Treasury website contains further information on the NZS Fund, as well as a copy of the NZS Fund model.

The Fund’s assets are forecast to grow over the forecast period to $31.1 billion, an increase of $18.1 billion.  Over $6.7 billion of this increase is expected to come from the NZS Fund’s investment performance, with the remaining increase from Government contributions.

	Year ended 30 June
$million	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Opening net worth	9,855	12,973	15,993	19,488	23,140	27,016
Gross contribution from the Crown	2,049	2,103	2,376	2,321	2,316	2,281
NZS Fund net revenue	282	432	532	633	747	868
NZS Fund gains and losses	1,520	761	923	1,097	1,283	1,482
Income tax	(733)	(276)	(336)	(399)	(470)	(545)
Closing net worth	12,973	15,993	19,488	23,140	27,016	31,102

Introduction of an Emissions Trading Scheme

On 4 December 2007, the Government introduced legislation to establish an Emissions Trading Scheme (ETS) to encourage industries and businesses to reduce greenhouse gas emissions.  Key features of the ETS from a forecasting perspective are:

•      The ETS creates a limited number of tradable units (the NZ Unit), which the Government can allocate freely or sell to entities.

•      Specified emitters (“points of obligation”) will be required to surrender NZ Units or International Units to the Crown based on the level of carbon dioxide equivalent they emit or that will be emitted downstream of their activities.

•      The Government will exchange NZ Units for internationally tradable units if parties holding NZ Units wish to sell their units offshore.

Detail on the operation of the ETS is available at www.climatechange.govt.nz/

Reporting of the ETS

The economic impacts of the ETS are not included in these forecasts, as Cabinet’s decisions on the ETS were made after the HYEFU’s economic forecasts were finalised.

The fiscal forecasts do, however, capture the core policy decisions made by Cabinet (ie, transactions associated with the Government’s allocation of NZ Units to forestry and industrial process sectors and payment of units to the Crown by emitters).  There is little guidance on how to report Emission Trading Schemes, with practices varying internationally.  The following outlines the approach reflected in this Half Year Update.  This approach is being discussed with the Office of the Auditor-General.

The allocation of NZ Units creates a liability (and an expense if allocated for free).  The liability arises from the Crown being prepared to swap allocated units into International Units.  This is similar to how currency issued by the Crown is reported.  The liability is reduced, and revenue recognised, as NZ Units are paid back to the Crown by emitters. The forecast revenues and expenses are transacted in NZ Units (valued at the recent international carbon prices) – no cash is exchanged.

The ETS impact on the fiscal forecasts is:

	Year ended 30 June
$millions	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Revenue - levies payable under ETS	—	84	480	864	864
Expense - free allocations of units	—	597	477	477	477
OBEGAL	—	(513)	3	387	387
Balance sheet - change in OBEGAL
Liability - outstanding NZ Units	—	513	510	123	—
Asset - International Units	—	—	—	—	264

Reporting of the Kyoto liability

The ETS is designed to encourage reductions in greenhouse gas emissions at least cost.  Reductions in emissions will in turn reduce the Crown’s international Kyoto obligations.  For the Half Year Update, the Kyoto liability has been updated for exchange rates and international carbon prices only, bringing the carbon price in New Zealand dollars to $21.01 ($15.48 at 30 June 2007).  The price change increased the liability to $956 million (up $252 million since 30 June 2007).

Revenue and Expenses

This section discusses the trends in the three main OBEGAL components: core Crown revenue, core Crown expenses and SOEs’/CEs’ OBEGAL.  The trend in total Crown is primarily driven by the core Crown segment activity so is the focus of this section.

Table 2.4 – Revenue and expenses comparison with Budget Update

	Year ended 30 June
% of GDP	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast

Total revenue
Half Year Update	44.6	44.7	43.5	43.4	43.7	43.6
Budget Update		44.4	44.4	44.5	44.3
Total expenses
Half Year Update	41.4	41.0	41.2	41.3	41.8	41.8
Budget Update		41.5	42.2	42.6	42.5
Core Crown revenue
Half Year Update	34.9	35.0	34.0	33.8	34.2	34.3
Budget Update		34.3	34.1	34.1	34.1
Core Crown expenses
Half Year Update	32.4	32.1	32.4	32.4	32.8	33.0
Budget Update		32.4	32.8	33.0	33.1
SOE revenue
Half Year Update	7.1	7.1	7.1	7.2	7.1	7.1
Budget Update		7.5	7.6	7.5	7.2
SOE expenses
Half Year Update	6.6	6.7	6.6	6.7	6.6	6.5
Budget Update		6.9	6.9	6.9	6.7
Crown entities’ revenue
Half Year Update	15.7	15.4	14.7	14.2	13.8	13.3
Budget Update		15.9	15.6	15.2	14.6
Crown entities’ expenses
Half Year Update	15.4	15.1	14.5	14.1	13.7	13.2
Budget Update		15.5	15.3	14.9	14.4

Source:  The Treasury

Total revenue to GDP is forecast to fall over the forecast period from 44.7% in 2007/08 to 43.6% by 2011/12.  Total expenses to GDP are forecast to increase from 41% to 41.8% over the same period.

The trend in total revenue and expenses over the forecast horizon is largely driven by activity in the core Crown segment of reported Government activity.  The following section discusses the core Crown activity in more detail.

Core Crown – Revenue

Table 2.5 – Core Crown revenue

	Year ended 30 June
$ billion	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Tax revenue and revenue reduction contingency	53.4	57.2	57.7	59.6	62.5	65.5
Investment revenue	2.6	3.0	3.5	3.5	3.7	4.0
Other core Crown revenue	2.2	2.2	2.3	2.7	3.3	3.2
Total core Crown revenue	58.2	62.4	63.5	65.8	69.5	72.7
% of GDP

Tax revenue and revenue reduction contingency	32.0	32.1	30.9	30.6	30.8	30.8
Investment revenue	1.6	1.7	1.9	1.8	1.8	1.9
Other core Crown revenue	1.3	1.2	1.2	1.4	1.6	1.5
Total core Crown revenue	34.9	35.0	34.0	33.8	34.2	34.3

Source:  The Treasury

Tax Revenue and Revenue Reduction Contingency

There are a number of factors that are influencing the trend in tax revenue over the forecast period.  In summary the main drivers are:

•    growth in the economy

•    tax initiatives

•    the revenue reduction contingency, and

•    accounting disclosure changes.

Economic growth

Tax revenue is expected to grow by around 7% to the end of this year, which is broadly consistent with forecast growth in nominal GDP for the same period. In nominal terms, tax revenue is forecast to grow by about $4 billion.  The three largest components of this growth are:

•    source deductions ($1.5 billion), coming from growth in underlying salaries and wages of about 6%

•    corporate taxes ($0.8 billion), owing to forecast growth in profits, and

•    other persons tax ($0.6 billion), with much of this a result of the 50% increase in the 2008 dairy payout.

From 2009 onwards, the composition of forecast growth changes slightly.  In particular tax types:

•    Source deductions are still the main driver of tax growth. With aggregate salaries and wages forecast to grow at around 5% per annum, source deductions continue to grow by about $1.5 billion each year, with fiscal drag contributing $250 million to $300 million of this.

•    Corporate tax continues to grow, but only by about $300 million each year, excluding the effects of the Business Tax Reform announced in the Budget Update.

•    Other persons tax growth also slows, adding about $200 million each year.

•    GST makes a more prominent contribution in these later years, adding $300 million to $600 million each year.

Tax revenue forecasts have also incorporated some second round effects from the revenue reduction contingency.  They assume that such a revenue reduction would increase disposable income and also spur some additional employment and wage growth.  This would generate some extra PAYE and GST, as well as providing a small boost to some of the other income taxes. This additional revenue from second round effects is estimated to be as much as $500 million by 2011/12.

Tax revenue initiatives

The Business Tax Reform has a significant effect in 2008/09 and beyond, reducing tax revenue by nearly $1 billion each year.  Without the business tax package, core Crown tax revenue would have a much flatter profile, hovering around 32% of GDP.

Revenue reduction contingency

The fiscal forecasts include a revenue reduction contingency of $1.5 billion effective from 1 April 2009 and rising to $1.7 billion by the end of the forecast period.  As signalled in the 2008 Budget Policy Statement (BPS), the contingency reflects possible reduction to personal income tax.

Accounting disclosure changes

There has been a change in the disclosure of bad debt write-offs of tax receivables.  Tax write-offs are now shown as an expense rather than netted off against revenue.  The change in the write-off treatment has resulted in a $450 million per annum increase in revenue and a corresponding increase in expenses.  The main tax types affected are other persons, corporate tax and GST.

Other Revenue

Other core Crown revenue is forecast to increase slightly as a GDP over the forecast period.  This is primarily due to the introduction of an ETS.  The ETS will create tradable units (the NZ Unit) and will generate revenue when surrendered to the Government by emitters.  Further information on the ETS can be found on page 44.

Inland Revenue’s tax forecasts

In line with established practice, Inland Revenue has also prepared a set of tax forecasts, which, like the Treasury’s tax forecast, is based on the Treasury’s macroeconomic forecast. Inland Revenue’s forecasts are shown here for comparative purposes. The Treasury’s forecasts remain the Crown’s official forecasts.

Table 2.6 – The Treasury and Inland Revenue core Crown tax revenue forecasts (excluding the revenue reduction contingency

$ billion	2007/08 Forecast	2008/09 Forecast	2009/10 Forecast	2010/11 Forecast	2011/12 Forecast

Source deductions
Treasury	22.6	24.0	25.4	27.1	28.7
Inland Revenue	22.7	24.1	25.4	26.9	28.5
Difference	(0.1)	(0.1)	—	0.2	0.2
Net other persons tax
Treasury	3.9	4.2	4.3	4.5	4.7
Inland Revenue	3.8	3.8	4.0	4.2	4.4
Difference	0.1	0.4	0.3	0.3	0.3
Corporate taxes
Treasury	10.8	9.3	10.2	10.4	10.9
Inland Revenue	11.0	9.7	10.2	10.4	10.7
Difference	(0.2)	(0.4)	—	—	0.2
Goods and services tax
Treasury	11.8	12.1	12.5	13.1	13.5
Inland Revenue	11.7	12.3	12.7	13.3	13.8
Difference	0.1	(0.2)	(0.2)	(0.2)	(0.3)
Other taxes
Treasury	8.1	8.5	8.7	9.0	9.4
Inland Revenue	7.9	8.3	8.6	8.9	9.1
Difference	0.2	0.2	0.1	0.1	0.3
Total tax
Treasury	57.2	58.1	61.1	64.1	67.2
Inland Revenue	57.1	58.2	60.9	63.7	66.5
Difference	0.1	(0.1)	0.2	0.4	0.7
Total tax (% of GDP)
Treasury	32.1	31.1	31.4	31.6	31.6
Inland Revenue	32.0	31.1	31.3	31.4	31.3
Difference	0.1	—	0.1	0.2	0.3

Source:  Inland Revenue, The Treasury

The main differences between the Treasury’s and Inland Revenue’s forecasts occur in:

•	net other persons tax, where the two agencies have differing views on the amount of tax that will be payable on the additional dairy income

•	corporate taxes, where Treasury’s forecast is initially lower than Inland Revenue’s, but is higher by 2012, owing to Treasury forecasting a higher average growth rate than Inland Revenue, and

•	GST, where Inland Revenue’s implicit GST rate on nominal private consumption is higher than the Treasury’s from 2009 onwards.

Core Crown – Expenses

Table 2.7 – Expenses indicators

	Year ended 30 June
Expenses $billion	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Core Crown	54.0	57.1	60.5	63.1	66.6	70.0
Total Crown	69.1	73.0	77.0	80.4	84.7	88.8
% of GDP
Core Crown	32.4	32.1	32.4	32.4	32.8	33.0
Total Crown	41.4	41.0	41.2	41.3	41.8	41.8

Source:  The Treasury

Expense growth

Core Crown expenses are forecast to increase by around 1% of GDP between 2007/08 and 2011/12.  In nominal terms, expenses are forecast to increase by $12.9 billion over the same period.

Figure 2.11 – Core expenses ($ and % of GDP)

Source:   The Treasury

Budget initiatives

The forecast growth in expenses largely arises from expense initiatives introduced in recent Budgets.  A number of policy decisions made in previous Budgets have rising spending profiles to allow sufficient time for full implementation.  The enhancement to the KiwiSaver initiative announced in Budget 2007 is one of the main drivers of this rising profile (around $0.8 billion in 2007/08 rising to around $1.4 billion by 2011/12).

Figure 2.12 – Net amounts for new operating initiatives

Source:   The Treasury

The fiscal forecasts also include indicative amounts for new operating initiatives for future Budgets.  The allowances for each of the next four Budgets have been set at around $2 billion, so are broadly consistent with the forecast growth in the economy.  New operating spending initiatives add around $8 billion to the expense base by the end of the forecast horizon.

Emissions Trading Scheme

As part of the new ETS the Government has agreed to allocate NZ Units to emitters free of charge.  This has resulted in an increase to expenses of $0.6 billion in 2008/09 and $0.5 billion in subsequent forecast years.  Further information on the ETS can be found on page 44.

Benefit expenses

Social security and welfare expenses are forecast to broadly grow in line with the forecast growth in the economy.  In nominal terms they are forecast to increase from $17.9 billion in 2007/08 to $20.4 billion in 2011/12.  Around $1.7 billion of this reflects cost of living adjustments for New Zealand Superannuation payments and welfare benefits, which reflect inflationary pressures.  Most benefits are adjusted each April by the CPI movement over the previous calendar year.

Partly offsetting nominal growth in benefit expense forecasts are second round effects from the assumed revenue reduction contingency.  They assume tax paid on benefits will be lower, resulting in reduced gross payment of benefits for the Government.

Top-down adjustment to spending

Forecasts are initially compiled from returns provided by individual entities.  The need for a top-down adjustment to core Crown expense and capital expenditure forecasts arises from the extent to which departments use appropriations, which are an authority for the maximum that a department may spend, rather than a mid-point estimate for these forecasts.  As appropriations apply to the core Crown only, no adjustment is required to SOE or Crown Entity forecasts.

The size of the adjustment reflects analysis of key departments, trend analysis of expense variances across all departments and a review of results to September 2007.  This analysis includes identifying where appropriations have been used as proxy for forecasts, where appropriations and hence forecasts reflect contingencies that may have low probability of being realised in any one year, and past trends of variances between results and forecasts.

In this update the outyear forecasts also have a top-down adjustment in order that aggregate department forecasts better reflect mid-point estimates, rather than appropriation levels, for Government policies. The top-down adjustment is applied to both cash and accrual forecasts and is explicitly identified in the financial statements. The adjustment is:

	Year ended 30 June
$ millions	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Operating expenditure	750	275	250	200	150
Capital expenditure	250	100	100	100	100
Total	1,000	375	350	300	250

The adjustment for the 2007/08 financial year is higher than the outyears because it reflects the extent to which some expenses will be transferred from 2007/08 to subsequent outyears in Budget 2008.  While we expect transfers to be made in the years beyond 2007/08, the amounts transferred into each of those years will be largely offset by the transfers out at the end of those same years.

State-owned Enterprises and Crown Entities – OBEGAL

The OBEGAL of the SOEs and CEs are forecast to total $8.5 billion over the forecast period.  Around $2.1 billion of the operating surpluses will be returned as dividends, and will be available to fund spending elsewhere in the Crown (ie, it forms a part of residual cash).

Figure 2.13 – SOE and Crown entities operating balance

Source:   The Treasury

Over the forecast period SOE/CEs’ OBEGAL after dividends are on average $1 billion.

SOE/CEs’ OBEGAL after payment of dividends total $6.4 billion.  This residual is maintained within the entities that have generated the net surpluses and so is not available to fund spending elsewhere in the Crown.  In broad terms, the majority of the accumulated net surpluses are forecast to build up financial and physical assets.

Physical Asset Purchases and Capital Spending

Table 2.8 – Net purchases of physical assets by segment(5)

	Year ended 30 June
$million	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast	Total
Core Crown (after top-down adjustment)	1,773	1,097	1,170	949	886	5,875
Crown entities	2,542	2,232	2,046	2,157	2,086	11,063
State-owned enterprises	2,234	2,423	3,039	3,158	2,872	13,727
	6,549	5,752	6,255	6,264	5,844	30,664

Source:  The Treasury

Core Crown capital spending forecasts comprise net physical asset purchases met from existing baselines plus new capital allocated in Budgets.

As part of the Budget 2007, the Government allocated $1.6 billion of new capital over the next four years.  Amounts for the 2008, 2009 and 2010 Budgets have been set at $0.9 billion phased in over four years, some of which falls outside the forecast horizon. On a year-by-year basis, capital spending is forecast to be on average $2 billion per annum over the next five years.

Table 2.9 – Core Crown capital spending

	Year ended 30 June
$ million	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast	Total
Net purchase of physical assets	1,773	1,097	1,170	949	886	5,875
Budget 2008	48	992	330	200	230	1,800
Budget 2009	—	20	480	250	150	900
Budget 2010	—	—	20	480	250	750
Budget 2011	—	—	—	20	480	500
Total Budget allocation for capital	48	1,012	830	950	1,110	3,950
Total capital spending	1,821	2,109	2,000	1,899	1,996	9,825

Source:  The Treasury

Comparison with Budget Update

This section compares the key indicators for the Half Year Update with the Budget Update.

OBEGAL

Compared to the Budget Update the OBEGAL is expected to be around $1.6 billion higher than forecast for the 2007/08 year.  Over the rest of the forecast period the OBEGAL is on average about $0.5 billion higher than the Budget Update.

(5)           Net purchases of physical assets are net of any sales of physical assets.

Figure 2.14 – OBEGAL comparison

Source:   The Treasury

Both core Crown revenue and expenses have increased since the Budget Update. The key changes are outlined in Table 2.10 and discussed below.

Tax revenue

Tax revenue forecasts have been increased by about $2 billion each year over the forecast period since the Budget Update.

Much stronger price growth and, to a lesser extent, a higher level of real economic activity contributes to the level of nominal GDP being significantly higher than in the Budget Update in each year of the forecast period.  The economic forecasts take into account increased activity spurred by the revenue reduction contingency.

This increase in the nominal GDP forecast has the largest effect on income taxes, as follows:

•             Other persons tax – Shortly after the 2007 Budget was released, Fonterra announced that the dairy payout for the year to May 2008 would be about 50% up on 2007.  This large increase in dairy farm incomes has prompted the Treasury to significantly revise up its projections for unincorporated profits for 2008 and beyond.  In turn, this has led to increases of as much as $400 million in some years for other persons tax.

•             Corporate taxes – As well as unincorporated profits, the Treasury has also increased its projections of corporate profits and hence corporate taxes.  The biggest effect occurs in 2009/10 where the corporate tax forecast is more than $600 million higher than in the Budget Update.

•             Source deductions – Forecasts of aggregate salaries and wages have been increased by as much as $3 billion in some years, prompting some large increases in the source deductions forecasts.

•             RWT on interest – There have also been some significant increases made to the RWT forecasts.  However, these increases are more the result of changes to the forecasting model than changes in the forecasts of any underlying economic parameter. RWT on interest has increased by an average of nearly 20% per annum. for each of the past five years. With no sign of this growth abating, the Treasury has revised up the forecast growth rates for RWT in most years of the forecast.

With increased incomes, we might also expect to see an increase in the forecasts of domestic consumption and hence GST. Yet, despite increases in the consumption forecasts, the GST forecasts are little changed from the Budget Update owing to changes in judgements around the average effective rate of GST on consumption.  Note that not all consumption is subject to GST, eg, residential rents, and there are things outside of the System of National Accounts measure of consumption that attract GST, eg, residential construction.

The change in the way bad debt write-offs of tax receivables are disclosed has resulted in a $450 million per annum increase in tax revenue.  As previously mentioned, tax write-offs are now shown as an expense rather than being netted off against revenue.  The change in the write-off treatment also results in a corresponding increase in expenses compared to the Budget Update.

Table 2.10 – OBEGAL reconciliation (explains changes to the operating balance since the Budget Update)

$ million	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast
OBEGAL 2007 Budget Update	4,958	3,957	3,530	3,347
Core Crown revenue changes
Tax revenue (forecasting)	(449)	(450)	(450)	(450)
Tax revenue (accounting policy change)	450	450	450	450
Revenue reduction contingency	—	(375)	(1,600)	(1,700)
Net Investment income	—	—	—	—
Kyoto - ETS levies	—	84	480	864
Impact of OBU	149	130	135	167
Other revenue	(149)	161	885	469
Total core Crown revenue changes	1	—	(100)	(200)
Core Crown expense changes
KiwiSaver uptake	(344)	(172)	(49)	12
Benefit forecast	(24)	(45)	106	17
Tax revenue (accounting policy change)	(450)	(450)	(450)	(450)
ETS expenses	—	(597)	(477)	(477)
Kyoto liability increase	(252)	—	—	—
Transport full hypothecation funding	—	—	(35)	(182)
Impact of OBU	(354)	(150)	(154)	(63)
Top-down expense adjustment	750	275	250	200
Other operating expenses	187	(4)	26	(13)
Total core Crown operating expense changes	(487)	(1,143)	(783)	(956)
Core Crown OBEGAL change	(486)	(1,143)	(883)	(1,156)
Net SOE/CE change (including impact of eliminations)	2,102	1,513	1,415	1,793
Total changes	1,616	370	532	637
OBEGAL 2007 Half Year Update	6,574	4,327	4,062	3,984
Core Crown OBEGAL change	(486)	(1,143)	(883)	(1,156)
Kyoto liability increase (no cash impact)	252	513	(3)	(387)
Top-down capital adjustment	250	100	100	100
Capital allocation	—	(503)	(23)	(24)
Capital transfers	(268)	—	—	—
NZS Fund	—	(157)	12	156
Advances	(236)	(157)	(83)	(141)
Other changes (eg, working capital. PPE)	(223)	523	291	144
Residual cash change	1,735	924	870	575

Source:  The Treasury

Revenue reduction contingency

The fiscal forecasts include a revenue reduction contingency of $1.5 billion effective from 1 April 2009, rising to $1.7 billion by the end of the forecast period.  This is on top of the operating allowances signalled in the 2007 FSR.

Net investment income

The stronger cash position compared to the Budget Update has meant the Government has built up more financial assets and in turn is forecast to generate more investment income (around $100 million per annum) than previously expected at the time of the Budget Update.

KiwiSaver

Take-up for the KiwiSaver scheme over the first four months of its operation has proved to be higher than that forecast in the Budget Update.  The Half Year Update revisions are based on an assumption that growth in applications will ease in the new year, and that the total number of applications will reach around 563,000 by June 2008 (this includes members of non-KiwiSaver superannuation schemes but who are eligible to access some KiwiSaver benefits).

Some uncertainty arises from the nature of the extra applications received to date.  Some of the unanticipated take-up has come from children (nearly 16,000 applications for those aged under 15 years to date), and people nearing retirement (37,000 applications to date are for those aged 60-64).  For these groups, the main fiscal impact is on the $1,000 kick-start contribution.  However, extra growth from people in employment affects all aspects of the scheme.  There is even greater uncertainty over whether the strength in applications to date is simply a bring forward of applications (faster growth), or will lead to genuinely higher than assumed take-up in the long run.

Benefit forecasts

Benefit expense forecasts have not changed substantially from the Budget Update.  However, there are two offsetting factors:

•             New Zealand Superannuation payments are forecast to be higher owing to greater expected indexation growth since the Budget Update flowing from higher CPI inflation and wage growth; offset by

•             the $1.5 billion revenue reduction contingency will result in lower gross benefit payments for the Government as a result of lower tax payable.

Kyoto Protocol liability

The Kyoto Protocol liability has been revised up in the current year to reflect updated carbon prices.  The carbon price used for the Half Year Update fiscal forecasts is $21.01 (NZD), compared to $13.52 (NZD) used in the Budget Update.

Top-down adjustments

The top-down adjustment is now being rolled out in each year of the fiscal forecasts.  Applying the adjustment across the forecast horizon compensates for departments using appropriations as the basis for their forecasts.  Appropriations will overstate actual expenditure as they set upper spending limits, not mid-point estimates, and in some instances they reflect contingencies.

Residual Cash

Similar to the OBEGAL, residual cash is forecast to be stronger compared to the Budget Update. The majority of the drivers that influenced the upwards revision in the OBEGAL are also present in residual cash.  In addition:

•             The Half Year Update allows for a $900 million higher capital allowance in Budget 2008 than that signalled in the 2007 FSR.  The majority of the increase in the capital allowance is forecast to occur in the 2008/09 fiscal year.

•             The capital top-down adjustment has resulted in a reduction in capital payments compared to the Budget Update ($250 million in 2007/08 and $100 million in the other outyears).

•             Repayments of advances are forecast to be lower than expected at the Budget Update, primarily due to student loans.

Debt Indicators

Net core Crown debt is forecast to be lower in each forecast year compared to the Budget Update.  Net debt is forecast to be around 1% of GDP in 2010/11 compared to 3.5% in the Budget Update.  In nominal terms, net core Crown debt is forecast to be around $5 billion lower compared to the Budget Update.  The main reason for the lower net core Crown position since the Budget Update is the flow-on impact of the increase in residual cash.

Figure 2.15 –       Net debt comparison

Source:  The Treasury

GSID (excluding Settlement Cash) is also forecast to be lower than forecast at the Budget Update, despite no change in forecast debt issuance.  This is primarily owing to revisions to the forecast tenor of bond issuance, and consequentially increasing bond maturities within the forecast period.

Figure 2.16 – GSID (excl Settlement Cash) comparison

Source:  The Treasury

Table 2.11 – 2007 Half Year Update fiscal indicators

	Year ended 30 June
Fiscal indicators $million	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
Revenue
Total Crown revenue	74,427	79,608	81,280	84,482	88,710	92,612
Core Crown revenue	58,174	62,409	63,496	65,832	69,458	72,740
Core Crown tax revenue and contingency	53,445	57,166	57,697	59,618	62,531	65,507
Expenses
Total Crown expenses	69,088	73,034	76,953	80,420	84,726	88,762
Core Crown expenses	53,976	57,137	60,537	63,106	66,632	70,034
Operating balance - Core Crown	6,498	6,206	4,166	4,089	4,395	4,489
Operating balance - Crown entities	1,006	580	1,135	968	938	901
Operating balance - SOEs	821	986	1,125	1,251	1,173	1,368
Dividend elimination	(326)	(384)	(373)	(384)	(412)	(530)
Total operating balance	7,999	7,388	6,053	5,924	6,094	6,228
OBEGAL	5,339	6,574	4,327	4,062	3,984	3,850
OBEGAL excluding NZS Fund revenue	5,757	6,019	3,642	3,243	3,021	2,733
Cash available/(shortfall to be funded)	2,653	759	(763)	(779)	(851)	(937)
Debt indicators
GSID (excluding Settlement Cash)	30,890	33,303	33,034	31,779	34,566	33,172
Total gross Crown debt	41,914	46,363	47,956	49,351	53,106	52,434
Net core Crown debt	4,411	1,983	1,756	1,705	1,792	2,105
Net core Crown debt with NZS Fund assets	(8,112)	(13,102)	(16,224)	(19,545)	(22,990)	(26,414)
Net worth	96,704	104,315	110,372	116,313	122,417	128,652
Domestic bond programme	2,294	2,453	2,459	2,487	2,507	2,497
Nominal GDP	166,714	178,199	186,956	194,528	202,865	212,364
Fiscal indicators as a % of GDP
Revenue
Total Crown revenue	44.6	44.7	43.5	43.4	43.7	43.6
Core Crown revenue	34.9	35.0	34.0	33.8	34.2	34.3
Core Crown tax revenue and contingency	32.1	32.1	30.9	30.6	30.8	30.8
Expenses
Total Crown expenses	41.4	41.0	41.2	41.3	41.8	41.8
Core Crown expenses	32.4	32.1	32.4	32.4	32.8	33.0
Operating balance	4.8	4.1	3.2	3.0	3.0	2.9
OBEGAL	3.2	3.7	2.3	2.1	2.0	1.8
OBEGAL excluding NZS Fund revenue	3.5	3.4	1.9	1.7	1.5	1.3
Debt indicators
GSID (excluding Settlement Cash)	18.5	18.7	17.7	16.3	17.0	15.6
Total gross Crown debt	25.1	26.0	25.7	25.4	26.2	24.7
Net core Crown debt	2.6	1.1	0.9	0.9	0.9	1.0
Net core Crown debt with NZS Fund assets	(4.9)	(7.4)	(8.7)	(10.0)	(11.3)	(12.4)
Net worth	58.0	58.5	59.0	59.8	60.3	60.6
New Zealand Superannuation Fund
Fund asset returns (after tax)	1,069	917	1,119	1,331	1,560	1,805
Fund contributions	2,049	2,103	2,376	2,321	2,316	2,281
Fund assets (year end)	12,973	15,993	19,488	23,140	27,016	31,102
% of GDP	7.8	9.0	10.4	11.9	13.3	14.6

Source:  The Treasury

Table 2.12 – 2007 Budget Update fiscal indicators

	Year ended 30 June
Fiscal indicators $million	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast
Revenue
Total Crown revenue	74,427	76,872	79,576	83,178	86,819
Core Crown revenue	58,174	59,402	61,172	63,825	66,993
Core Crown tax revenue	53,445	54,707	56,280	58,877	61,960
Expenses
Total Crown expenses	69,088	71,914	75,619	79,648	83,472
Core Crown expenses	53,976	56,096	58,819	61,677	64,898
Operating balance - Core Crown	6,498	4,463	3,667	3,630	3,781
Operating balance - Crown entities	1,006	1,241	1,169	974	960
Operating balance - SOEs	821	1,068	1,141	1,155	1,065
Dividend elimination	(326)	(341)	(408)	(449)	(440)
Operating balance	7,999	6,431	5,569	5,310	5,366
OBEGAL	5,339	4,958	3,957	3,530	3,347
OBEGAL (excluding NZS Fund revenue)	5,757	4,860	3,862	3,438	3,260
Cash available/(shortfall to be funded)	2,653	(976)	(1,687)	(1,649)	(1,426)
Debt indicators
GSID (excluding Settlement Cash)	30,890	34,477	34,308	33,971	36,814
Total gross Crown debt	41,914	46,364	47,050	46,522	49,691
Net core Crown debt	4,411	4,655	5,529	6,217	6,860
Net core Crown debt with NZS Fund assets	(8,112)	(10,784)	(13,145)	(16,008)	(19,287)
Net worth	96,704	96,061	101,645	107,024	112,421
Domestic bond programme	2,294	2,520	2,500	2,483	2,515
Nominal GDP	166,714	173,187	179,132	186,985	196,177
Fiscal indicators as a % of GDP
Revenue
Total Crown revenue	44.6	44.4	44.4	44.5	44.3
Core Crown revenue	34.9	34.3	34.1	34.1	34.1
Core Crown tax revenue	32.1	31.6	31.4	31.5	31.6
Expenses
Total Crown expenses	41.4	41.5	42.2	42.6	42.5
Core Crown expenses	32.4	32.4	32.8	33.0	33.1
Operating balance	4.8	3.7	3.1	2.8	2.7
OBERAC	3.2	2.9	2.2	1.9	1.7
OBERAC (excluding net NZS Fund asset returns)	3.5	2.8	2.2	1.8	1.7
Debt indicators
GSID (excluding Settlement Cash)	18.5	19.9	19.2	18.2	18.8
Total gross Crown debt	25.1	26.8	26.3	24.9	25.3
Net core Crown debt	2.6	2.7	3.1	3.3	3.5
Net core Crown debt with NZS Fund assets	(5.1)	(6.5)	(7.7)	(9.0)	(10.3)
Net worth	58.0	55.5	56.7	57.2	57.3
New Zealand Superannuation Fund
Fund asset returns (after tax)	1,069	965	1,150	1,351	1,573
Fund contributions	2,049	2,103	2,194	2,312	2,458
Fund assets (year end)	12,973	15,977	19,321	22,984	27,015
% of GDP	7.8	9.2	10.8	12.3	13.8

Source:  The Treasury

Risks to fiscal forecasts

The fiscal forecasts were finalised on 5 December 2007 in accordance with the forecast accounting policies.  There are certain risks associated with the forecast results.  To assist in evaluating such risks, the following chapters should be read in conjunction with the fiscal forecasts:

•             Risks and Scenarios (Chapter 3) – The fiscal forecasts are based on the economic forecasts presented in Chapter 1 and any variation from the economic forecast will affect the fiscal forecasts in particular, tax revenue and benefit expenses.  The Risks and Scenarios chapter discusses the effect on the forecasts under different circumstances.

•             Specific Fiscal Risks (Chapter 4) – The fiscal forecasts incorporate Government decisions up to 5 December 2007.  The Specific Fiscal Risks chapter covers specific policy decisions that are under active consideration by the Government at the time of the finalisation of the forecasts.

In addition to the specific fiscal risks and the link to the economic forecasts, there are a number of forecasting issues explained below that may arise in future.

Tax forecasting risks

The tax forecasts prepared for this Half Year Update are based on current tax policy and on the macroeconomic central forecast.  Sensitivities of tax revenue to changes in economic conditions are also presented in the Risks and Scenarios chapter on page 69.

KiwiSaver risks

IRD baselines incorporate an assumed take-up profile for the KiwiSaver regime. Actual take-up could be higher or lower than assumed, or faster or slower than assumed, representing an unquantified risk to the operating balance. This could impact on the operating balance.

SOEs’ and CEs’ forecasts

The forecasts for large SOEs and CEs were provided on 30 September 2007 based on their best assessments at that time.

Revaluation of property, plant and equipment

Crown accounting policy is to revalue certain classes of property, plant and equipment on a regular basis.  In certain circumstances the valuation will be affected by foreign exchange rates, so any appreciation in the NZ dollar (from 30 June 2008) will adversely affect the current physical asset values included in the fiscal forecasts.

Discount rates

The GSF and ACC liabilities included in these forecasts have been valued as at 31 October and 30 September respectively.  The liabilities will next be valued for the 2008 Budget.  Any change in discount rates will affect the present fiscal forecast.  For example, if the discount rate rises, the value of the liabilities will decrease.

Tertiary education institutes’ accounting treatment

The forecast information presented in the 2007 Half Year Update combined Tertiary Education Institutes (TEIs) on an equity accounting basis.  This treatment has been under consideration by accounting standard setters.  The Financial Reporting Standards Board has recently advised that the question of whether to consolidate autonomous and independent entities will be considered by delivering its deliberations of the International Accounting Standards Board (IASB) project on consolidation.

The combination method adopted in these forecasts is to equity account for the TEIs’ net surpluses and net investment (ie, TEI revenues, expenses, assets and liabilities are not included on a line-by-line basis).  This is consistent with the treatment adopted in the 2007 Financial Statements of the Government.

The key indicators are unchanged as a result of the combination approach for TEIs (refer page 64 of the 30 June 2007 Financial Statements of the Government).

Indicators of the Government’s Fiscal Performance and Position

This section aims to help readers better understand the Government’s fiscal performance and position.

Each indicator in this section gives valid insights into the Government’s historical, current and forecast fiscal situation, but no one indicator gives a complete picture.  Individual indicators do, however, come into greater or lesser focus as circumstances change.

When, for example, the New Zealand Government’s net worth was low and gross and net debt-to-GDP ratios were high, much of the focus of Government and public commentary at that time was on eliminating annual operating deficits and on the need to attain, and later to maintain, annual operating surpluses.

However, as net worth has risen, and gross and net debt-to-GDP ratios have fallen, the Government in more recent years has increasingly focused on how to maintain debt ratios around current levels and, accordingly, has given more focus to the Government’s annual cash balance.

Most of the indicators in this section may be useful regardless of the particular fiscal strategy being followed.  In a few cases (such as the formulation of OBEGAL excluding NZS Fund net revenue), the indicator is used to throw light on the impact of a particular strategy (in this case the build-up of financial assets in the NZS Fund).

Accounting equations

Flow indicators (a worked example of how these flows interact is provided in this chapter, see Table 2.2 – Reconciliation of residual core Crown cash).

•             Core Crown revenues – core Crown expenses net gains and losses + net surplus of SOEs (ie, after dividends) and Crown entities = Operating balance.

•             Operating balance – net gains and losses = Operating balance before gains and losses (OBEGAL).

•             OBEGAL – retained items (eg, net surplus of SOEs/CEs and NZS Fund net revenue) – non-cash items (eg, depreciation) = Net core Crown cash flow from operations.

•             Net core Crown cash flow from operations – net investing activities (eg, contributions to NZS Fund, purchases of assets, loans to others) = Residual cash.

Stock indicators

•             Gross sovereign-issued debt (GSID) = debt issued by the core Crown.

•             GSID (excluding Settlement Cash) = GSID – Reserve Bank Settlement Cash.

•             Core Crown net debt = GSID – core Crown’s financial assets.

•             Net worth = Crown’s total assets – Crown’s total liabilities.  The operating balance in any year largely drives the change in net worth.

RATIO OF CORE CROWN REVENUE (EXCLUDING NZS FUND NET REVENUE) TO GDP

RATIO OF CORE CROWN REVENUE (EXCLUDING NZS FUND NET REVENUE) TO GDP = THE AMOUNT OF REVENUE THE CORE CROWN RECEIVES AS A PERCENTAGE OF GDP.  CORE CROWN REVENUE MOSTLY CONSISTS OF TAX REVENUE COLLECTED BY THE GOVERNMENT, BUT ALSO INCLUDES INVESTMENT INCOME, SALES OF GOODS AND SERVICES AND OTHER RECEIPTS.  TAX REVENUE IS AN ACCRUAL MEASURE OF TAXATION (IE, IT IS A MEASURE OF TAX DUE, REGARDLESS OF WHETHER OR NOT IT HAS ACTUALLY BEEN PAID).

THE REVENUE COLLECTED IS USED TO MEET THE GOVERNMENT’S SPENDING NEEDS.  IT IS IMPORTANT TO LOOK AT THIS ALONGSIDE EXPENSES, OPERATING BALANCE AND GROSS DEBT INDICATORS FOR INSIGHTS INTO THE SUSTAINABILITY OF CURRENT POLICY SETTINGS.

CORE CROWN REVENUE (EXCLUDING NZS FUND NET REVENUE) TO GDP IS EXPECTED TO BE BROADLY STABLE AT AROUND 34% OVER THE FORECAST PERIOD, WHILE CORE CROWN TAX TO GDP IS EXPECTED TO FALL THEN REMAIN RELATIVELY FLAT OVER THE FORECAST PERIOD.

RATIO OF CORE CROWN EXPENSES TO GDP

RATIO OF CORE CROWN EXPENSES TO GDP = THE DAY-TO-DAY SPENDING (EG, SALARIES, WELFARE BENEFIT PAYMENTS, FINANCE COSTS AND MAINTAINING NATIONAL DEFENCE ETC) THAT DO NOT BUILD PHYSICAL ASSETS FOR THE GOVERNMENT.  THIS IS AN ACCRUAL MEASURE OF EXPENSES AND INCLUDES ITEMS SUCH AS DEPRECIATION ON PHYSICAL ASSETS.

THE FORECASTS OF OPERATING EXPENSES ASSUME THAT THE ENTIRE FORECAST OPERATING ALLOWANCE IS ALLOCATED TO SPENDING.

BY REDUCING GROSS DEBT, THE GOVERNMENT HAS ALSO REDUCED FINANCE COSTS.  HOWEVER, IN THE YEARS AHEAD, FINANCE COSTS ARE LIKELY TO BE FAIRLY FLAT WITH GROSS DEBT FORECAST TO BE BROADLY STABLE.

CORE CROWN EXPENSES TO GDP RISE SLIGHTLY OVER THE FORECAST PERIOD.

OPERATING BALANCE

OPERATING BALANCE = REVENUES LESS EXPENSES, PLUS NET GAINS AND LOSSES.

THE OPERATING BALANCE SHOWS WHETHER THE GOVERNMENT SECTOR HAS GENERATED ENOUGH REVENUES TO COVER ITS EXPENSES IN ANY GIVEN YEAR.

THIS MEASURE CAN BE VOLATILE FROM YEAR TO YEAR OWING TO EVENTS OUTSIDE OF THE GOVERNMENT’S DIRECT CONTROL (SUCH AS CHANGES IN INTEREST RATES AND REVALUATIONS ETC); THEREFORE, IT IS GENERALLY NOT USED AS A MEASURE OF THE GOVERNMENT’S SHORT-TERM FISCAL STEWARDSHIP.

THE GOVERNMENT HAS BEEN RUNNING OPERATING SURPLUSES SINCE THE EARLY 1990S.  THE OPERATING BALANCE WAS JUST UNDER 5% OF GDP IN 2007 AND IS EXPECTED TO DECLINE TO AROUND 3% OF GDP BY THE END OF THE FORECAST PERIOD.

OBEGAL

OBEGAL = THE OPERATING BALANCE BEFORE NET GAINS AND LOSSES.

OBEGAL EXCLUDING NZS FUND NET REVENUE = A MEASURE OF THE OPERATING BALANCE THAT RECOGNISES THE ROLE OF THE NZS FUND IN ACCUMULATING ASSETS AND RETURNS TO MEET FUTURE NZS COST.

BY EXCLUDING NET GAINS AND LOSSES THE OBEGAL GIVES A MORE DIRECT INDICATION OF THE UNDERLYING STEWARDSHIP OF THE GOVERNMENT.

THE NZS FUND RETAINS ITS AFTER TAX INVESTMENT RETURNS.  THESE INVESTMENT RETURNS COMPRISE MOSTLY GAINS AND LOSSES.  BECAUSE IT EXCLUDES GAINS AND LOSSES THE OBEGAL ALREADY RECOGNISES A LARGE PART OF THE FUND’S ROLE.  THE FINAL ADJUSTMENT NEEDED IS TO EXCLUDE FROM THE OBEGAL THE REMAINING NZS FUND NET REVENUE.

THE OBEGAL EXCLUDING THE NZS FUND NET REVENUE IS EXPECTED TO DECLINE OVER THE FORECAST PERIOD TO JUST UNDER 2% OF GDP.

RESIDUAL CASH AND DOMESTIC BOND PROGRAMME

RESIDUAL CASH = THE LEVEL OF MONEY THE GOVERNMENT HAS AVAILABLE TO REPAY DEBT OR, ALTERNATIVELY, NEEDS TO BORROW IN ANY GIVEN YEAR.  RESIDUAL CASH IS ALTERNATIVELY TERMED “CASH AVAILABLE/(SHORTFALL TO BE FUNDED)”.

DOMESTIC BOND PROGRAMME = THE AMOUNT OF NEW GOVERNMENT STOCK EXPECTED TO BE ISSUED OVER THE FINANCIAL YEAR.

THE CASH AVAILABLE MEASURE INCLUDES CAPITAL INVESTMENT AND NZS FUND CONTRIBUTIONS; THEREFORE, IT IS THE FLOW CONTRIBUTING TO CHANGES IN DEBT.  THIS BALANCE CANNOT BE LOOKED AT INDEPENDENTLY FROM GSID.

THE DOMESTIC BOND PROGRAMME RAISES TERM DEBT FOR THE GOVERNMENT, THE PROCEEDS OF WHICH CONTRIBUTE TO FUNDING OPERATING AND INVESTING ACTIVITY, AND THE REPAYMENT OF MATURING DEBT.  THE PROGRAMME TENDS TO BE DIFFERENT FROM THE CASH AVAILABLE FIGURE IN ANY GIVEN YEAR AS FINANCING ACTIVITY, SUCH AS THE REPAYMENT OF DEBT, NEEDS TO BE CONSIDERED.

THE GOVERNMENT IS CURRENTLY MOVING FROM A PERIOD OF HAVING CASH AVAILABLE TO REPAY DEBT, TO A NEED, IN SUBSEQUENT YEARS, TO GENERATE CASH THROUGH BORROWING AND REDUCTIONS IN MARKETABLE SECURITIES.

GROSS DEBT

TOTAL CROWN GROSS DEBT = THE TOTAL BORROWINGS (BOTH SOVEREIGN-GUARANTEED AND NON-SOVEREIGN GUARANTEED) OF THE TOTAL CROWN.

GROSS SOVEREIGN-ISSUED DEBT = DEBT ISSUED BY THE SOVEREIGN (IE, CORE CROWN) AND INCLUDES GOVERNMENT STOCK HELD BY THE NZS FUND, GSF, ACC OR EQC FOR EXAMPLE.

TOTAL GROSS DEBT REPRESENTS THE COMPLETE PICTURE OF WHOLE-OF-GOVERNMENT OBLIGATIONS TO EXTERNAL PARTIES.  HOWEVER, DEBT ISSUED BY SOES AND CES IS NOT EXPLICITLY GUARANTEED BY THE CROWN.

THE DEBT THAT IS ISSUED BY THE SOVEREIGN AND GUARANTEED BY THE SOVEREIGN IS IN GSID.  THE GOVERNMENT HAS A LONG-TERM OBJECTIVE TO MAINTAIN GSID BROADLY STABLE AT AROUND 20% OF GDP.  SINCE THE RESERVE BANK IS PART OF THE CORE CROWN, SETTLEMENT CASH FLOWS DIRECTLY GSID.  HOWEVER, SETTLEMENT CASH ACTIVITY IS FINANCED FROM COMMERCIAL BANKS AND NOT BY GOVERNMENT FUNDING, WITH THE DEBT MATCHED BY A CORRESPONDING INCREASE IN FINANCIAL ASSETS.

THE 2007 FISCAL STRATEGY REPORT (PAGE 52) STATES THAT “THE GOVERNMENT IS EFFECTIVELY TARGETING A LEVEL OF GROSS SOVEREIGN-ISSUED DEBT EXCLUDING THE INCREASE IN DEBT ON THE RESERVE BANK BALANCE SHEET AS A RESULT OF THE CHANGE IN THE LIQUIDITY MANAGEMENT REGIME”.

FOR FORECAST PURPOSES THE AMOUNT OF SETTLEMENT CASH IS HELD CONSTANT.  IN PRACTICE, SETTLEMENT CASH HELD BY THE RESERVE BANK DOES FLUCTUATE THROUGH TIME SO THE ACTUAL AMOUNT OF SETTLEMENT CASH DEDUCTED FROM GSID WILL VARY WHEN ACTUAL RESULTS ARE REPORTED.

DEBT IS OFTEN EXPRESSED AS A PERCENTAGE OF GDP TO PUT THE LEVEL INTO PERSPECTIVE, IN TERMS OF A COUNTRY’S ABILITY TO GENERATE GROWTH TO REPAY THE DEBT AND/OR INCOME TO SERVICE THIS DEBT.  A HIGH RATIO OF DEBT TO GDP CAN HAVE AN ADVERSE IMPACT ON CREDIT RATINGS AND PERCEIVED SUSTAINABILITY OF CURRENT POLICY SETTINGS.  SO AS A GENERAL RULE, A RELATIVELY LOW RATIO IS CONSIDERED TO BE PRUDENT.  A LOW RATIO OF DEBT TO GDP CAN ALSO PROVIDE THE GOVERNMENT WITH MORE FLEXIBILITY IN THEIR ACCOUNTS TO RESPOND TO ADVERSE SHOCKS THROUGH INCREASING DEBT.

THE RATIO OF GSID (EXCLUDING SETTLEMENT CASH) TO GDP HAS BEEN STEADILY DECLINING SINCE THE EARLY 1990S BUT IS EXPECTED TO DECLINE MORE GRADUALLY OVER THE FORECAST PERIOD.

CORE CROWN FINANCIAL ASSETS

CORE CROWN FINANCIAL ASSETS = THE FINANCIAL ASSETS OF THE CORE CROWN.  THESE ARE EITHER CASH, MARKETABLE SECURITIES OR SHARES (EQUITY) OR A RIGHT TO RECEIVE A FINANCIAL INSTRUMENT, WHICH CAN BE CONVERTED TO CASH.  THE ASSETS OF THE NZS FUND ARE BECOMING THE DOMINANT FEATURE OF THE CROWN’S FINANCIAL ASSETS.  THE NZS FUND IS THE GOVERNMENT’S MEANS OF BUILDING UP ASSETS TO PARTIALLY PRE-FUND FUTURE NZS EXPENSES.  THE GOVERNMENT’S CONTRIBUTIONS TO THE NZS FUND ARE CALCULATED OVER A 40-YEAR ROLLING HORIZON TO ENSURE SUPERANNUATION ENTITLEMENTS OVER THE NEXT 40 YEARS CAN BE MET.

ESTABLISHED UNDER THE NEW ZEALAND SUPERANNUATION AND RETIREMENT INCOME ACT 2001, THE NZS FUND WAS CREATED TO PARTIALLY PROVIDE FOR THE FUTURE COST OF NZS, WHICH IS EXPECTED TO ALMOST DOUBLE IN COST OWING TO POPULATION AGEING.

THE GOVERNMENT PLANS TO ALLOCATE AROUND $2 BILLION A YEAR TO THE NZS FUND OVER THE NEXT 20 YEARS.  THE NZS FUND’S MANDATE IS TO INVEST MONEY IN A WAY THAT MAXIMISES ITS RETURNS, WITHOUT UNDUE RISKS.

AS THE COST OF PROVIDING NZS INCREASES, FUTURE GOVERNMENTS WILL DRAW ON THE NZS FUND TO HELP SMOOTH THE IMPACT OF THE COST OF NEW ZEALAND SUPERANNUATION ON THEIR FINANCES.

FOR THE YEAR ENDED JUNE 2007, NZS FUND ASSETS TOTALLED $13 BILLION OR AROUND 7.8% OF GDP.  THE NZS FUND IS EXPECTED TO GROW TO AROUND $31 BILLION OR 14.6% OF GDP BY THE END OF THE FORECAST PERIOD.

CORE CROWN NET DEBT

CORE CROWN NET DEBT = BORROWINGS (FINANCIAL LIABILITIES) LESS CASH AND BANK BALANCES, MARKETABLE SECURITIES AND DEPOSITS, AND ADVANCES (FINANCIAL ASSETS).  NET DEBT EXCLUDES THE ASSETS OF THE NZS FUND AND GSF.

BY INCLUDING FINANCIAL ASSETS, NET DEBT CAN PROVIDE ADDITIONAL INFORMATION ABOUT THE SUSTAINABILITY OF THE GOVERNMENT’S ACCOUNTS.  MANY INTERNATIONAL AGENCIES BELIEVE THE QUANTITY OF OFF-SETTING FINANCIAL ASSETS IS IMPORTANT WHEN DETERMINING THE CREDIT-WORTHINESS OF A COUNTRY.  THAT IS, IF A COUNTRY HAS A HIGH RATIO OF FINANCIAL ASSETS TO GDP, IT IS BETTER ABLE TO JUSTIFY A HIGH RATIO OF DEBT TO GDP.

HOWEVER, AS SOME FINANCIAL ASSETS ARE NOT VERY LIQUEFIABLE (OR EASILY CONVERTED INTO CASH), IT IS IMPORTANT TO VIEW NET DEBT ALONGSIDE GSID.

AFTER DECLINING STEADILY SINCE THE EARLY 1990S, NET DEBT IS PROJECTED TO CONSOLIDATE IN THE YEARS AHEAD AT AROUND 1% OF GDP.  IF THE ASSETS OF THE NZS FUND ARE INCLUDED, THE GOVERNMENT’S NET DEBT POSITION IS IN A NET FINANCIAL ASSET POSITION.

NET WORTH

NET WORTH = ASSETS LESS LIABILITIES (ALSO REFERRED TO AS THE CROWN BALANCE).  THE CHANGE IN NET WORTH IN ANY GIVEN FORECAST YEAR IS LARGELY DRIVEN BY THE OPERATING BALANCE.

TOTAL CROWN NET WORTH IS ONE INDICATOR OF THE DEGREE TO WHICH CURRENT GOVERNMENT ACTIVITIES ARE SUSTAINABLE.  THIS INDICATOR SHOULD BE CONSIDERED ALONGSIDE THE CROWN’S DEBT POSITION, AS RELATIVELY HIGH DEBT-TO-GDP RATIOS MAY STILL BE CONSIDERED SUSTAINABLE IF THE CROWN HAS RELATIVELY HIGH RATIOS OF SALEABLE OR COMMERCIAL ASSETS TO GDP.

BUILDING UP NET WORTH IS ALSO CONSISTENT WITH PREPARING FOR POPULATION AGEING.

NET WORTH IS PROJECTED TO CONTINUE TO RISE, MOVING FROM AROUND 58% IN 2006 TO AROUND 60% AT THE END OF THE FORECAST PERIOD.

HISTORICAL TREND SERIES OF KEY INDICATORS

KEY INDICATORS AS A PERCENTAGE OF GDP

	1997 Actual	1998 Actual	1999 Actual	2000 Actual	2001 Actual	2002 Actual	2003 Actual	2004 Actual	2005 Actual	2006 Actual	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
% OF GDP
REVENUE
CORE CROWN TAX REVENUE	30.7	31.0	29.1	29.0	29.6	29.0	30.3	30.1	31.2	33.3	32.1	32.1	30.9	30.6	30.8	30.8
CORE CROWN	33.9	33.7	33.3	31.4	32.1	31.7	32.9	32.9	34.5	37.6	34.9	35.0	34.0	33.8	34.2	34.3
TOTAL CROWN	40.2	40.5	40.1	37.4	38.4	39.7	43.0	42.3	44.4	48.7	44.6	44.7	43.5	43.4	43.7	43.6
EXPENSES
CORE CROWN	32.0	32.4	32.8	31.1	31.0	30.2	31.5	29.1	30.6	31.7	32.4	32.1	32.4	32.4	32.8	33.0
TOTAL CROWN	38.3	38.5	38.5	36.1	37.3	37.9	41.6	37.2	40.3	41.4	41.4	41.0	41.2	41.3	41.8	41.8
OBEGAL	—	—	—	—	—	—	—	—	—	—	3.2	3.7	2.3	2.1	2.0	1.8
OBERAC	1.9	2.2	0.2	0.8	1.8	2.2	4.2	4.6	5.9	5.5	4.4	—	—	—	—	—
OPERATING BALANCE	1.9	2.1	1.7	1.4	1.1	1.9	1.5	5.2	4.1	7.3	4.8	4.1	3.2	3.0	3.0	2.9
CORE CROWN RESIDUAL CASH	4.0	0.5	2.0	-0.3	0.3	0.2	0.9	0.4	2.1	1.9	1.6	0.4	-0.4	-0.4	-0.4	-0.4
GROSS SOVEREIGN-ISSUED DEBT (EXCL SC)	36.3	37.3	35.1	32.4	31.0	28.8	27.2	24.9	23.2	21.3	18.5	18.7	17.7	16.3	17.0	15.6
NET CORE CROWN DEBT	25.6	23.7	20.7	19.3	16.9	15.3	13.2	10.7	7.1	4.9	2.6	1.1	0.9	0.9	0.9	1.0
NET CORE CROWN DEBT (INCLUDING NZS FUND)	25.6	23.7	20.7	19.3	16.9	14.8	11.8	7.9	2.8	-1.3	-4.9	-7.4	-8.7	-10.0	-11.3	-12.4
NZS FUND BALANCE	0.0	0.0	0.0	0.0	0.0	0.5	1.4	2.8	4.3	6.3	7.8	9.0	10.4	11.9	13.3	14.6
NET WORTH	7.5	9.8	5.8	7.7	9.7	15.0	17.9	24.8	33.1	45.4	58.0	58.5	59.0	59.8	60.3	60.6

KEY INDICATORS IN NOMINAL TERMS

	1997 Actual	1998 Actual	1999 Actual	2000 Actual	2001 Actual	2002 Actual	2003 Actual	2004 Actual	2005 Actual	2006 Actual	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
$MILLION
REVENUE
CORE CROWN TAX REVENUE	30,387	31,429	30,525	32,248	34,995	36,459	40,168	43,008	47,118	52,444	53,445	57,166	57,697	59,618	62,531	65,507
CORE CROWN	33,533	34,222	34,899	34,891	38,005	39,907	43,624	46,932	52,065	59,170	58,174	62,409	63,496	65,832	69,458	72,740
TOTAL CROWN	39,803	41,092	41,985	41,557	45,506	49,979	57,027	60,387	67,065	76,581	74,427	79,608	81,280	84,482	88,710	92,612
EXPENSES
CORE CROWN	31,708	32,852	34,367	34,536	36,699	37,970	41,749	41,608	46,234	49,900	53,977	57,137	60,537	63,106	66,632	70,034
TOTAL CROWN	37,940	39,044	40,280	40,128	44,213	47,653	55,224	53,057	60,910	65,084	69,088	73,034	76,953	80,420	84,726	88,762
OBEGAL	—	—	—	—	—	—	—	—	—	—	5,339	6,574	4,327	4,062	3,984	3,850
OBERAC	1,904	2,191	246	884	2,115	2,751	5,580	6,629	8,873	8,648	7,290	—	—	—	—	—
OPERATING BALANCE	1,908	2,127	1,763	1,503	1,358	2,391	1,966	7,424	6,247	11,473	8,079	7,388	6,053	5,924	6,094	6,228
CORE CROWN RESIDUAL CASH	3,913	484	2,048	(386)	349	216	1,217	520	3,104	2,985	2,653	759	(763)	(779)	(851)	(937)
GROSS SOVEREIGN-ISSUED DEBT (EXCL SC)	35,972	37,892	36,712	36,041	36,761	36,202	36,086	35,527	35,045	33,497	30,890	33,303	33,034	31,779	34,566	33,172
NET CORE CROWN DEBT	25,324	24,069	21,701	21,396	19,971	19,250	17,577	15,204	10,771	7,745	4,411	1,983	1,756	1,705	1,792	2,105
NET CORE CROWN DEBT (INCLUDING NZS FUND)	25,324	24,069	21,701	21,396	19,971	18,635	15,693	11,248	4,216	(2,116)	(8,112)	(13,102)	(16,224)	(19,545)	(22,990)	(26,414)
NZS FUND BALANCE	—	—	—	—	—	615	1,884	3,956	6,555	9,861	12,973	15,993	19,488	23,140	27,016	31,102
NET WORTH	7,470	9,921	6,022	8,583	11,463	18,820	23,781	35,463	49,983	71,403	96,704	104,315	110,372	116,313	122,417	128,652

RISKS AND SCENARIOS

INTRODUCTION

THE FORECASTS PRESENTED IN THE ECONOMIC AND TAX OUTLOOK CHAPTER INCORPORATE A NUMBER OF JUDGEMENTS ABOUT HOW VARIOUS FORCES AFFECTING THE ECONOMY WILL EVOLVE.  THESE JUDGEMENTS REFLECT THE BALANCING OF A NUMBER OF POSITIVE AND NEGATIVE RISKS FACING THE ECONOMY TO ARRIVE AT OUR BEST ASSESSMENT OF HOW IT IS LIKELY TO DEVELOP.  SOME OF THESE JUDGEMENTS ARE RELATED TO THE CYCLICAL DRIVERS OF ACTIVITY AND SOME ARE RELATED TO THE STRUCTURAL CHARACTERISTICS OF THE ECONOMY.  THE PATH TAKEN BY THE ECONOMY WILL DEVIATE FROM THE HALF YEAR UPDATE FORECAST IF EVENTS TURN OUT DIFFERENTLY FROM OUR ASSESSMENT.

THE FIRST PART OF THIS CHAPTER, ECONOMIC RISKS, OUTLINES THE MAIN RISKS TO THE ECONOMIC OUTLOOK.   ALTHOUGH WE BELIEVE THE FORECAST PRESENTED IN THE ECONOMIC AND TAX OUTLOOK CHAPTER IS THE MOST LIKELY OUTCOME, TWO SCENARIOS THAT ILLUSTRATE DIFFERENT PATHS FOR THE ECONOMY ARE PRESENTED IN THE SECOND PART OF THIS CHAPTER, ECONOMIC SCENARIOS.  THESE TWO SCENARIOS FOCUS ON DIFFERENT PATHS FOR THE TERMS OF TRADE, WHICH ARE A KEY AREA OF UNCERTAINTY.  HOWEVER, THESE SCENARIOS ARE ONLY TWO OF A NUMBER OF POSSIBLE OUTCOMES SO DO NOT SHOW THE FULL RANGE OF POSSIBILITIES AND SHOULD NOT BE CONSIDERED AS UPPER OR LOWER BOUNDS.

THE THIRD PART OF THIS CHAPTER, FISCAL SCENARIOS, CONSIDERS THE IMPLICATIONS OF THE ECONOMIC SCENARIOS FOR THE FISCAL POSITION, WHILE THE FOURTH PART, FISCAL SENSITIVITIES, EXAMINES HOW SENSITIVE THE FISCAL POSITION IS TO CHANGES IN SPECIFIC VARIABLES.

ECONOMIC RISKS

THE CHIEF UNCERTAINTY IN THESE FORECASTS IS THE TERMS OF TRADE …

THE TERMS OF TRADE, THE RATIO OF EXPORT PRICES TO IMPORT PRICES, ARE AT THEIR HIGHEST LEVEL IN OVER 30 YEARS AND ARE EXPECTED TO INCREASE FURTHER IN COMING QUARTERS BEFORE EASING BACK.  HOWEVER, THERE ARE KEY RISKS TO THE TERMS OF TRADE ON BOTH THE UPSIDE AND DOWNSIDE.  THE TERMS OF TRADE COULD STAY ELEVATED FOR LONGER THAN EXPECTED OR COULD DECLINE MORE SHARPLY THAN EXPECTED, LARGELY DEPENDING ON COMMODITY PRICES, PARTICULARLY FOR DAIRY PRODUCTS.

CHANGES IN INTERNATIONAL COMMODITY MARKETS CAN HAVE A LARGE IMPACT ON THE NEW ZEALAND ECONOMY.  A RANGE OF DEMAND AND SUPPLY FACTORS HAVE CAUSED WORLD SPOT PRICES FOR DAIRY PRODUCTS TO MORE THAN DOUBLE SINCE MID-2006, AND THE RESULTING HIGHER EXPORT RECEIPTS WILL BOOST DOMESTIC INCOMES, ESPECIALLY IN THE AGRICULTURAL

SECTOR.  HOWEVER, PREDICTING PRICES FOR DAIRY PRODUCTS INVOLVES UNCERTAINTIES WITH REGARD TO BOTH WORLD DEMAND AND SUPPLY.

DEMAND FOR DAIRY PRODUCTS HAS BEEN DRIVEN HIGHER BY RISING INCOMES IN DEVELOPING NATIONS (EG, CHINA) COINCIDING WITH SHIFTING PREFERENCES TOWARDS HIGH-PROTEIN FOODS.  HOWEVER, THERE IS UNCERTAINTY AS TO THE EXTENT DEMAND WILL RESPOND TO THE RISE IN PRICES, WITH LESS REACTION LIKELY FOR STAPLES SUCH AS MILK COMPARED TO OTHER PRODUCTS SUCH AS CHEESE, YOGHURT AND ICE-CREAM.  PRICES FOR DAIRY PRODUCTS, AND FOR OTHER COMMODITIES, WOULD ALSO BE NEGATIVELY AFFECTED IN THE EVENT OF A MARKED SLOWING OF WORLD GROWTH.

A RANGE OF FACTORS HAS LIMITED THE SUPPLY OF DAIRY PRODUCTS (EG, IN AUSTRALIA, EUROPE AND THE UNITED STATES).  HOW THESE FACTORS EVOLVE ARE KEY JUDGEMENTS, AS IS THE ABILITY OF OTHER PARTS OF THE WORLD TO RAISE PRODUCTION, INCLUDING SOUTH AMERICA FOR EXPORTS AND CHINA FOR THEIR OWN DOMESTIC CONSUMPTION.

FIGURE 3.1 – TOTAL TERMS OF TRADE INDEX

SOURCES:  STATISTICS NEW ZEALAND, THE TREASURY

AN ADDITIONAL UNCERTAINTY IS THAT, WHILE INFORMATION IS AVAILABLE ON WORLD SPOT DAIRY PRICES, MUCH OF NEW ZEALAND’S DAIRY EXPORTS ARE PRE-SOLD AT AGREED CONTRACT PRICES.  AS A RESULT, JUDGEMENTS HAVE TO BE MADE AS TO HOW A GIVEN CHANGE IN SPOT DAIRY PRICES IMPACTS ON THE PRICE RECEIVED BY NEW ZEALAND EXPORTERS.  IT IS ALSO POSSIBLE THAT NEW ZEALAND’S OTHER COMMODITIES COULD ENJOY LARGER PRICE RISES IN RESPONSE TO THE FACTORS LIFTING DAIRY PRICES.

GIVEN RISKS ASSOCIATED WITH THE TERMS OF TRADE ON THE UPSIDE AND DOWNSIDE, TWO SCENARIOS ARE DEVELOPED BELOW THAT FOCUS ON THESE RISKS (FIGURE 3.1).  ALTERNATIVE SCENARIOS INVOLVING DIFFERENCES IN THE TERMS OF TRADE SHOW THE CONSEQUENCES FOR THE ECONOMY AND IMPLICATIONS FOR TAX REVENUE AND OTHER FISCAL INDICATORS.

… AND THERE ARE RISKS AROUND THE STRENGTH OF DOMESTIC DEMAND IN THE NEAR TERM

DOMESTIC DEMAND EXPERIENCED AN UPTURN IN LATE 2006 AND EARLY 2007, BUT A NUMBER OF FACTORS THAT CONTRIBUTED TO THIS STRENGTH HAVE TURNED: HOUSE PRICE GROWTH HAS SLOWED, FUEL PRICES HAVE RISEN AND NET MIGRATION HAS DECLINED.  IN ADDITION, 2007 HAS SEEN FURTHER INCREASES IN INTEREST RATES, INCLUDING FOR MORTGAGES, AND FINANCE COMPANY COLLAPSES.  AS A RESULT OF THESE FACTORS,

GROWTH IN DOMESTIC DEMAND APPEARS TO HAVE EASED IN THE SECOND HALF OF 2007, BUT THERE IS MUCH UNCERTAINTY ABOUT THE EXTENT OF THIS APPARENT EASING AND HOW LONG IT WILL ENDURE.

RESIDENTIAL INVESTMENT IS FORECAST TO WEAKEN AND HOUSE PRICE GROWTH IS EXPECTED TO SLOW FURTHER FROM LATE 2007 (FIGURE 3.2).  BASED ON LEADING INDICATORS (EG, HOUSE SALES), THERE IS A RISK OF A SHARPER FALL IN RESIDENTIAL INVESTMENT AND HOUSE PRICE GROWTH IN THE COMING YEAR, AS HAS HAPPENED IN THE UNITED STATES IN THE PAST YEAR.  SUCH A HOUSING DOWNTURN HAS THE POTENTIAL TO HAVE A LARGE IMPACT ON THE LABOUR MARKET GIVEN THE HIGH EMPLOYMENT GROWTH IN CONSTRUCTION AND PROPERTY SERVICES SINCE 2002.

FIGURE 3.2 – REAL RESIDENTIAL INVESTMENT

SOURCES:  STATISTICS NEW ZEALAND, THE TREASURY

NOT ALL RISKS TO DOMESTIC DEMAND ARE ON THE DOWNSIDE.  ALTHOUGH RETAIL TRADE DATA POINT TO A SLOWING IN CONSUMER SPENDING SINCE HIGH GROWTH IN EARLY 2007, DATA SUCH AS ELECTRONIC CARD TRANSACTIONS AND CONSUMER CONFIDENCE SUGGEST THERE IS STILL MOMENTUM LEFT.  HIGHER DOMESTIC DEMAND COULD OCCUR IF MORE OF THE INCOME BOOST EXPECTED FROM THE HIGHER TERMS OF TRADE IS SPENT, OR IF HIGHER WAGE GROWTH RESULTS FROM THE TIGHT LABOUR MARKET.

CONSUMERS PRICE INDEX (CPI) INFLATION IS FORECAST TO RISE TO 3.1% IN THE YEAR TO MARCH 2008 AND STAY NEAR THE TOP OF THE RESERVE BANK TARGET BAND (1% TO 3% PER ANNUM) FOR MUCH OF THE FORECAST PERIOD.  ADDITIONAL DOMESTIC DEMAND STRENGTH WOULD PUT FURTHER UPWARD PRESSURE ON NON-TRADABLES INFLATION.  RISING FOOD AND OIL PRICES ARE OTHER UPSIDE RISKS TO INFLATION.

RISKS TO THE GLOBAL ECONOMY HAVE HEIGHTENED OVER THE COURSE OF THIS YEAR …

THE WORLD ECONOMY HAS EXPERIENCED A STRONG EXPANSION DURING THE PAST THREE YEARS, WITH REAL GROSS DOMESTIC PRODUCT (GDP) GROWTH AMONG OUR TRADING PARTNERS AVERAGING AROUND 3.6% PER ANNUM.  TRADING PARTNER GROWTH IS FORECAST TO CONTINUE AT A BROADLY SIMILAR RATE, BUT RISKS TO THIS OUTLOOK ARE CONCENTRATED ON THE DOWNSIDE.

GLOBAL FINANCIAL MARKETS HAVE EXPERIENCED A HIGH DEGREE OF VOLATILITY IN RECENT MONTHS.  A DOWNTURN IN THE UNITED STATES HOUSING MARKET LED TO CONCERNS ABOUT SUB-PRIME MORTGAGES (RISKIER LOANS MADE TO THOSE WITH POOR CREDIT HISTORIES) AND UNCERTAINTY AMONG INVESTORS AS TO WHERE ASSOCIATED LOSSES WOULD BE

FELT.  THESE EVENTS TRIGGERED FINANCIAL MARKET TURMOIL IN AUGUST 2007 AND A GENERALISED RISE IN RISK AVERSION.  THE SITUATION STABILISED IN SEPTEMBER AND OCTOBER, BUT THERE HAS BEEN RENEWED UNCERTAINTY SINCE THE FORECAST WAS FINALISED.

THE HALF YEAR UPDATE FORECAST REFLECTS A VIEW THAT RECENT DEVELOPMENTS IN GLOBAL FINANCIAL MARKETS AND THE UNITED STATES HOUSING MARKET WILL NOT CAUSE A MARKED SLOWING OF GROWTH IN THE WORLD ECONOMY.  THERE IS A RISK THAT FURTHER FALLOUT IN THE HOUSING MARKET WEAKENS GROWTH IN THE UNITED STATES AND SLOWS WORLD GROWTH, WHICH WOULD MAKE CONDITIONS MORE DIFFICULT FOR FIRMS AND HOUSEHOLDS IN NEW ZEALAND, PARTICULARLY IF IT REDUCED THE AVAILABILITY OF CREDIT.

… THE EXCHANGE RATE HAS BEEN VOLATILE IN RECENT MONTHS …

THE EXCHANGE RATE HAS BEEN VOLATILE IN 2007.  THE TRADE WEIGHTED INDEX (TWI) OF THE NEW ZEALAND DOLLAR ROSE TO A POST-FLOAT HIGH OF 77 IN JULY, BUT TURMOIL IN GLOBAL FINANCIAL MARKETS RESULTED IN WIDESPREAD RISK AVERSION THAT SAW THE TWI FALL TO 66 IN SEPTEMBER.  A RETURN OF MARKET CONFIDENCE LED TO A RISE BACK ABOVE 70, LARGELY AS A RESULT OF WEAKNESS IN THE UNITED STATES DOLLAR.

THE HALF YEAR UPDATE FORECAST ASSUMES THE EXCHANGE RATE REMAINS AROUND ITS CURRENT LEVEL UNTIL MID-2008, BEFORE FALLING IN RESPONSE TO LOWER INTEREST RATES AND COMMODITY PRICES (FIGURE 3.3). HOWEVER, THE NEW ZEALAND DOLLAR EXCHANGE RATE IS ALWAYS A MAJOR UNCERTAINTY IN ECONOMIC FORECASTS AND RECENT VOLATILITY HIGHLIGHTS HOW QUICKLY SENTIMENT CAN CHANGE.  RECENT EVENTS ALSO ILLUSTRATE THE ROLE OF THE EXCHANGE RATE IN BUFFERING THE NEW ZEALAND ECONOMY FROM SHOCKS.

FIGURE 3.3 – TWI EXCHANGE RATE

SOURCES:  RESERVE BANK OF NEW ZEALAND, THE TREASURY

THE EXCHANGE RATE COULD FALL SOONER THAN ASSUMED IN OUR MAIN FORECAST, ESPECIALLY IF THERE IS RENEWED RISK AVERSION AMONG FINANCIAL MARKET PARTICIPANTS THAT RESULTS IN AN UNWINDING OF THE CARRY TRADE (IE, BORROWING IN NATIONS WITH LOW INTEREST RATES SUCH AS JAPAN TO INVEST IN COUNTRIES WITH HIGHER RATES SUCH AS NEW ZEALAND).  OTHER FACTORS THAT COULD LEAD TO A SHARPER FALL IN THE EXCHANGE RATE ARE A LARGE FALL IN COMMODITY PRICES, A DOWNTURN IN DOMESTIC DEMAND, OR CONCERN OVER THE SIZE OF THE CURRENT ACCOUNT DEFICIT.  A SHARP FALL IN THE CURRENCY WOULD RAISE TRADABLES INFLATION, BUT THE EXACT IMPACT DEPENDS ON THE EXTENT TO WHICH IMPORTERS PASS ON HIGHER COSTS OR ABSORB THEM THROUGH LOWER MARGINS.

CONVERSELY, RENEWED APPETITE FOR RISK AMONG FINANCIAL MARKET PARTICIPANTS, A RESURGENCE IN DOMESTIC DEMAND OR HIGHER COMMODITY PRICES COULD LIFT THE EXCHANGE RATE BACK TO THE
POST-FLOAT HIGH REACHED IN JULY 2007.  AN APPRECIATION OF THE CURRENCY IS MOST LIKELY AGAINST THE UNITED STATES DOLLAR GIVEN THE GREATER RISK OF ECONOMIC GROWTH SLOWING IN THE UNITED STATES.  A RISE IN THE NEW ZEALAND DOLLAR WOULD POSTPONE A RECOVERY IN EXPORTS AND WOULD LIKELY RESULT IN STRONGER DOMESTIC DEMAND.

… AND THE WORLD PRICE FOR OIL HAS INCREASED TO HISTORIC HIGHS

OUR OIL PRICE ASSUMPTION IS GENERALLY BASED ON FUTURES PRICES.  THE OIL PRICE TRACK INCORPORATES A WEST TEXAS INTERMEDIATE (WTI) PRICE OF US$90/BARREL IN THE DECEMBER 2007 QUARTER.  HOWEVER, OIL PRICES HAVE BEEN VOLATILE; SINCE THE FORECAST WAS FINALISED, THE WTI OIL PRICE PEAKED AT ALMOST US$100/BARREL ON 21 NOVEMBER AND FELL BACK BELOW US$90/BARREL IN EARLY DECEMBER.  THERE IS A RISK THAT OIL PRICES MAY FALL FURTHER OR ONCE AGAIN MOVE HIGHER.

POTENTIAL GROWTH DEPENDS ON GROWTH IN THE LABOUR SUPPLY AND LABOUR PRODUCTIVITY

THERE ARE SOME RISKS SPECIFIC TO THE LABOUR MARKET.  THE LABOUR FORCE PARTICIPATION RATE ROSE TO A RECORD HIGH IN MID-2007 BUT HAS BEEN VOLATILE.  THIS VOLATILITY CONTINUED AFTER THE FORECAST WAS FINALISED, WITH A LARGE FALL IN THE PARTICIPATION RATE FROM 68.8% IN THE JUNE 2007 QUARTER TO 68.3% IN THE SEPTEMBER 2007 QUARTER.

OTHER RISKS TO THE LABOUR SUPPLY ARE A FURTHER FALL IN AVERAGE WORKING HOURS AND A CONTINUED EASING OF NET PERMANENT AND LONG-TERM MIGRATION OWING TO RISING DEPARTURES.  LOWER GROWTH IN THE LABOUR SUPPLY WOULD IMPLY A LOWER POTENTIAL GROWTH RATE FOR THE ECONOMY AND THUS GREATER INFLATION PRESSURE FOR A GIVEN LEVEL OF OUTPUT.

ANNUAL AVERAGE GROWTH IN LABOUR PRODUCTIVITY (GDP PER HOUR WORKED) ROSE TO 1.5% AT JUNE 2007, PARTLY REFLECTING THE ECONOMIC UPTURN SINCE LATE 2006 (LABOUR PRODUCTIVITY GROWTH TENDS TO RISE IN UPTURNS AS INPUTS ARE USED MORE INTENSIVELY).  HIGHER PRODUCTIVITY GROWTH MAY ALSO REFLECT HIGH LEVELS OF BUSINESS INVESTMENT IN RECENT YEARS.  A KEY JUDGEMENT IN THESE FORECASTS IS THAT LABOUR PRODUCTIVITY GROWTH AVERAGES 1.5% TO 2% PER ANNUM.  IF THIS ASSUMPTION IS INCORRECT AND IT FALLS BACK TO AVERAGE AROUND 0.5% PER ANNUM, AS IN 2005 AND 2006, THE POTENTIAL GROWTH RATE OF THE ECONOMY WILL BE LOWER.

THERE IS UNCERTAINTY AS TO THE EXACT IMPACT OF POLICY CHANGES AND OTHER EVENTS

THE FORECASTS INCLUDE AN ASSUMPTION OF A $1.5 BILLION REVENUE REDUCTION CONTINGENCY, BUT ADDITIONAL UNCERTAINTY ARISES BECAUSE THE EXACT IMPACT ON THE REAL ECONOMY, INFLATION AND INTEREST RATES WILL DEPEND ON THE PRECISE NATURE OF THE REVENUE REDUCTION AND NOT JUST THE OVERALL SIZE.

AS DISCUSSED IN THE ECONOMIC AND TAX OUTLOOK CHAPTER, THE FORECASTS DO NOT INCORPORATE IMPACTS FROM A DECISION TO PROCEED WITH AN EMISSIONS TRADING SCHEME (ETS).  THE EXACT IMPACTS OF SUCH A SCHEME ARE UNCERTAIN, BUT IT WOULD LIKELY RESULT IN HIGHER INFLATION OWING TO HIGHER COSTS FACED BY CONSUMERS OF ENERGY.

FIGURE 3.4 – REAL GDP

SOURCES:  STATISTICS NEW ZEALAND, THE TREASURY

THERE ARE MANY NON-ECONOMIC RISKS THAT WOULD HAVE A LARGE IMPACT ON THE ECONOMY.  FOR EXAMPLE, CLIMATIC EVENTS AND AGRICULTURAL DISEASES CAN AFFECT AGRICULTURAL PRODUCTION, BOTH IN NEW ZEALAND AND IN COMPETING SUPPLIER COUNTRIES, WITH BENEFICIAL OR ADVERSE EFFECTS ON RETURNS TO NEW ZEALAND PRODUCERS.  MARKET PERCEPTIONS ARISING FROM CONCERNS ABOUT CLIMATE CHANGE MAY ALSO AFFECT THE DEMAND FOR NEW ZEALAND PRODUCTS.

ECONOMIC SCENARIOS

THE FOLLOWING SCENARIOS SHOW HOW THE GROWTH PATH OF THE ECONOMY MIGHT EVOLVE IF SOME OF THE KEY JUDGEMENTS IN THE MAIN FORECAST ARE ALTERED (TABLE 3.1).  THE SCENARIOS ARE TWO OF A LARGE NUMBER OF POSSIBLE EXAMPLES, AND DO NOT REPRESENT UPPER OR LOWER BOUNDS FOR THE MAIN FORECAST, WITH MORE EXTREME PATHS POSSIBLE.  THEY REPRESENT WHAT WE ASSESS TO BE THE KEY RISKS TO THE HALF YEAR UPDATE FORECAST AND ILLUSTRATE THE IMPACT OF RELATIVELY SMALL CHANGES IN THE ASSUMPTIONS ON KEY VARIABLES, ESPECIALLY THE FISCAL AGGREGATES.  ALTHOUGH NOT THE MOST LIKELY OUTCOME, WE CONSIDER THAT THERE IS A REALISTIC PROSPECT THAT THESE SCENARIOS COULD OCCUR.

THE FIRST SCENARIO IS ENTITLED “LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT”.  IN THIS SCENARIO, THERE IS A LARGER FALL IN THE TERMS OF TRADE AND WEAKER DOMESTIC DEMAND LED BY RESIDENTIAL INVESTMENT.  THIS SCENARIO LEADS TO LOWER REAL GDP GROWTH INITIALLY (FIGURE 3.4).  NON-TRADABLES INFLATION ALSO FALLS, BUT TOTAL INFLATION IS HIGHER AS A LOWER EXCHANGE RATE DRIVES UP THE PRICE OF IMPORTS AND THUS TRADABLES INFLATION IN THE SHORT TERM.  COMPARED TO THE MAIN FORECAST, INTEREST RATES ARE NOT CUT AS EARLY BECAUSE OF HIGH INFLATION AND THE CURRENT ACCOUNT DEFICIT DOES NOT NARROW AS MUCH BECAUSE OF THE LOWER TERMS OF TRADE.

THE SECOND SCENARIO, ENTITLED “HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND”, INCORPORATES STRONGER TERMS OF TRADE OWING TO HIGHER EXPORT PRICES THROUGHOUT THE FORECAST PERIOD.  IN THIS SCENARIO, THERE IS STRONGER GROWTH IN CONSUMPTION AND MARKET INVESTMENT RELATIVE TO THE MAIN FORECAST, WHICH RAISES REAL GROWTH IN GDP IN THE NEAR TERM, BUT ALSO INCREASES INFLATIONARY PRESSURES.

TABLE 3.1 – ALTERNATIVE SCENARIOS: SUMMARY

	2007 Actual	2008 Estimate	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
REAL PRODUCTION GDP (ANNUAL AVERAGE % CHANGE, YEAR ENDING 31 MARCH)
HALF YEAR UPDATE FORECAST	1.7	3.0	2.1	2.8	2.7	2.9
LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT	1.7	3.0	1.1	3.3	3.3	2.9
HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND	1.7	3.0	2.8	2.5	2.1	3.0
NOMINAL EXPENDITURE GDP (ANNUAL AVERAGE % CHANGE, YEAR ENDING 31 MARCH)
HALF YEAR UPDATE FORECAST	4.7	7.3	5.4	4.1	4.2	4.6
LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT	4.7	7.3	3.9	3.9	3.8	4.2
HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND	4.7	7.4	6.7	4.4	3.8	4.5
OBEGAL ($BILLION, YEAR ENDING 30 JUNE)(1)
HALF YEAR UPDATE FORECAST	5.3	6.6	4.3	4.1	4.0	3.9
LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT	5.3	6.4	3.1	3.0	2.3	2.0
HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND	5.3	6.6	5.2	5.0	4.6	4.6

NOTE:                     (1)  OPERATING BALANCE BEFORE GAINS AND LOSSES.

SOURCES:  STATISTICS NEW ZEALAND, THE TREASURY

LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT

THE FIRST SCENARIO ILLUSTRATES A SITUATION IN WHICH THE TERMS OF TRADE FALL SOONER AND BY MORE THAN ASSUMED IN THE MAIN FORECAST AND – IN CONJUNCTION WITH AN ASSUMPTION OF A GREATER IMPACT ON HOUSING FROM RECENT INCREASES IN INTEREST RATES – THERE IS WEAKER RESIDENTIAL INVESTMENT (TABLE 3.2).

TABLE 3.2 – LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT

	2007 Actual	2008 Estimate	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
ANNUAL AVERAGE % CHANGE, YEAR ENDING 31 MARCH
PRIVATE CONSUMPTION	2.4	3.8	1.1	1.6	1.8	1.3
RESIDENTIAL INVESTMENT	-2.1	5.7	-13.5	-7.3	4.4	5.6
MARKET INVESTMENT	-3.3	5.6	4.5	-0.6	3.5	3.7
GROSS NATIONAL EXPENDITURE	0.7	4.7	1.4	1.7	2.6	2.2
EXPORTS OF GOODS AND SERVICES	3.0	1.6	2.6	3.6	3.7	4.1
IMPORTS OF GOODS AND SERVICES	-1.4	6.1	3.1	-1.0	1.8	2.3
REAL GDP (PRODUCTION MEASURE)	1.7	3.0	1.1	3.3	3.3	2.9
REAL GDP PER CAPITA	0.5	2.0	0.2	2.3	2.3	1.9

EMPLOYMENT GROWTH	1.9	1.9	0.6	0.9	1.0	0.3
UNEMPLOYMENT RATE(1)	3.7	3.8	4.1	4.0	4.3	4.6
90-DAY BANK BILL RATE(2)	7.8	8.5	8.5	8.3	8.2	7.5
TWI(2)	68.8	70.0	61.3	56.1	55.1	54.2
CPI(3)	2.5	3.1	3.0	3.1	2.6	2.6
CURRENT ACCOUNT BALANCE (% GDP)	-8.3	-7.3	-7.0	-8.0	-8.4	-8.6
NOMINAL GDP (EXPENDITURE MEASURE)	4.7	7.3	3.9	3.9	3.8	4.2

NOTES:	(1)	PERCENTAGE OF LABOUR FORCE, MARCH QUARTER, SEASONALLY ADJUSTED.
	(2)	AVERAGE FOR MARCH QUARTER.
	(3)	ANNUAL PERCENTAGE CHANGE, MARCH QUARTER.

SOURCES:  STATISTICS NEW ZEALAND, RESERVE BANK OF NEW ZEALAND, The Treasury

IN THIS SCENARIO, THE TERMS OF TRADE FALL MORE SHARPLY AS EXPORT PRICES REVERSE MUCH OF THEIR RECENT RISE.  THIS SCENARIO ENVISAGES A SHARP FALL IN WORLD DAIRY PRICES TO LEVELS PREVAILING IN 2005/06, PRIOR TO THE CURRENT BOOM.  SUCH A FALL WOULD LIKELY INVOLVE SOME SLOWING OF WORLD GROWTH, PARTICULARLY IN THE UNITED STATES, AND A LARGER NEGATIVE REACTION TO THE RECENT INCREASE IN DAIRY PRICES, ESPECIALLY FOR PRODUCTS THAT ARE RELATIVELY PRICE ELASTIC (EG, YOGHURT AND ICE-CREAM).  A FASTER RISE IN DAIRY PRODUCTION, IN RESPONSE TO PREVIOUS INCREASES IN DAIRY PRICES, WOULD LIKELY BE ANOTHER IMPORTANT CONTRIBUTOR TO A FALL IN WORLD DAIRY PRICES.

THE EXCHANGE RATE FALLS MORE QUICKLY IN THIS SCENARIO BECAUSE OF LOWER PRICES FOR NEW ZEALAND EXPORTS.  OVER THE FIRST TWO YEARS OF THE FORECAST PERIOD, THE TWI IS APPROXIMATELY 10% LOWER THAN IN THE MAIN FORECAST AT 61.3 IN THE MARCH 2009 QUARTER AND 56.1 A YEAR LATER.  THE EXCHANGE RATE THEN LEVELS OFF BUT IT IS STILL SLIGHTLY BELOW THE HALF YEAR

UPDATE TRACK TOWARDS THE END OF THE FORECAST PERIOD BECAUSE OF THE LOWER TERMS OF TRADE.

RESIDENTIAL INVESTMENT IS MUCH LOWER INITIALLY IN THIS SCENARIO, FALLING BY 13.5% IN THE MARCH 2009 YEAR AND 7.3% THE NEXT YEAR.  ALTHOUGH THIS IS A LARGE FALL, IT WOULD NOT BE UNUSUAL RELATIVE TO PREVIOUS DOWNTURNS (EG, 2000/01) AND THE RECENT EXPERIENCE OF THE UNITED STATES.  THE LARGER FALL IN RESIDENTIAL INVESTMENT IN THIS SCENARIO IS CAUSED BY A GREATER REACTION TO RECENT INCREASES IN INTEREST RATES THAN IS INCORPORATED IN THE MAIN FORECAST.  FURTHERMORE, INTEREST RATES ARE HIGH FOR LONGER IN THIS SCENARIO BECAUSE OF THE INFLATION PRESSURE THAT RESULTS FROM A FASTER FALL IN THE EXCHANGE RATE.  RELATIVE TO THE MAIN FORECAST, MARKET INVESTMENT IS ALSO LOWER AS A RESULT OF THE WEAKENING IN DOMESTIC DEMAND, A LOWER NEW ZEALAND DOLLAR RAISING THE COST OF IMPORTED CAPITAL, AND HIGHER INTEREST RATES.

PRIVATE CONSUMPTION GROWTH IS AROUND ONE PERCENTAGE POINT LOWER THAN IN THE MAIN FORECAST IN THE YEARS TO MARCH 2009 AND 2010 AS A HOUSING MARKET DOWNTURN REDUCES PERCEPTIONS OF HOUSEHOLD WEALTH AND REDUCES THE ABILITY OF HOUSEHOLDS TO BORROW AGAINST THEIR HOME.  HIGHER COSTS OF IMPORTED CONSUMPTION GOODS, OWING TO THE WEAKER DOLLAR, ALSO ACT TO WEAKEN PRIVATE CONSUMPTION GROWTH.

Figure 3.5 – CPI inflation

SOURCES:  STATISTICS NEW ZEALAND, THE TREASURY

WEAKER DOMESTIC DEMAND RESULTS IN SLOWER GROWTH IN IMPORTS OVER THE YEARS TO MARCH 2009 AND 2010, INCLUDING A FALL IN IMPORT VOLUMES OVER THE MARCH 2010 YEAR.  IN THE FINAL TWO YEARS OF THE FORECASTS, IMPORT GROWTH IS HIGHER THAN IN THE MAIN FORECAST AS DOMESTIC DEMAND STRENGTHENS AGAIN.  EXPORT VOLUMES, PARTICULARLY EXPORT SERVICES, GROW BY MORE IN THIS SCENARIO THAN IN THE HALF YEAR UPDATE FORECAST BECAUSE OF THE LOWER EXCHANGE RATE.

GROWTH IN REAL GDP OF 1.1% OVER THE YEAR TO MARCH 2009 IS MUCH LOWER THAN IN THE MAIN FORECAST, BUT STRONGER EXPORT GROWTH RELATIVE TO IMPORT GROWTH LEADS TO HIGHER GROWTH IN REAL GDP OF 3.3% IN EACH OF THE FOLLOWING TWO YEARS.

EMPLOYMENT GROWTH IS LOWER THROUGH MUCH OF THE FORECAST PERIOD AS FIRMS UTILISE A LOWER LEVEL OF LABOUR INPUT IN RESPONSE TO WEAKER DEMAND.  THE UNEMPLOYMENT RATE IS HIGHER AS A RESULT, RISING TO 4.6% BY MARCH 2012.  WAGE

GROWTH IS WEAKER THROUGHOUT THE PERIOD, COMPOUNDING THE WEAKER PRIVATE CONSUMPTION AND RESIDENTIAL INVESTMENT GROWTH.

CONSUMER PRICE INFLATION IS HIGHER THAN THE HALF YEAR UPDATE FORECAST BECAUSE OF THE PASS-THROUGH FROM THE SHARP FALL IN THE EXCHANGE RATE.  ANNUAL INFLATION RISES TO 3.1% AT MARCH 2008, AS IN THE MAIN FORECAST, BUT REMAINS AT OR ABOVE 3% IN THE FOLLOWING TWO YEARS (FIGURE 3.5).  MONETARY POLICY IS LOOSENED LATER THAN IN THE HALF YEAR UPDATE FORECAST, WITH 90-DAY RATES STAYING ABOVE 8% UNTIL THE FINAL YEAR OF THE FORECASTS.

THE CURRENT ACCOUNT DEFICIT NARROWS INITIALLY AS GROWTH IN IMPORTS SLOWS IN RESPONSE TO WEAKER DOMESTIC DEMAND.  HOWEVER, THE CURRENT ACCOUNT DEFICIT IS LARGER THROUGHOUT THE PERIOD COMPARED TO THE MAIN FORECAST BECAUSE OF LOWER EXPORT PRICES.

DESPITE HIGH CONSUMER PRICE INFLATION, THE INITIAL LOWER RATE OF GROWTH IN REAL GDP MEANS THE LEVEL OF NOMINAL GDP IS LOWER THROUGHOUT THE FORECAST PERIOD BY A CUMULATIVE TOTAL OF APPROXIMATELY $15 BILLION.  THIS BRINGS A REDUCTION IN TAX REVENUES, AS DISCUSSED IN THE FISCAL SCENARIOS SECTION.

HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND

IN THIS SCENARIO, THE TERMS OF TRADE ARE ASSUMED TO BE HIGHER ACROSS THE FORECAST PERIOD RELATIVE TO THE HALF YEAR UPDATE FORECAST (TABLE 3.3).  IT IS ALSO ASSUMED THERE IS GREATER CONFIDENCE AS A RESULT OF THE HIGHER TERMS OF TRADE AND MORE MOMENTUM IN THE ECONOMY THAN IN THE MAIN SCENARIO.  THIS SCENARIO IS SIMILAR TO ONE OF THE SCENARIOS THAT WAS OUTLINED IN THE BUDGET UPDATE 2007.

TABLE 3.3 – HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND SCENARIO

	2007 Actual	2008 Estimate	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
ANNUAL AVERAGE % CHANGE, YEAR ENDING 31 MARCH
PRIVATE CONSUMPTION	2.4	3.9	3.2	2.5	1.1	1.0
RESIDENTIAL INVESTMENT	-2.1	5.7	-3.9	-5.6	-1.4	1.7
MARKET INVESTMENT	-3.3	5.6	8.7	3.7	-1.6	1.6
GROSS NATIONAL EXPENDITURE	0.7	4.8	3.9	3.1	1.0	1.7
EXPORTS OF GOODS AND SERVICES	3.0	1.6	2.6	3.3	3.4	3.7
IMPORTS OF GOODS AND SERVICES	-1.4	6.1	5.7	4.7	0.2	0.2
REAL GDP (PRODUCTION MEASURE)	1.7	3.0	2.8	2.5	2.1	3.0
REAL GDP PER CAPITA	0.5	2.0	1.8	1.6	1.1	2.0

EMPLOYMENT GROWTH	1.9	1.9	1.1	1.5	0.9	0.7
UNEMPLOYMENT RATE(1)	3.7	3.8	3.6	3.7	3.9	4.0
90-DAY BANK BILL RATE(2)	7.8	8.5	8.8	8.3	7.9	7.4
TWI(2)	68.8	70.0	69.1	65.0	60.3	58.0
CPI(3)	2.5	3.1	2.9	2.9	2.7	2.5
CURRENT ACCOUNT BALANCE (% GDP)	-8.3	-7.3	-6.2	-7.1	-6.8	-6.1
NOMINAL GDP (EXPENDITURE MEASURE)	4.7	7.4	6.7	4.4	3.8	4.5

NOTES:	(1)	PERCENTAGE OF LABOUR FORCE, MARCH QUARTER, SEASONALLY ADJUSTED.
	(2)	AVERAGE FOR MARCH QUARTER.
	(3)	ANNUAL PERCENTAGE CHANGE, MARCH QUARTER.

SOURCES:  STATISTICS NEW ZEALAND, RESERVE BANK OF NEW ZEALAND, THE TREASURY

THIS SCENARIO ASSUMES THE TERMS OF TRADE REMAIN HIGHER THROUGHOUT THE PERIOD RELATIVE TO THE MAIN FORECAST.  THE TERMS OF TRADE ARE STILL FORECAST TO FALL, BUT NOT AS SHARPLY AS IN THE MAIN FORECAST (THEY ARE ASSUMED TO FALL BACK TO THE SAME LONG-RUN LEVEL AFTER THE END OF THE FORECAST PERIOD).  THE DRIVER OF THE HIGHER TERMS OF TRADE COULD BE STRONGER WORLD DEMAND, A MORE SUSTAINED INCREASE IN INTERNATIONAL DAIRY PRICES, A LARGE RISE IN THE PRICE OF OTHER COMMODITIES, OR A GREATER FLOW-THROUGH FROM THE RECENT COMMODITY PRICE INCREASES TO THE PRICE RECEIVED BY NEW ZEALAND PRODUCERS.  HIGHER EXPORT PRICES ARE ASSUMED TO BE OFFSET SLIGHTLY BY HIGHER OIL PRICES (AS OIL WOULD LIKELY BE INFLUENCED BY SOME OF THE SAME FACTORS KEEPING THE PRICE OF FOOD COMMODITIES HIGH).  AS A RESULT OF HIGHER EXPORT PRICES, THE NEW ZEALAND DOLLAR IS ASSUMED TO BE 3% HIGHER THAN THE MAIN FORECAST IN THE MARCH 2009 QUARTER AND 5% HIGHER A YEAR LATER.

IN THIS SCENARIO, PRIVATE CONSUMPTION GROWTH IS ASSUMED TO BE STRONGER IN THE MARCH 2009 YEAR THAN IN THE HALF YEAR UPDATE FORECAST, AS HOUSEHOLDS RESPOND TO THEIR HIGHER REAL INCOMES AND INCREASED CONFIDENCE.  WITH STRONGER DEMAND FROM HOUSEHOLDS AND A HIGHER EXCHANGE RATE MAKING IMPORTED CAPITAL CHEAPER, FIRMS RAISE THEIR INVESTMENT RELATIVE TO THE MAIN FORECAST IN THE MARCH 2009 AND 2010 YEARS.  RESIDENTIAL INVESTMENT IS SIMILAR OVER THE FORECAST PERIOD COMPARED TO THE MAIN FORECAST AS THE IMPACT OF STRONGER INCOMES IS OFFSET BY HIGHER INTEREST RATES.

EMPLOYMENT GROWTH IS ABOUT A QUARTER OF A PERCENTAGE POINT HIGHER IN THE MARCH 2009 AND 2010 YEARS AS A RESULT OF HIGHER DOMESTIC DEMAND.  STRONGER EMPLOYMENT GROWTH MEANS THE UNEMPLOYMENT RATE IS RELATIVELY STABLE AND AROUND A QUARTER OF A PERCENTAGE POINT LOWER THAN THE MAIN FORECAST OVER THE PERIOD.  WAGE GROWTH IS HIGHER THAN IN THE MAIN FORECAST AND THE GREATER STRENGTH IN THE LABOUR MARKET REINFORCES THE STRONGER DOMESTIC DEMAND.

GROWTH IN NON-COMMODITY AND SERVICES EXPORT VOLUMES IS EXPECTED TO BE INHIBITED BY THE EFFECT OF THE HIGHER EXCHANGE RATE AND THUS OVERALL EXPORT VOLUME GROWTH IS LOWER IN THIS SCENARIO THAN IN THE HALF YEAR UPDATE FORECAST.  IMPORT VOLUME GROWTH RESPONDS TO THE INCREASED PRIVATE CONSUMPTION AND BUSINESS INVESTMENT TO BE HIGHER IN THE MARCH 2009 YEAR AND THE MARCH 2010 YEAR.

REAL GDP GROWTH IS HIGHER IN THE YEAR TO MARCH 2009 BUT LOWER OVER THE FOLLOWING TWO YEARS RELATIVE TO THE MAIN FORECAST.  DRIVING THE SLOWING FROM THE YEAR TO MARCH 2010 IN THIS SCENARIO IS A SHARPER WEAKENING OF DOMESTIC DEMAND OWING TO HIGHER INTEREST RATES AND LOW EXPORT GROWTH RELATIVE TO IMPORT GROWTH OWING TO THE HIGHER EXCHANGE RATE.

STRONGER DOMESTIC DEMAND LEADS TO HIGHER INFLATION PRESSURE.  INCREASED INFLATION PRESSURE RESULTS IN TIGHTER MONETARY POLICY AND 90-DAY INTEREST

RATES ARE AROUND A QUARTER OF A PERCENTAGE POINT HIGHER IN THE MARCH 2009 QUARTER.  EVEN WITH THIS MONETARY TIGHTENING, INFLATION REMAINS HIGHER UNTIL THE FINAL YEAR OF THE FORECASTS.

THE MONETARY TIGHTENING, HOWEVER, BRINGS ABOUT A SLOWING IN DOMESTIC DEMAND.  PRIVATE CONSUMPTION AND MARKET INVESTMENT GROW MORE SLOWLY IN THIS SCENARIO IN THE FINAL TWO YEARS OF THE FORECAST THAN IN THE MAIN FORECAST.  IMPORT GROWTH IS ALSO LOWER IN THIS PERIOD, BUT SO IS REAL GDP GROWTH.

THE HIGHER TERMS OF TRADE LEAD TO A SLIGHTLY FASTER ADJUSTMENT IN THE CURRENT ACCOUNT DEFICIT.  THE CURRENT ACCOUNT DEFICIT NARROWS IN THE MARCH 2009 YEAR, REACHING 6.2% OF NOMINAL GDP.  AS IN THE MAIN FORECAST, IT INCREASES IN THE FOLLOWING YEAR BUT NARROWS AGAIN IN THE LAST TWO YEARS OF THE FORECAST PERIOD (FIGURE 3.6).

FIGURE 3.6 – CURRENT ACCOUNT

SOURCES:  STATISTICS NEW ZEALAND, THE TREASURY

BECAUSE OF STRONGER GROWTH IN NOMINAL GDP IN THE EARLY PART OF THE FORECAST PERIOD, THE LEVEL OF NOMINAL GDP IS HIGHER THROUGHOUT THE WHOLE FORECAST PERIOD.  THE CUMULATIVE INCREASE OVER THE PERIOD TO MARCH 2012 IS AROUND $10 BILLION, WITH AN INCREASE IN THE FINAL YEAR OF $2.3 BILLION.  THIS HIGHER LEVEL OF NOMINAL GDP LEADS TO HIGHER TAX REVENUES THROUGHOUT THE PERIOD.

FISCAL SCENARIOS

THE FISCAL POSITION IS STRONGLY INFLUENCED BY THE ECONOMY (TABLE 3.4).  THE MAJOR ECONOMIC DETERMINANTS, AND HOW THEY IMPACT ON THE FISCAL POSITION, ARE LISTED BELOW.  WHILE EACH EFFECT IS EXPRESSED IN TERMS OF AN INCREASE IN THE DETERMINANT, THE OPPOSITE IMPACT APPLIES FOR A DECREASE.

•             NOMINAL GDP – HIGHER GDP LEVELS ARE REFLECTED IN HIGHER TAX REVENUE, WHICH INCREASES THE OPERATING BALANCE AND LOWERS THE GOVERNMENT’S NET DEBT.

•             INTEREST RATES – HIGHER INTEREST RATES LEAD TO INCREASED DEBT-FINANCING COSTS BUT ALSO TO HIGHER INTEREST-BASED REVENUE.

•             THE LEVEL OF UNEMPLOYMENT – HIGHER LEVELS OF UNEMPLOYMENT TRANSLATE INTO AN INCREASE IN SPENDING BECAUSE THE NUMBER OF UNEMPLOYMENT BENEFICIARIES RISES.  THIS DECREASES THE OPERATING BALANCE AND RAISES NET DEBT LEVELS.

•             CPI INFLATION – AS MOST BENEFITS ARE INDEXED TO CPI MOVEMENTS, HIGHER INFLATION RESULTS IN INCREASED BENEFIT COSTS.  THIS REDUCES THE OPERATING BALANCE AND INCREASES NET DEBT.

TABLE 3.4 – ALTERNATIVE SCENARIOS: IMPACT ON OBEGAL AND DEBT

YEAR ENDING 30 JUNE	2007 Actual	2008 Estimate	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
OBEGAL ($BILLION)(1)
HALF YEAR UPDATE FORECAST	5.3	6.6	4.3	4.1	4.0	3.9
LOWER TERMS OF TRADE	5.3	6.4	3.1	3.0	2.3	2.0
HIGHER TERMS OF TRADE	5.3	6.6	5.2	5.0	4.6	4.6
GROSS SOVEREIGN-ISSUED DEBT ($BILLION)(2)
HALF YEAR UPDATE FORECAST	30.9	33.3	33.0	31.8	34.6	33.2
LOWER TERMS OF TRADE	30.9	33.5	34.5	34.3	38.8	39.3
HIGHER TERMS OF TRADE	30.9	33.3	32.2	30.0	32.1	30.0
OBEGAL (% GDP)(1)
HALF YEAR UPDATE FORECAST	3.2	3.7	2.3	2.1	2.0	1.8
LOWER TERMS OF TRADE	3.2	3.6	1.7	1.6	1.2	0.9
HIGHER TERMS OF TRADE	3.2	3.7	2.7	2.5	2.3	2.1
GROSS SOVEREIGN-ISSUED DEBT (% GDP)(2)
HALF YEAR UPDATE FORECAST	18.5	18.7	17.7	16.3	17.0	15.6
LOWER TERMS OF TRADE	18.5	18.8	18.8	17.9	19.6	18.9
HIGHER TERMS OF TRADE	18.5	18.6	17.0	15.2	15.7	14.0
CORE CROWN NET DEBT (% GDP)
HALF YEAR UPDATE FORECAST	2.7	1.1	0.9	0.9	0.9	1.0
LOWER TERMS OF TRADE	2.7	1.2	1.7	2.2	3.0	3.9
HIGHER TERMS OF TRADE	2.7	1.1	0.5	0.0	-0.3	-0.5

NOTES:	(1)	OPERATING BALANCE BEFORE GAINS AND LOSSES.
	(2)	EXCLUDING RESERVE BANK SETTLEMENT CASH.

SOURCE:  THE TREASURY

LOWER TERMS OF TRADE AND WEAKER RESIDENTIAL INVESTMENT

THE FIRST SCENARIO IS DRIVEN BY A COMBINATION OF INTERNATIONAL AND DOMESTIC FACTORS.  EASING WORLD DEMAND FOR DAIRY PRODUCTS AND/OR A STRONG GLOBAL SUPPLY RESPONSE TO HIGH DAIRY PRICES LEADS TO A FALL IN THE TERMS OF TRADE AND THE EXCHANGE RATE.  IN ADDITION, RESIDENTIAL INVESTMENT SLOWS SHARPLY.  AS A RESULT, NOMINAL GDP GROWTH IS SLOWER, PARTICULARLY OVER 2008/09, AND A FALL IN THE EXCHANGE RATE INCREASES TRADABLES INFLATION.  REAL ECONOMIC GROWTH IN 2010 INCREASES THROUGH A REBOUND IN PRIVATE CONSUMPTION AND HIGHER EXPORT VOLUMES OWING TO THE LOWER EXCHANGE RATE.  OVERALL, NOMINAL GDP IS A CUMULATIVE $15 BILLION LOWER BY 2012 RELATIVE TO THE MAIN FORECAST.

THE WEAKER NOMINAL GDP TRACK REDUCES REVENUE BY AROUND $5 BILLION ACROSS THE FORECAST PERIOD.  IN ADDITION, EXPENSES ARE HIGHER BECAUSE OF HIGHER UNEMPLOYMENT AND THE HIGHER CPI INCREASING INFLATION-INDEXED BENEFIT COSTS.  AS A RESULT, THE OBEGAL AS A PERCENTAGE OF GDP IS 0.9% LOWER IN THE LAST YEAR OF

THE FORECAST PERIOD COMPARED TO THE MAIN FORECAST (FIGURE 3.7).  GROSS SOVEREIGN-ISSUED DEBT (GSID) IS AROUND 3.3% OF GDP HIGHER.

FIGURE 3.7 – OBEGAL

SOURCE:  THE TREASURY

HIGHER TERMS OF TRADE AND STRONGER DOMESTIC DEMAND

SCENARIO TWO SEES HIGHER COMMODITY PRICES DRIVEN BY, FOR EXAMPLE, DEMAND FROM CHINA AND CONSTRAINTS ON THE GLOBAL SUPPLY RESPONSE FROM DROUGHT IN AUSTRALIA AND CONVERSION OF GRAIN TO BIOFUEL IN THE UNITED STATES.  THE EFFECT ON THE TERMS OF TRADE IS OFFSET SOMEWHAT BY HIGHER OIL PRICES.  STRENGTH IN THE DOMESTIC ECONOMY IS CHARACTERISED BY CONSUMER SPENDING AND BUSINESS INVESTMENT THAT FLOWS THROUGH TO HIGHER REAL GDP.  THE CPI IS ALSO HIGHER THAN IN THE MAIN FORECAST AS A RESULT OF HIGHER NON-TRADABLES INFLATION AND OIL PRICES.  EVENTUALLY, HIGH INTEREST RATES DAMPEN DEMAND PRESSURES IN THE DOMESTIC ECONOMY, LEADING TO A FALL IN THE EXCHANGE RATE AND A RISE IN EXPORT VOLUME GROWTH.

OVERALL, NOMINAL GDP IS A CUMULATIVE $10 BILLION HIGHER ACROSS THE FORECAST PERIOD, AND REVENUES ARE A CUMULATIVE $3.3 BILLION HIGHER COMPARED TO THE MAIN FORECAST.  EXPENSES ARE THE SAME ACROSS THE PERIOD AS A REDUCTION IN FINANCE COSTS AND UNEMPLOYMENT BENEFITS IS OFFSET BY HIGHER INFLATION-INDEXED WELFARE PAYMENTS.  THE OBEGAL AS A PERCENTAGE OF GDP IS AROUND 0.3% HIGHER COMPARED TO THE MAIN CASE IN THE FINAL YEAR OF THE FORECAST.  GSID IS AROUND 1.6% OF GDP LOWER (FIGURE 3.8).

FIGURE 3.8 – GSID

SOURCE:  THE TREASURY

FISCAL SENSITIVITIES

THE SCENARIOS ABOVE INDICATE THE SENSITIVITY OF FISCAL AGGREGATES TO CHANGES IN ECONOMIC CONDITIONS.  TABLE 3.5 PROVIDES SOME “RULES OF THUMB” ON THE SENSITIVITIES OF THE FISCAL POSITION TO SMALL CHANGES IN SPECIFIC VARIABLES.

TABLE 3.5 – FISCAL SENSITIVITY ANALYSIS

($MILLION) YEAR ENDING 30 JUNE	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
1% LOWER NOMINAL GDP GROWTH PER ANNUM
REVENUE	(541)	(1,099)	(1,737)	(2,423)	(3,157)
ADDITION TO FINANCING COSTS	17	69	164	306	484
IMPACT ON THE OPERATING BALANCE	(559)	(1,168)	(1,901)	(2,729)	(3,641)
REVENUE IMPACT OF A 1% DECREASE IN THE GROWTH RATES OF:
WAGES AND SALARIES	(245)	(520)	(830)	(1,175)	(1,550)
TAXABLE BUSINESS PROFITS	(125)	(265)	(425)	(585)	(770)
ONE PERCENTAGE POINT LOWER INTEREST RATES
INTEREST INCOME	(88)	(114)	(98)	(123)	(111)
EXPENSES	(62)	(102)	(126)	(155)	(178)
IMPACT ON THE OPERATING BALANCE	(26)	(12)	28	33	67

THE FORECASTS OF CAPITAL CONTRIBUTIONS TO THE NEW ZEALAND SUPERANNUATION (NZS) FUND ARE SENSITIVE TO THE RATE OF RETURN ASSUMED ON THE FUND’S ASSETS (TABLE 3.6).

TABLE 3.6 – NZS FUND CONTRIBUTIONS SENSITIVITY ANALYSIS

	Marginal change	Effect on net return after tax	Effect on capital contribution ($million)
VARIABLE	(%age points)	(%age points)	2008/09	2009/10	2010/11	2011/12
EXPECTED GROSS RATE OF RETURN	-1%	-0.76%	237	252	268	287

SPECIFIC FISCAL RISKS

INTRODUCTION

THIS CHAPTER DESCRIBES THE SPECIFIC FISCAL RISKS TO THE CROWN, INCLUDING CONTINGENT LIABILITIES.  THE PUBLIC FINANCE ACT 1989 (PFA) REQUIRES DISCLOSURE OF ALL GOVERNMENT DECISIONS AND OTHER CIRCUMSTANCES THAT MAY PUT PRESSURE ON THE FORECAST SPENDING AMOUNTS, AND/OR HAVE A MATERIAL EFFECT ON THE FISCAL AND ECONOMIC OUTLOOK.

CRITERIA FOR DISCLOSURE OF SPECIFIC FISCAL RISKS

TO ENSURE A PRACTICABLE AND CONSISTENT DISCLOSURE APPROACH, FISCAL RISKS ARE DISCLOSED BASED ON THE FOLLOWING CRITERIA, CONSISTENT WITH THE PRINCIPLES OF THE PFA:

•             REASONABLE CERTAINTY CRITERION – RISKS HAVE NOT BEEN INCLUDED IN THE FISCAL FORECASTS BECAUSE THEY REFLECT GOVERNMENT DECISIONS OR LEGISLATIVE COMMITMENTS WITH UNCERTAIN FISCAL CONSEQUENCES OR TIMING.

•             MATERIALITY CRITERION – RISKS HAVE AN IMPACT ON THE FISCAL FORECASTS (OPERATING BALANCE, NET WORTH OR GROSS DEBT) OF $10 MILLION OR MORE IN ANY ONE FORECAST YEAR.

•             ACTIVE CONSIDERATION CRITERION – RISKS ARE BEING ACTIVELY CONSIDERED BY THE MINISTER OF FINANCE AND RESPONSIBLE MINISTERS (EG, ARE THE SUBJECT OF WRITTEN REPORTS) OR ARE DECISIONS THAT HAVE BEEN DEFERRED UNTIL A LATER DATE.

EXCLUSIONS FROM DISCLOSURE

THE PFA REQUIRES THAT ALL SPECIFIC FISCAL RISKS BE DISCLOSED, EXCEPT WHERE IT IS DETERMINED BY THE MINISTER OF FINANCE THAT DISCLOSING A RISK IS LIKELY TO:

•             PREJUDICE THE SUBSTANTIAL ECONOMIC INTERESTS OF NEW ZEALAND

•             PREJUDICE THE SECURITY OR DEFENCE OF NEW ZEALAND OR INTERNATIONAL RELATIONS OF THE GOVERNMENT

•             COMPROMISE THE CROWN IN A MATERIAL WAY IN NEGOTIATION, LITIGATION OR COMMERCIAL ACTIVITY, OR

•             RESULT IN A MATERIAL LOSS OF VALUE TO THE CROWN.

SPECIFIC FISCAL RISKS DO NOT INCLUDE:

•             NORMAL FORECASTING RISKS, SUCH AS UNCERTAINTY AROUND WELFARE BENEFITS, STATE-OWNED ENTERPRISE/CROWN ENTITY SURPLUSES, THE IMPACT OF REGULAR

REVALUATIONS OF PHYSICAL ASSETS, FINANCE COSTS OR FLUCTUATIONS IN EXTERNAL MARKETS

•             POSSIBLE CHANGES TO THE INTERPRETATION OF ACCOUNTING POLICIES, SUCH AS THE CHANGES TO REVENUE RECOGNITION RULES AND RECOGNITION OF LIABILITIES, OR

•             DISCUSSION DOCUMENTS CONTAINING PROPOSALS THAT THE MINISTER OF FINANCE AND RESPONSIBLE MINISTERS WILL NOT ACTIVELY CONSIDER UNTIL THE CONSULTATION PROCESS HAS BEEN COMPLETED.

IN ADDITION, THE MINISTER OF FINANCE HAS TO DETERMINE THAT THERE IS NO REASONABLE OR PRUDENT WAY THE GOVERNMENT CAN AVOID THIS PREJUDICE, COMPROMISE OR MATERIAL LOSS BY MAKING A DECISION ON THE FISCAL RISK BEFORE THE FINALISATION OF THE FORECASTS, OR BY DISCLOSING THE FISCAL RISK WITHOUT REFERENCE TO ITS FISCAL IMPLICATIONS.

CONTINGENT LIABILITIES ARE ALSO INCLUDED ACCORDING TO MATERIALITY.  CONTINGENT LIABILITIES BELOW $10 MILLION ARE INCLUDED IN THE “OTHER QUANTIFIABLE CONTINGENT LIABILITIES” TOTAL.  COMPARATIVES HAVE BEEN ADJUSTED WHERE APPROPRIATE TO ALIGN WITH THE DISCLOSURE OF NEW “MATERIAL” CONTINGENT LIABILITIES.  THE TOTAL AMOUNT OF PRIOR YEARS’ CONTINGENT LIABILITIES REMAINS UNCHANGED.

INFORMATION RELATING TO ALL DISCLOSED RISKS

•             THE RISKS DISCLOSED MAY NOT EVENTUATE INTO GOVERNMENT POLICY AND THE FINAL COST OR SAVING MAY DIFFER FROM THE AMOUNT DISCLOSED IF THE POLICY IS DEVELOPED.

•             ALL RISKS, SHOULD THEY EVENTUATE, WOULD IMPACT ON THE GOVERNMENT’S FORECAST OPERATING AND/OR CAPITAL SPENDING AMOUNTS.  THERE ARE NEW SPENDING AMOUNTS ALREADY INCORPORATED INTO THE FORECASTS TO ACCOMMODATE POLICY INITIATIVES ON WHICH DECISIONS HAVE YET TO BE MADE.  MOST RISKS OUTLINED IN THIS CHAPTER, IF THEY EVENTUATE, WOULD BE COVERED BY THESE AMOUNTS AND THEREFORE HAVE NO IMPACT ON THE OVERALL LEVEL OF THE FORECASTS.  THE RISKS HAVE BEEN DISCLOSED TO INDICATE THE PRESSURE THE RISKS PLACE UPON THE FORECAST SPENDING AMOUNTS.

•             IF THE TOTAL OF ALL RISKS CONSIDERED EXCEEDS THE FORECAST NEW OPERATING SPENDING AMOUNTS IN THE FORECASTS, THIS WOULD IMPACT ON THE OPERATING BALANCE.

•             THE IMPACT OF CAPITAL SPENDING INITIATIVES IS DESCRIBED AS INCREASING THE GOVERNMENT’S GROSS DEBT POSITION.  THIS IS CORRECT BUT BECAUSE THE GOVERNMENT ALSO HOLDS SOME FINANCIAL ASSETS THE ACTUAL IMPACT COULD EQUIVALENTLY BE DESCRIBED AS REDUCING THE GOVERNMENT’S ASSETS.

•             THERE ARE A NUMBER OF OTHER PRESSURES ON THE FISCAL POSITION THAT HAVE NOT BEEN INCLUDED AS RISKS.  THESE PRESSURES COMPRISE PROPOSALS LARGELY GENERATED WITHIN INDIVIDUAL DEPARTMENTS AND NOT YET CONSIDERED BY THE MINISTER OF FINANCE AND RESPONSIBLE MINISTERS.  SUCH ITEMS ARE EXPECTED TO BE MANAGED WITHIN FORECAST SPENDING AMOUNTS NOTED ABOVE.

CHARGES AGAINST FUTURE BUDGETS

AS PART OF ITS BUDGET STRATEGY, THE GOVERNMENT HAS PUT IN PLACE SOME LONGER-TERM FUNDING PATHS FOR PARTICULAR SECTORS.  THIS AIDS LONG-TERM PLANNING AND DEMONSTRATES THE GOVERNMENT’S COMMITMENT TO SPECIFIC POLICIES.

CHARGES AGAINST FUTURE BUDGETS DO NOT MEET THE DEFINITION OF A ‘RISK’ UNDER THE PFA, AS THESE ITEMS ARE INCORPORATED IN THE FISCAL FORECASTS. THIS SECTION IS PROVIDED TO INCREASE TRANSPARENCY ABOUT THE PROVISIONS FOR FUTURE BUDGETS.

BUSINESS TAX REFORM

IN BUDGET 2007 THE GOVERNMENT ANNOUNCED THE BUSINESS TAX REVIEW, A PACKAGE OF REFORMS TO BUSINESS TAXATION. THIS INCLUDED:

•             REDUCING THE COMPANY TAX RATE FROM 33% TO 30%

•             REDUCING THE MAXIMUM TAX RATE THAT APPLIES TO WIDELY-HELD SAVINGS VEHICLES AND THE TOP PORTFOLIO INVESTMENT ENTITY CAP IN LINE WITH THE REDUCED COMPANY TAX RATE, AND

•             INTRODUCING A TAX CREDIT FOR RESEARCH AND DEVELOPMENT.

THE PACKAGE COST IS BEING MET FROM THE BUDGET 2008 ALLOWANCE.

CHARGE AGAINST BUDGET 2008 ($ MILLION)	2008/09	2009/10	2010/11	2011/12 and Outyears
OPERATING	1,056.3	1,135.4	1,129.5	1,129.5
CAPITAL	3.2	—	—	—

DEFENCE FUNDING PACKAGE

THE DEFENCE FUNDING PACKAGE (DFP) IS DESIGNED TO PROVIDE THE NEW ZEALAND DEFENCE FORCE (NZDF) WITH THE FUNDING REQUIRED TO ADDRESS ISSUES IDENTIFIED BY THE DEFENCE CAPABILITY AND RESOURCING REVIEW, INCLUDING CAPABILITY, AND MAINTAINING EQUIPMENT AND RESERVES. BUDGET 2007 INCLUDED $58 MILLION PER ANNUM AS THE THIRD TRANCHE OF THE 10-YEAR PLAN. THE FOLLOWING TABLE SHOWS THE ADDITIONAL TRANCHES TO BE CHARGED AGAINST FUTURE BUDGETS.

BUDGET TO BE CHARGED ($ MILLION)	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15
BUDGET 2008	69.1	69.1	69.1	69.1	69.1	69.1	69.1
BUDGET 2009		85.7	85.7	85.7	85.7	85.7	85.7
BUDGET 2010			108.1	108.1	108.1	108.1	108.1
BUDGET 2011				66.9	66.9	66.9	66.9
BUDGET 2012					14.2	14.2	14.2
BUDGET 2013						58.6	54.2
BUDGET 2014							0

HEALTH – PRE-COMMITMENT

THE GOVERNMENT HAS AGREED THAT THE INDICATIVE HEALTH ALLOCATION OF $750 MILLION FOR BUDGET 2008 MAY BE PRE-COMMITTED BY $53 MILLION PER ANNUM IN 2011/12 AND OUTYEARS. THIS IS TO ALLOW FOR BUDGET 2007 INITIATIVES THAT MAY BE FURTHER DEVELOPED IN 2007/08 AND HAVE A RISING PROFILE.

BUDGET TO BE CHARGED ($ MILLION)	2008/09	2009/10	2010/11	2011/12 and Outyears
BUDGET 2008	34	48	53	53

TIME-LIMITED FUNDING

TIME-LIMITED FUNDING DOES NOT MEET THE DEFINITION OF A ‘RISK’ UNDER THE PFA, BUT IS FURTHER INFORMATION THAT IS PREPARED TO INCREASE TRANSPARENCY ABOUT INITIATIVES WITH FUNDING PROFILES THAT CEASE OR DECREASE DURING THE FORECAST PERIOD.

THE FOLLOWING TABLE OUTLINES THOSE AREAS WHERE INITIATIVES HAVE TIME-LIMITED FUNDING THAT DECREASES OR CEASES AT SOME POINT AND MAY POTENTIALLY BE EXTENDED, USING A $5 MILLION MATERIALITY THRESHOLD. TIME-LIMITED FUNDING OFTEN RELATES TO PILOT PROGRAMMES, AND IN SOME CASES MULTI-YEAR APPROPRIATIONS (MYAS) IF THEY ARE LIKELY TO REQUIRE FURTHER FUNDING IN THE FUTURE.

VOTE	Description of Initiative	Operating Impact ($million)
CHILD, YOUTH, AND FAMILY SERVICES	Pathway to Partnership: Strengthening Community Based Child and Family Services	3.736 in 2007/08 and 6.759 in 2008/09
COMMUNICATIONS	Digital Strategy – High-speed Connectivity for Growth	20 from 2005/06 to 2008/09 (MYA)
EDUCATION	Pathway to Partnership: Strengthening Community Based Child and Family Services	0.149 in 2007/08 and 0.282 in 2008/09
FINANCE	Equity Injection to ONTRACK	49.15 in 2007/08
FINANCE	Loans to ONTRACK	108.005 in 2007/08
FINANCE	ONTRACK operating and maintenance costs	12.8 in 2007/08
HEALTH	Meningococcal Vaccine Delivery	7.098 in 2007/08 and 6.081 in 2008/09
SOCIAL DEVELOPMENT	Pathway to Partnership: Strengthening Community Based Child and Family Services	2.922 in 2007/08 and 6.029 in 2008/09
YOUTH DEVELOPMENT	Pathway to Partnership: Strengthening Community Based Child and Family Services	0.180 in 2007/08 and 0.343 in 2008/09

THE FOLLOWING TABLE SHOWS THE IMPACT ON THE OPERATING BALANCE IF FUNDING WERE TO BE APPROPRIATED TO MAINTAIN FUNDING LEVELS FOR THESE INITIATIVES (IE, EXTEND THE INITIATIVES BEYOND THEIR CURRENT SCHEDULED COMPLETION DATES). THESE AMOUNTS WOULD NEED TO BE MANAGED WITHIN THE FORECAST OPERATING SPENDING.

OPERATING IMPACT ($ MILLION)	2007/08	2008/09	2009/10	2010/11	2011/12 and Outyears
FUNDING TO EXTEND INITIATIVES	0	169.955	196.449	196.449	196.449

QUANTIFIED RISKS

THE RISKS OUTLINED IN THESE TABLES WOULD, IF THEY EVENTUATED, IMPACT ON THE GOVERNMENT’S FORECAST NEW OPERATING AND/OR CAPITAL SPENDING AMOUNTS.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THESE RISKS.

QUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Value of Risk ($ million)	Funding in Budget 2007 ($ million)
NEW RISKS
CUSTOMS – CUSMOD REPLACEMENT	Decrease	Increase	22 per annum operating and 100 capital	1 in 2007/08
EDUCATION (TERTIARY) – PERFORMANCE-BASED RESEARCH FUND	Decrease	—	6.5 operating in 2009/10 and 13 per annum operating from 2010/11	—
EDUCATION (TERTIARY) – UPSKILLING THE WORKFORCE STRATEGY	Decrease	—	44 operating in 2008/09, 79 operating in 2009/10, and 81 per annum operating from 2010/11	—
HOUSING – RURAL HOUSING	Decrease	—	15-20 per annum operating for five years including 2008/09-2011/12	2.7 in 2007/08
NEW ZEALAND AGENCY FOR INTERNATIONAL DEVELOPMENT	Decrease	—	10 in 2008/09, 5 in 2009/10, and savings of 5 in 2010/11	70 in 2007/08, 102 in 2008/09, 174 in 2009/10, and 246 ongoing from 2010/11
SOCIAL DEVELOPMENT – YOUTH COURT SENTENCING ORDERS	Decrease	Increase	12 per annum operating and 4 capital	—
CHANGED RISKS
EDUCATION – EARLY CHILDHOOD EDUCATION RATIO CHANGES	Decrease	—	51 per annum from 2011/12	—
EDUCATION – SCHOOL PROPERTY	Decrease	Increase	100 capital in 2008/09 and up to 260 capital in each of the three years 2009/10-2011/12 and operating of 12 per annum	203 capital and 11 operating ongoing
FINANCE – NATIONAL RAIL NETWORK – OBLIGATIONS OF RAIL AGREEMENT	—	Increase	92 to 102 per annum capital from 2008/09	104 capital in 2007/08 to 2010/11
FOREIGN AFFAIRS AND TRADE – ADDITIONAL BASELINE FUNDING	Decrease	Increase	523 operating and 98 capital total over the period 2008/09 to 2012/13

QUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Value of Risk ($ million)	Funding in Budget 2007 ($ million)
HEALTH – NATIONAL SYSTEMS DEVELOPMENT PROGRAMME TRANCHE 2	Decrease	Increase	100 operating (33 ongoing) from 2008/09 to 2011/12 and 64 capital
POLICE – INCREASES TO POLICE STAFF	Decrease	Increase	Operating of 42 in 2008/09, 45 in 2009/10 and outyears and capital of 54 capital over the forecast period	49 per annum operating ongoing and 10 capital
SOCIAL DEVELOPMENT – NEW ZEALAND SUPERANNUATION AND VETERAN’S PENSION	Decrease	—	7 operating in 2007/08, 28 operating in 08/09, 22 operating in 09/10	250 operating from 2007/08 to 2010/11

UNCHANGED RISKS

CORRECTIONS – CAPITAL PROJECTS	Decrease	Increase	1,200 capital through to 2014 and operating implications of 123 through 2010/11, 89 operating ongoing
CULTURE AND HERITAGE – BROADCASTING INITIATIVES	Decrease	—	24 per annum	3 per annum
ECONOMIC DEVELOPMENT – VENTURE INVESTMENT FUND	—	Increase	40 capital in 2009/10 and 2010/11	—
EDUCATION (TERTIARY) – VOCATIONAL TRAINING	Decrease	—	2.5 in 2008/09, 7.5 in 2009/10, 15 in 2010/11, and 20 in 2011/12 and outyears	71 from 2007/08 to 2010/11
HEALTH – INDICATIVE FUNDING FOR BUDGETS 2008, 2009, AND 2010	Decrease	—	716 in 2008/09, 1,502 from 2009/10, and 2,347 per annum from 2008/09	—
HOUSING – SHARED EQUITY HOME OWNERSHIP	Decrease	Increase	30 per annum capital over the forecast period and 1 per annum operating over the forecast period	1.4 in 2007/08
HOUSING – WELLINGTON CITY Council Social Housing Assistance	Decrease	—	220 operating spread over a 10-15 year period	1.2 in 2007/08

QUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Value of Risk ($ million)	Funding in Budget 2007 ($ million)
JUSTICE SECTOR AND OTHER AGENCIES – EFFECTIVE INTERVENTIONS	Decrease	—	150 per annum
JUSTICE SECTOR AGENCIES – POTENTIAL FLOW-ON IMPACT OF EXTRA POLICE	Decrease	Increase	119 operating from 2008/09 to 2011/12 and 19 capital
NEW ZEALAND Defence Force – DEFENCE – CAPITAL INJECTIONS	—	Increase	210 capital from 2008/09 to 2010/11	44 capital
NEW ZEALAND Defence Force – SALE of Skyhawks and Aermacchi Trainers	—	Decrease	US$110 capital	—
POLICE – INTERNATIONAL DEPLOYMENT CAPABILITY	Decrease	—	30 per annum	—
RESEARCH, SCIENCE AND TECHNOLOGY – MULTI-YEAR FUNDING PROFILE	Decrease	—	30 in 2008/09 and 60 per annum from 2009/10	55.5 over three years from 2007/08

UNQUANTIFIED RISKS

THE RISKS OUTLINED IN THESE TABLES WOULD, IF THEY EVENTUATED, IMPACT ON THE GOVERNMENT’S FORECAST NEW OPERATING AND/OR CAPITAL SPENDING AMOUNTS.

UNQUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Funding Received in Budget 2007 ($million)
NEW RISKS
AGRICULTURE AND FORESTRY – INDUSTRY PARTNERSHIP FOR FOOD AND PASTORAL INNOVATION	Decrease	Increase	—
SOCIAL DEVELOPMENT – CHILDREN, YOUNG PERSONS, AND THEIR FAMILIES ACT	Decrease	Increase	—
ENVIRONMENT – PURCHASE OF KYOTO Compliant Emission Units	—	Increase	—
HOUSING – TAMAKI	—	Increase	—
JUSTICE – FINANCIAL ACTION TASKFORCE RECOMMENDATIONS	Decrease	Increase	—

UNQUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Funding Received in Budget 2007 ($million)
JUSTICE – GREATER AUCKLAND Region Service Delivery Strategy	Decrease	Increase	—
LOCAL GOVERNMENT – RESPONSES TO RATES INQUIRY	Decrease	Increase	—
MAORI AFFAIRS – MAORI BUSINESS AOTEAROA NEW ZEALAND	Decrease	Increase	—
PRIME MINISTER AND CABINET – GOVERNMENT HOUSE WELLINGTON Refurbishment	Decrease	Increase	—
REVENUE – CHANGES TO THE PETROLEUM MINING TAX RULES	Decrease	—	—

UNQUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Funding Received in Budget 2007 ($million)
CHANGED RISKS

FINANCE – SOE LONG-TERM HOLD REVIEWS	—	Decrease	—
HEALTH – DISTRICT HEALTH BOARD DEFICITS	Decrease	Increase	—
HEALTH – STRENGTHENING CHILD AND ADOLESCENT ORAL HEALTH SERVICES	Decrease	—	—
IMMIGRATION – NEW IMMIGRATION SERVICE DELIVERY STRATEGY	Decrease	Increase	—
NATIONAL LIBRARY – NATIONAL LIBRARY BUILDING Redevelopment	—	Increase	—
REVENUE – LIFE INSURANCE	Unclear	—	25 per annum (reduced revenue)
REVENUE – MANAGEMENT OF INLAND REVENUE LEASE PORTFOLIO IN AUCKLAND	Decrease	—	—
REVENUE – WORKING FOR FAMILIES REVIEW OF RATES	Decrease	—	—
TRANSPORT – REGIONAL TRANSPORT PROJECTS	—	Increase	—

UNCHANGED RISKS

CORRECTIONS – COLLECTIVE EMPLOYMENT CONTRACT NEGOTIATIONS	Decrease	—	—
ECONOMIC DEVELOPMENT – RADIO SPECTRUM RIGHTS	Increase	—	—
ECONOMIC DEVELOPMENT – SHANGHAI Expo 2010: NEW ZEALAND Participation	—	Increase	—
EDUCATION – SCHOOLS ICT NETWORK INFRASTRUCTURE UPGRADE	Decrease	Increase	—
EDUCATION (TERTIARY) – WANANGA CAPITAL INJECTIONS	—	Increase	—
EDUCATION – YEAR ONE CLASS SIZES	Decrease	Increase	—

UNQUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Funding Received in Budget 2007 ($million)
EDUCATION (TERTIARY) – TERTIARY EDUCATION INSTITUTIONS – CAPITAL INJECTIONS	—	Increase	—
EDUCATION (TERTIARY) – TERTIARY STUDENT SUPPORT CHANGES	Decrease	Decrease	Operating expenditure of 29 from 2007/08 through to 2010/11; capital savings of 16 through 2007/08 to 2010/11
FINANCE – CROWN OVERSEAS PROPERTIES	—	Increase	—

UNQUANTIFIED RISKS AS AT 5 DECEMBER 2007	Operating Balance	Gross Debt	Funding Received in Budget 2007 ($million)
FINANCE – NATIONAL RAIL ACCESS AGREEMENT AMENDMENTS	Unclear	Unclear	—
FISHERIES – MAORI INTEREST IN MARINE FARMING	Decrease	—	—
FISHERIES – CIVILIAN MARITIME AERIAL SURVEILLANCE	Decrease	Increase	—
JUSTICE – STRENGTHENING THE NATIONAL COURT INFRASTRUCTURE	Decrease	Increase	—
POLICE – WAGE NEGOTIATIONS	Decrease	—	—
REVENUE – INTERNATIONAL TAX REVIEW	Decrease	—	—
REVENUE – REBUILD OF THE STUDENT LOAN IT SYSTEM	Decrease	Increase
REVENUE – REDUCING COMPLIANCE COSTS FOR SMALL AND MEDIUM-SIZED ENTERPRISES	Unclear	—	—
REVENUE – RENEGOTIATION OF DOUBLE TAX AGREEMENTS	Decrease	—	—
SOCIAL DEVELOPMENT – WORKING NEW ZEALAND: Work-focused Support	Decrease	—	—
SOCIAL DEVELOPMENT / HOUSING – ACCOMMODATION SUPPLEMENT REVIEW	Decrease	Increase	—
TRANSPORT – COST GUARANTEE FOR THE STATE HIGHWAY Programme	—	Increase	—

RISKS REMOVED SINCE THE 2007 BUDGET UPDATE

THE FOLLOWING RISKS HAVE BEEN REMOVED SINCE THE 2007 BUDGET ECONOMIC AND FISCAL UPDATE:

Expired Risks	Reason	Funding Received ($ million)
CONSERVATION – LEASE OF TAUPO PROPERTY RIGHTS FROM TUWHARETOA	Cabinet has decided to set aside funding (CAB Min (07) 32/1 refers)	Commercially sensitive
ECONOMIC DEVELOPMENT – INCREASED STADIUM CAPACITY FOR THE RUGBY World Cup	Moved to Contingent Liabilities	Operating: 14 in 2006/07; Capital: 20 in 2006/07
EDUCATION (TERTIARY) – CENTRES OF RESEARCH EXCELLENCE	Cabinet has decided to set aside funding (POL Min (07) 11/2 refers)	Operating: 10 in 2007/08 and outyears; Capital: 20 in 2007/08
EDUCATION – SCHOOL STAFFING REVIEW	Cabinet has decided to set aside funding (CAB Min (07) 37/7 refers)	Operating: 2 in 2007/08, 17 in 2008/09 and outyears; Capital: 10
ENVIRONMENT – CLIMATE CHANGE POLICIES	Now funded	Operating: 25 in 2007/08, 50 in 2008/09 and 2009/10, 41 in 2010/11 and outyears
FINANCE – DEVELOPMENT OF RAIL LAND	Incorporated into other Finance rail risks	None
HOUSING – HOBSONVILLE: ADDITIONAL LAND PURCHASE	No longer meets SFR criteria – not greater than $10 million in any one year over the forecast period	None
REVENUE – TAXATION OF REDUNDANCY PAYMENTS	Funding has been agreed (CAB Min (07) 39/5 refers)

Estimated reduction in tax revenue: 14.6 in 2007/08, 12.6 in 2008/09, 11.6 in 2009/10 and outyears; Operating: 1.089 in 2007/08, 1.311 in 2008/09, 2.356 in 2009/10, 0.485 in 2010/11 and outyears; Capital: 0.159 in 2007/08 and 0.487 in 2009/10

REVENUE – TAX TREATMENT FOR RELOCATION EXPENSES	No longer meets SFR criteria – not greater than $10 million in any one year over the forecast period	None
REVENUE – TAX INCENTIVES FOR GIVING TO CHARITIES AND OTHER NOT-FOR-PROFIT ORGANISATIONS	No longer meets SFR criteria – not greater than $10 million in any one year over the forecast period	None
SOCIAL DEVELOPMENT – NEW ZEALAND Superannuation – INTERNATIONAL PORTABILITY	No longer meets SFR criteria – not greater than $10 million in any one year over the forecast period	None
TRANSPORT – EXTENDING THE STATE HIGHWAY Construction and Revenue Guarantee	The changes to the funding and planning system mean these guarantees will be superseded as user charges will be adjusted to manage cost and revenue pressures	None

manage cost and revenue pressures
TRANSPORT – INVESTMENT IN TRANSPORT INFRASTRUCTURE	The Government has agreed to fully hypothecate fuel excise duty to land transport investment from 1 July 2008.	None

AGRICULTURE AND FORESTRY – INDUSTRY PARTNERSHIP FOR FOOD AND PASTORAL INNOVATION (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS FOR A PARTNERSHIP WITH INDUSTRY TO ENHANCE PASTORAL SECTOR AND FOOD INNOVATION. THIS WOULD DECREASE THE OPERATING BALANCE AND/OR INCREASE GROSS DEBT. THIS RISK IS UNQUANTIFIED AS DISCLOSURE MAY COMPROMISE THE CROWN IN COMMERCIAL NEGOTIATIONS.

CORRECTIONS – COLLECTIVE EMPLOYMENT CONTRACT NEGOTIATIONS (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT WILL BE ENTERING INTO NEGOTIATIONS WITH THE PUBLIC SERVICE ASSOCIATION AND THE CORRECTIONS ASSOCIATION OF NEW ZEALAND TO SETTLE SIX NEW COLLECTIVE EMPLOYMENT AGREEMENTS. CURRENT AGREEMENTS EXPIRE IN THE FIRST HALF OF 2008. ANY ADDITIONAL FUNDING WOULD DECREASE THE OPERATING BALANCE. THIS RISK IS UNQUANTIFIED AS DISCLOSURE MAY COMPROMISE THE CROWN IN NEGOTIATIONS.

CORRECTIONS – CAPITAL PROJECTS (UNCHANGED, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING THE ASSET MANAGEMENT OF CURRENT CORRECTIONS FACILITIES, AND REQUIREMENTS FOR INCREASED CAPACITY TO MEET THE CONTINUED FORECAST PRISONER GROWTH IN THE FORESEEABLE FUTURE, INCLUDING THE REPLACEMENT OF MT EDEN PRISON. ESTIMATED COSTS OF UPGRADE AND EXPANSION ARE $1.2 BILLION CAPITAL THROUGH TO 2014, WITH ONGOING OPERATING IMPLICATIONS OF $123 MILLION PER ANNUM FOR THE PROGRAMME OF CAPITAL PROJECTS COMPLETED BY THE END OF THE FORECAST PERIOD, AND ADDITIONAL ONGOING OPERATING IMPLICATIONS OF $89 MILLION FROM 2013/14 FOR THE REMAINDER OF THE CAPITAL PROGRAMME. THESE ESTIMATES ARE BASED ON THE 2006 JUSTICE SECTOR PRISONER FORECAST WHICH INCLUDES THE IMPACT OF 1,000 POLICE AND EFFECTIVE INTERVENTION DECISIONS TO DATE, AND IN RESPONSE TO THE 2006 CAPITAL ASSET MANAGEMENT REVIEW. CAPITAL INJECTIONS WOULD INCREASE GROSS DEBT WHILE OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: DEPARTMENT OF CORRECTIONS

CULTURE AND HERITAGE – BROADCASTING INITIATIVES (UNCHANGED, QUANTIFIED RISK)

ON 3 FEBRUARY 2005, THE GOVERNMENT RELEASED A PUBLIC BROADCASTING PROGRAMME OF ACTION. THE PROGRAMME CONTAINS A SET OF PRIORITIES TO GUIDE PUBLIC BROADCASTING POLICY OVER THE SIX-YEAR PERIOD TO 2009/10, AND A SERIES OF PROPOSALS TO GIVE EFFECT TO THESE PRIORITIES. THE PROGRAMME AS A WHOLE (IF FULLY IMPLEMENTED) WOULD HAVE TOTAL ONGOING OPERATING COSTS RISING TO AROUND $44 MILLION IN 2009/10. BROADCASTING INITIATIVES TOTALLING $11 MILLION, $6 MILLION AND $3 MILLION PER ANNUM HAVE BEEN INCLUDED IN BUDGETS 2005, 2006 AND 2007, RESPECTIVELY. THE GOVERNMENT MAY CONSIDER INDIVIDUAL PROPOSALS RELATING TO THE PROGRAMME FOR THE REMAINING $24 MILLION PER ANNUM OVER THE NEXT THREE BUDGETS. IF FUNDED, THESE WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY FOR CULTURE AND HERITAGE

CUSTOMS – CUSMOD REPLACEMENT (NEW, QUANTIFIED RISK)

CUSTOMS’ BORDER MANAGEMENT SYSTEMS (CUSMOD) ARE OVER TEN YEARS OLD. CUSTOMS RECEIVED FUNDING IN BUDGET 2007 TO DEVELOP A BUSINESS CASE FOR REPLACEMENT SYSTEMS FOR CONSIDERATION IN BUDGET 2008. IN ACCORDANCE WITH THE TWO-STAGE APPROVAL PROCESS FOR MAJOR IT PROJECTS, FUNDING FOR THE CUSMOD REPLACEMENT IS DEPENDENT ON APPROVAL OF THE TWO BUSINESS CASES. THE INDICATIVE COST OF THE PROJECT IS UP TO $100 MILLION CAPITAL AND UP TO $22 MILLION OPERATING PER ANNUM. ANY ADDITIONAL FUNDING WOULD DECREASE THE OPERATING BALANCE AND INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: NEW ZEALAND CUSTOMS SERVICE

ECONOMIC DEVELOPMENT – VENTURE INVESTMENT FUND (UNCHANGED, QUANTIFIED RISK)

IN BUDGET 2006, THE GOVERNMENT AGREED TO ADDITIONAL INVESTMENT COMMITMENTS IN THE VENTURE INVESTMENT FUND OF $60 MILLION FROM 2006/07 TO 2008/09. THE GOVERNMENT IS ALSO CONSIDERING FURTHER COMMITMENTS OF $40 MILLION OVER TWO YEARS (2009/10 AND 2010/11). THIS DEPENDS ON THE RESULTS OF THE EVALUATION OF THE VENTURE INVESTMENT FUND SCHEDULED FOR COMPLETION BY 31 MARCH 2009. THIS WOULD INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF ECONOMIC DEVELOPMENT

ECONOMIC DEVELOPMENT – RADIO SPECTRUM RIGHTS (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT SETS THE PROCESSES FOR THE RENEWAL OR AUCTION OF PROPERTY RIGHTS TO RADIO SPECTRUM IN CONSULTATION WITH INDUSTRY. ANY REVENUE FROM SALE OF RIGHTS WOULD INCREASE THE OPERATING BALANCE BY THE FULL AMOUNT OF THE SALES LESS THE COST OF SALES AS CHARGED TO THE SPECTRUM SALES APPROPRIATION. OFFERS FOR RIGHTS OF RENEWAL TO EXISTING OWNERS OF SPECTRUM RIGHTS ARE SET APPROXIMATELY FIVE YEARS IN ADVANCE OF RIGHTS EXPIRING FROM 2010 ONWARDS WITH SETTLEMENT BEING REQUIRED PRIOR TO GRANTING THE NEW RIGHT. IF ANY OFFERS ARE REJECTED THEN THEY WILL BE ALLOCATED BY WAY OF AUCTION ON THE OPEN MARKET. (FOR THIS REASON THE EXPECTED REVENUE FROM SALE OF RENEWAL RIGHTS IS NOT REFLECTED IN CURRENT FORECASTS OF REVENUE).

ECONOMIC DEVELOPMENT – SHANGHAI EXPO 2010: NEW ZEALAND PARTICIPATION (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT HAS ANNOUNCED NEW ZEALAND’S PARTICIPATION IN THE SHANGHAI EXPO 2010 AND OFFICIALS ARE IN THE PROCESS OF DEVELOPING A DETAILED PROPOSAL FOR THE DESIGN AND CONSTRUCTION OF A PAVILION TO BE USED AT THE AGREED SITE FOR NEW ZEALAND AT THE EXPO. THE GOVERNMENT IS CONSIDERING MEETING PART OF THE OVERALL COST OF NEW ZEALAND’S PARTICIPATION. HOWEVER, THE AMOUNT THAT THE GOVERNMENT CONTRIBUTES WILL DEPEND ON THE LEVEL OF INDUSTRY CONTRIBUTION OBTAINED AND THE DEVELOPMENT OF A MORE DEFINITIVE BUDGET FOR NEW ZEALAND’S PARTICIPATION AT THE EXPO. ANY CONTRIBUTION FROM THE GOVERNMENT WOULD DECREASE THE OPERATING BALANCE.

EDUCATION – SCHOOLS ICT NETWORK INFRASTRUCTURE UPGRADE (UNCHANGED, UNQUANTIFIED RISK)

BUDGET 2006 PROVIDED $4 MILLION IN CAPITAL AND $0.6 MILLION IN ASSOCIATED OPERATING FUNDING FOR A PARTIAL ROLL-OUT OF THE SCHOOLS ICT NETWORK INFRASTRUCTURE UPGRADE, AS PART OF THE SCHOOL PROPERTY BUSINESS CASE 2006/07. THE ROLL-OUT IS INTENDED TO ASSIST SCHOOLS TO MEET THE COSTS OF UPGRADING THEIR COMPUTER NETWORKS TO MEET THE NEW IT INFRASTRUCTURE STANDARDS. THE GOVERNMENT WILL CONSIDER FURTHER ROLL-OUT IN FUTURE BUDGETS. THIS WOULD DECREASE THE OPERATING BALANCE AND INCREASE GROSS DEBT.

THIS RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE THE CROWN IN NEGOTIATIONS.

EDUCATION (TERTIARY) – WANANGA CAPITAL INJECTIONS (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CURRENTLY NEGOTIATING WITH TE WANANGA O RAUKAWA OVER SETTLEMENT OF ITS WAITANGI TRIBUNAL CLAIM. THE WAITANGI TRIBUNAL HAS RECOMMENDED THAT THE WANANGA BE COMPENSATED FOR CAPITAL EXPENDITURE IT HAS INCURRED ON FACILITIES TO DATE, AND BE PROVIDED WITH FUNDING TO BRING ITS FACILITIES UP TO A STANDARD COMPARABLE WITH OTHER TERTIARY INSTITUTIONS AND TO MEET ADDITIONAL CAPITAL REQUIREMENTS. NEGOTIATIONS ARE ALSO TAKING PLACE WITH TE WHARE WANANGA O AWANUIARANGI IN RELATION TO AN OUTSTANDING ITEM FROM THE ORIGINAL SETTLEMENT.

THIS RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE THE CROWN IN NEGOTIATIONS WITH THE WANANGA, BUT ANY CAPITAL INJECTIONS WOULD INCREASE GROSS DEBT.

EDUCATION (TERTIARY) – PERFORMANCE-BASED RESEARCH FUND (NEW, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING INCREASING THE PERFORMANCE-BASED RESEARCH FUND TO $250 MILLION BY 2010. MEETING THIS PROPOSAL WOULD REDUCE THE OPERATING BALANCE BY APPROXIMATELY $13 MILLION PER ANNUM FROM 2010/11 (WITH $6.5 MILLION IN 2009/10 ALSO). THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF EDUCATION

EDUCATION (TERTIARY) – UPSKILLING THE WORKFORCE STRATEGY (NEW, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A PROPOSAL TO UPSKILL THE EXISTING WORKFORCE, WHICH HAS A FOCUS ON INCREASING LITERACY, NUMERACY, AND LANGUAGE LEVELS FOR THE WORKFORCE. THE PROPOSAL WOULD DECREASE THE OPERATING BALANCE BY $44 MILLION IN 2008/09, $79 MILLION IN 2009/10 AND APPROXIMATELY $81 MILLION IN 2010/11 AND OUTYEARS.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: TERTIARY EDUCATION COMMISSION

EDUCATION – EARLY CHILDHOOD EDUCATION RATIO CHANGES (CHANGED, QUANTIFIED RISK)

THE GOVERNMENT HAS COMMITTED TO INCREASING ADULT TO CHILD RATIOS AS PART OF THE EARLY CHILDHOOD EDUCATION STRATEGIC PLAN, AND CONSULTED ON OPTIONS FOR NEW RATIOS IN 2004 AND 2005. IN OCTOBER 2006, THE GOVERNMENT AGREED TO INITIAL CHANGES TO RATIOS TO IMPLEMENT PART OF ONE OPTION CONSULTED ON, TO TAKE PLACE FROM JULY 2009 AND 2010. THE GOVERNMENT HAS ALSO COMMUNICATED THAT FURTHER CHANGES ARE BEING CONSIDERED. THE CURRENT FUNDING IS THOUGHT TO BE INSUFFICIENT FOR FURTHER CHANGES, SO ADDITIONAL FUNDING OF APPROXIMATELY UP TO $51 MILLION PER ANNUM FROM 2011/12 WILL BE CONSIDERED AS PART OF BUDGET 2008. ANY INCREASED FUNDING WOULD REDUCE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF EDUCATION

EDUCATION – SCHOOL PROPERTY (CHANGED, QUANTIFIED RISK)

ADDITIONAL CAPITAL INJECTIONS FOR SCHOOL ACCOMMODATION WILL BE REQUIRED IN FUTURE YEARS TO MEET ROLL GROWTH AND TO ESTABLISH NEW SCHOOLS. THEY COULD COST $100 MILLION IN 2008/09, AND UP TO $260 MILLION IN EACH OF THE NEXT THREE YEARS 2009/10-2011/12, WITH A CORRESPONDING INCREASE IN DEBT. IN ADDITION TO CAPITAL INJECTIONS, CONSEQUENTIAL OPERATING COSTS ARE LIKELY TO INCREASE BY APPROXIMATELY $12 MILLION PER ANNUM, WHICH WOULD DECREASE THE OPERATING BALANCE. NEW EXPENDITURE RULES HAVE BEEN PUT IN PLACE TO TIME LIMIT NEW CAPITAL BUDGET APPROVALS, BUT THIS WILL TAKE SOME TIME TO TAKE EFFECT. IT IS EXPECTED THAT THE LIABILITY FOR SCHOOLS’ UNSPENT PROPERTY ENTITLEMENTS AND DELAYED PROJECTS WILL CONTINUE TO INCREASE UNTIL 2010/2011 BEFORE LEVELLING OFF AND THEN DECLINING.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF EDUCATION

EDUCATION (TERTIARY) – VOCATIONAL TRAINING (UNCHANGED, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A NUMBER OF POLICIES REGARDING THE EXPANSION OF VOCATIONAL TRAINING. ONE OF THESE IS TO HAVE 250,000 PEOPLE PARTICIPATING IN INDUSTRY TRAINING.

AS AT BUDGET 2007, FUNDING SUPPORTS PARTICIPATION OF APPROXIMATELY 220,000 TRAINEES BY 2011. TO WORK TO ACHIEVING A PARTICIPATION OF 250,000 TRAINEES, THE INDUSTRY TRAINING FUND WOULD NEED TO INCREASE BY APPROXIMATELY $2.5M IN 2008/09, $7.5M IN 2009/10, $15M IN 2010/11 AND $20M IN 2011/12 AND OUTYEARS.

THIS PROPOSAL WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: TERTIARY EDUCATION COMMISSION

EDUCATION – YEAR ONE CLASS SIZES (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT WILL CONSIDER PROVIDING MORE TEACHERS TO FURTHER REDUCE YEAR 1 CLASS SIZES IN FUTURE BUDGETS. ANY FUTURE INCREASE IN TEACHERS FOR THIS

PURPOSE WOULD DECREASE THE OPERATING BALANCE AND INCREASE GROSS DEBT, BUT THE PRECISE COSTS HAVE YET TO BE QUANTIFIED AS THE PHASING HAS YET TO BE DETERMINED.

EDUCATION (TERTIARY) – TERTIARY EDUCATION INSTITUTIONS – CAPITAL INJECTIONS (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT MAY CONSIDER MAKING LOANS OR CAPITAL INJECTIONS TO TERTIARY EDUCATION INSTITUTIONS WHERE ONGOING EDUCATIONAL PROVISION OR FINANCIAL VIABILITY ARE AT RISK.

THE GOVERNMENT MAY ALSO CONSIDER MAKING CAPITAL INJECTIONS TO TERTIARY EDUCATION INSTITUTIONS WHEN A STRATEGIC INVESTMENT TO SUPPORT THE DEVELOPMENT OF THEIR INFRASTRUCTURE IS WARRANTED.

THE PROVISION OF CAPITAL INJECTIONS WOULD INCREASE GROSS DEBT, BUT THE PRECISE IMPACT IS UNCLEAR AS IT WOULD DEPEND ON PROGRESS MADE BY INSTITUTIONS IN MANAGING THEIR PRESSURES, AND ON DECISIONS TAKEN BY GOVERNMENT.

EDUCATION (TERTIARY) – TERTIARY STUDENT SUPPORT CHANGES (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING INCREASING ELIGIBILITY FOR STUDENT ALLOWANCES OVER THE PARLIAMENTARY TERM. THE IMPACT OF THESE CHANGES WOULD REDUCE THE OPERATING BALANCE AND INCREASE GROSS DEBT, BUT THE QUANTUM IS UNCLEAR AS IT WOULD DEPEND UPON THE OPTIONS CHOSEN.

BUDGET 2007 PROVIDED AROUND $29 MILLION IN OPERATING FUNDING AND AROUND $16 MILLION IN CAPITAL SAVINGS OVER THE FORECAST PERIOD TO INFLATION ADJUST THE STUDENT ALLOWANCE PERSONAL INCOME THRESHOLD, INCREASE THE STUDENT ALLOWANCE PARENTAL INCOME THRESHOLD, EXPAND THE STEP UP SCHOLARSHIP PROGRAMME, AND STRENGTHEN THE NGARIUMU VC AND 28TH MAORI BATTALION MEMORIAL SCHOLARSHIPS.

FURTHER PROPOSALS TO INCREASE ELIGIBILITY FOR STUDENT ALLOWANCES ARE LIKELY TO BE CONSIDERED IN FUTURE BUDGETS.

ENVIRONMENT – PURCHASE OF KYOTO COMPLIANT EMISSION UNITS (NEW, UNQUANTIFIED RISK)

THE FORECASTS CURRENTLY INCLUDE A PROVISION FOR NEW ZEALAND’S FORECAST LIABILITY UNDER THE KYOTO PROTOCOL. THE GOVERNMENT HAS TAKEN A DECISION TO FINANCE PART OF THIS LIABILITY THROUGH THE PURCHASE OF KYOTO-COMPLIANT EMISSION UNITS ON THE INTERNATIONAL MARKET. THIS RISK IS UNQUANTIFIED AS DISCLOSURE WOULD HARM THE CROWN IN COMMERCIAL NEGOTIATIONS. THIS WOULD INCREASE GROSS DEBT.

FINANCE – CROWN OVERSEAS PROPERTIES (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS RELATING TO THE CONTINUED USE OF CERTAIN CROWN OVERSEAS PROPERTIES.

THE RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE ANY NEGOTIATIONS THE CROWN MAY ENTER, BUT ANY ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE, AND/OR ANY ADDITIONAL CAPITAL FUNDING WOULD INCREASE GROSS DEBT.

FINANCE – NATIONAL RAIL ACCESS AGREEMENT AMENDMENTS (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS FOR AMENDING THE NATIONAL RAIL ACCESS AGREEMENT BETWEEN TOLL AND ONTRACK. ANY IMPACT ON THE OPERATING BALANCE OR GROSS DEBT WOULD DEPEND ON THE OPTION CHOSEN.

THIS RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE THE CROWN IN NEGOTIATIONS.

FINANCE – NATIONAL RAIL NETWORK – OBLIGATIONS OF RAIL AGREEMENT (CHANGED, QUANTIFIED RISK)

UPGRADE OF NATIONAL RAIL NETWORK

THE GOVERNMENT HAS COMMITTED SIGNIFICANT EXPENDITURE TO UPGRADE AND RENEW THE NATIONAL RAIL NETWORK. HOWEVER, ADDITIONAL FUNDING FOR AS-YET UN-SCOPED PROJECTS MAY BE REQUIRED IN 2008/09. BEYOND THIS, EXPENDITURE OF AROUND $60 TO $70 MILLION PER ANNUM MAY ALSO BE REQUIRED FROM 2008/09 TO 2011/12 FOR RENEWALS, WITH ADDITIONAL FUNDING ON TOP OF THIS FOR UPGRADES, BUT THE EXACT AMOUNT WILL DEPEND ON DECISIONS YET TO BE MADE. UNDER THE NATIONAL RAIL ACCESS AGREEMENT, ADDITIONAL FUNDING OF THIS NATURE WOULD GENERALLY BE RECOVERED THROUGH TRACK ACCESS FEES. ANY ADDITIONAL FUNDING WOULD INCREASE GROSS DEBT.

RECONFIGURATION OF LAND

THE AGREEMENT FOR SALE AND PURCHASE OF RAIL NETWORK AND ASSOCIATED ASSETS BETWEEN THE CROWN AND TOLL PROVIDES FOR TOLL TO RECONFIGURE ITS OPERATIONS TO ENABLE THE RELEASE OF LAND IT OCCUPIES TO THE CROWN (ONTRACK) FOR OTHER USES. ONTRACK REQUIRES FUNDING FROM THE CROWN FOR THE RECONFIGURATION COSTS AND THE SETTLEMENT OF THE LAND VALUE WITH TOLL. FUNDING OF APPROXIMATELY $48 MILLION TO ONTRACK FOR LAND RELEASE IN 2007/08 WAS AGREED IN BUDGET 2007. FURTHER FUNDING OF AROUND $32 MILLION MAY BE REQUIRED IN 2008/09, WITH UNQUANTIFIED AMOUNTS IN YEARS BEYOND THAT. THE EXACT AMOUNTS OF FUNDING WILL DEPEND ON DECISIONS YET TO BE MADE, BUT ANY ADDITIONAL FUNDING WOULD INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THESE RISKS.

SOURCE: THE TREASURY

FINANCE – STATE OWNED ENTERPRISE LONG-TERM HOLD REVIEWS (CHANGED, UNQUANTIFIED RISK)

TO IMPLEMENT ITS LONG-TERM HOLD OWNERSHIP POLICY, THE GOVERNMENT HAS CONDUCTED REVIEWS OF STATE-OWNED ENTERPRISES (SOES). THESE REVIEWS HAVE EXAMINED APPROPRIATE CAPITAL STRUCTURES TO SUPPORT THE STRATEGIES OF SOES. ONE POSSIBLE OUTCOME OF THESE REVIEWS IS THAT SOME CAPITAL COULD BE RETURNED TO THE CROWN. THIS MAY BE IN THE FORM OF A SPECIAL DIVIDEND, WHICH WOULD DECREASE GROSS DEBT.

FISHERIES – MAORI INTEREST IN MARINE FARMING (UNCHANGED, UNQUANTIFIED RISK)

THE MAORI COMMERCIAL AQUACULTURE CLAIMS SETTLEMENT ACT 2004 ADDRESSES MAORI CLAIMS IN COMMERCIAL MARINE FARMING SPACE FROM 21 SEPTEMBER 1992 TO 31 DECEMBER 2004 (PRE-COMMENCEMENT SPACE) BY PROVIDING IWI WITH 20% EQUIVALENT

SPACE. THIS OBLIGATION IS TO BE MET THROUGH THREE POSSIBLE OPTIONS: THE PROVISION OF ADDITIONAL NEW SPACE; CROWN PURCHASE OF EXISTING FARMS FROM 2008; OR PROVISION OF THE FINANCIAL EQUIVALENT OF SPACE FROM 2013.

UNDER THE ACT, ANY MAORI CLAIM RELATING TO NEW AQUACULTURE SPACE AFTER 31 DECEMBER 2004 WILL BE MET BY THE PROVISION OF 20% OF THE NEW SPACE.

TO THE EXTENT THAT FINANCIAL COMPENSATION OR CROWN PURCHASE OF EXISTING FARMS IS NECESSARY TO ADDRESS MAORI INTERESTS IN PRE-COMMENCEMENT SPACE (AS OPPOSED TO USING NEW SPACE), THIS WOULD DECREASE THE OPERATING BALANCE. THIS RISK IS UNQUANTIFIED AS THE AMOUNT OR TIMING OF ANY FUNDING IS UNCLEAR. IN ADDITION, DISCLOSURE COULD COMPROMISE THE CROWN IN NEGOTIATIONS WITH EITHER COMMERCIAL MARINE FARM OWNERS OR IWI.

FISHERIES – CIVILIAN MARITIME AERIAL SURVEILLANCE (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS TO PROVIDE INCREASED MARITIME AERIAL SURVEILLANCE FOR CIVILIAN AGENCIES IN THE SHORT TO MEDIUM RANGE. OPTIONS INCLUDE DELIVERY OF A RANGE OF DIFFERENT SURVEILLANCE CAPABILITIES BY EITHER MILITARY OR COMMERCIAL PROVIDERS. THE AMOUNT OF FUNDING REQUIRED WOULD DEPEND ON THE OPTION CHOSEN, IF ANY. ANY CAPITAL INJECTIONS REQUIRED WOULD INCREASE GROSS DEBT, WHILE OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE.

THE RISK IS UNQUANTIFIED AS THE AMOUNT OR TIMING OF ANY FUNDING IS UNCLEAR.

FOREIGN AFFAIRS AND TRADE – ADDITIONAL BASELINE FUNDING (CHANGED, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING FUNDING AN ADDITIONAL $523 MILLION OF OPERATING FUNDING AND $98 CAPITAL FUNDING RELATED TO THE ‘RESPONSE TO FOREIGN AND TRADE POLICY CHANGES’ BID, INCLUDING THE OPENING OF NEW POSTS. THE ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE AND ASSOCIATED CAPITAL FUNDING WOULD INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF FOREIGN AFFAIRS AND TRADE

HEALTH – NATIONAL SYSTEMS DEVELOPMENT PROGRAMME TRANCHE 2 (CHANGED, QUANTIFIED RISK)

THE MINISTRY OF HEALTH IS DEVELOPING AND IMPLEMENTING THE NATIONAL SYSTEMS DEVELOPMENT PROGRAMME (NSDP). NSDP IS A FOUR-YEAR INFORMATION TECHNOLOGY PROJECT FOR THE CENTRAL HEALTH PAYMENT SYSTEMS AND NATIONAL DATA COLLECTIONS. THE PROJECT HAS BEEN DIVIDED INTO TWO TRANCHES WITH A DECISION ON WHETHER TO PROCEED WITH TRANCHE 2 EXPECTED IN JULY 2008. IT IS ANTICIPATED THAT IMPLEMENTATION OF TRANCHE 2 WILL REQUIRE ADDITIONAL CAPITAL FUNDING OF AROUND $64 MILLION AND OPERATING FUNDING OF $100 MILLION OVER FOUR YEARS FROM 2008/09 TO 2011/12. $33 MILLION PER ANNUM OF THE ADDITIONAL OPERATING FUNDING WOULD BE REQUIRED ON AN ONGOING BASIS. THIS WOULD DECREASE THE OPERATING BALANCE AND INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF HEALTH

HEALTH – INDICATIVE FUNDING FOR BUDGETS 2008, 2009 AND 2010 (UNCHANGED, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING INDICATIVE OPERATING ALLOCATIONS OF $750 MILLION, $800 MILLION AND $850 MILLION FOR BUDGETS 2008, 2009 AND 2010 RESPECTIVELY. THESE AMOUNTS INDICATE THE LIKELY LEVEL OF INCREASED FUNDING TO BE PROVIDED TO VOTE HEALTH IN FUTURE BUDGETS AND TO ASSIST THE MINISTER OF HEALTH TO PLAN SPENDING PRIORITIES OVER THE PERIOD. THE FINAL ALLOCATIONS WILL DEPEND ON ECONOMIC AND FISCAL CONDITIONS AT THE TIME OF EACH BUDGET. FINALISING THE AMOUNTS AND DETAILS OF HOW THESE ALLOCATIONS WILL BE SPENT WILL BE SUBJECT TO NORMAL BUDGET PROCESSES.  THIS WOULD DECREASE THE OPERATING BALANCE.

THE GOVERNMENT HAS ALSO AGREED THAT THE INDICATIVE ALLOCATION FOR BUDGET 2008 ABOVE MAY BE PRE-COMMITTED UP TO $53 MILLION PER ANNUM IN 2010/11 AND OUTYEARS. THIS WAS SHOWN IN THE CHARGES AGAINST FUTURE BUDGETS SECTION OF THIS CHAPTER. THE OPERATING BALANCE WOULD BE DECREASED BY THE TOTALS AS FOLLOWS:

BUDGET TO BE CHARGED ($MILLION)	2008/09	2009/10	2010/11	2011/12 and Outyears
BUDGET 2008	716	702	697	697
BUDGET 2009	—	800	800	800
BUDGET 2010	—	—	850	850

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF HEALTH

HEALTH – DISTRICT HEALTH BOARD DEFICITS (CHANGED, UNQUANTIFIED RISK)

DISTRICT ANNUAL PLANS FROM WHANGANUI, WEST COAST, SOUTHLAND (DRAFT) AND CAPITAL AND COAST DISTRICT HEALTH BOARDS (DHBS) INDICATE PROJECTED OPERATING DEFICITS IN 2007/08. THE GOVERNMENT DOES NOT VIEW DHB DEFICITS AS ACCEPTABLE AND COST CONTAINMENT STRATEGIES ARE IN PLACE.

ANY DEFICITS WOULD POTENTIALLY DECREASE THE OPERATING BALANCE AND/OR INCREASE GROSS DEBT. SPECIFIC POTENTIAL PRESSURES FOR DHBS INCLUDE WAGE BARGAINING AND FINANCING COSTS OF CAPITAL PROJECTS.

THIS RISK HAS CHANGED SINCE THE 2007 BUDGET ECONOMIC AND FISCAL UPDATE TO TAKE INTO ACCOUNT THE NEW PROJECTIONS OF DHB DEFICITS.

HEALTH – STRENGTHENING CHILD AND ADOLESCENT ORAL HEALTH SERVICES (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT HAS AGREED TO PROVIDE CAPITAL FUNDING TO DISTRICT HEALTH BOARDS FOR NEW INFRASTRUCTURE FOR STRENGTHENING CHILD AND ADOLESCENT ORAL HEALTH SERVICES. THIS CAPITAL INVESTMENT IS LIKELY TO RESULT IN ADDITIONAL OPERATING EXPENDITURE, WHICH MAY BE SOUGHT FROM FUNDING TO BE AGREED IN BUDGET 2008.  THIS WOULD DECREASE THE OPERATING BALANCE.

HOUSING – RURAL HOUSING (NEW, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A NEW MODEL FOR THE FUTURE DELIVERY OF ESSENTIAL REPAIRS TO HOUSES AS PART OF THE RURAL HOUSING PROGRAMME. FUNDING FOR THE CURRENT MODEL FOR THE DELIVERY OF ESSENTIAL REPAIRS FINISHES IN 2007/08. THE COST OF FULLY IMPLEMENTING THE NEW MODEL WOULD BE BETWEEN $15 AND $20 MILLION PER ANNUM OVER THE NEXT FIVE YEARS. THIS WOULD HAVE THE EFFECT OF DECREASING THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: DEPARTMENT OF BUILDING AND HOUSING

HOUSING – SHARED EQUITY HOME OWNERSHIP (UNCHANGED, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A TWO YEAR SHARED EQUITY PILOT. WHILE THE FISCAL IMPACTS WOULD DEPEND ON THE FINAL SIZE OF THE PILOT, THE CAPITAL OUTLAY REQUIRED WOULD BE APPROXIMATELY $30 MILLION PER ANNUM AND THE OPERATING EXPENDITURE WOULD BE APPROXIMATELY $1 MILLION PER ANNUM FOR THE DURATION OF THE PILOT, PLUS AN UNKNOWN AMOUNT IN SUBSEQUENT YEARS TO MAINTAIN THE LOANS. THIS WOULD HAVE THE EFFECT OF DECREASING THE OPERATING BALANCE AND INCREASING GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: DEPARTMENT OF BUILDING AND HOUSING

HOUSING – WELLINGTON CITY COUNCIL SOCIAL HOUSING ASSISTANCE (UNCHANGED, QUANTIFIED RISK)

THE GOVERNMENT HAS AGREED TO PROVIDE THE WELLINGTON CITY COUNCIL WITH A CONDITIONAL GRANT OF $220 MILLION OVER AN INVESTMENT PERIOD OF 10 TO 15 YEARS (REPRESENTING APPROXIMATELY $150 MILLION IN NET PRESENT VALUE TERMS) TO UPGRADE ITS SOCIAL HOUSING PORTFOLIO. IT IS CURRENTLY IN NEGOTIATIONS WITH THE COUNCIL ABOUT THE DETAILS OF THE ASSISTANCE, INCLUDING THE SPREAD OF THE FUNDING. THE CONDITIONAL GRANT WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: DEPARTMENT OF BUILDING AND HOUSING

HOUSING – TAMAKI (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A WIDER URBAN DEVELOPMENT IN TAMAKI AS PART OF PROGRESS TO INTEGRATED URBAN COMMUNITIES. ANY ADDITIONAL CAPITAL FUNDING WOULD INCREASE GROSS DEBT.

IMMIGRATION – NEW IMMIGRATION SERVICE DELIVERY STRATEGY (CHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS IN THE PROCESS OF DEVELOPING OPTIONS FOR A NEW IMMIGRATION SERVICE DELIVERY STRATEGY THAT WOULD ALLOW BETTER MANAGEMENT OF THE RISK SURROUNDING IMMIGRATION DECISION-MAKING AND DELIVERING IMMIGRATION SERVICES. OPTIONS ARE STILL BEING DEVELOPED, AND ARE LIKELY TO BE CONSIDERED EARLY IN 2008. A PORTION OF THE ADDITIONAL FUNDING IS EXPECTED TO BE FUNDED BY THIRD PARTY REVENUE AND THE REST WOULD REDUCE THE OPERATING BALANCE AND INCREASE GROSS DEBT.

JUSTICE – FINANCIAL ACTION TASKFORCE RECOMMENDATIONS (NEW, UNQUANTIFIED RISK)

IN ORDER TO IMPLEMENT THE RECOMMENDATIONS OF THE FINANCIAL ACTION TASK FORCE, THE GOVERNMENT IS CONSIDERING A NEW ANTI-MONEY LAUNDERING AND COUNTER TERRORIST FINANCING REGIME. INCREASED SUPERVISION AND ENFORCEMENT IS EXPECTED TO RESULT IN INCREASED COSTS TO THE FOLLOWING AGENCIES: THE RESERVE BANK, THE SECURITIES COMMISSION, THE DEPARTMENT OF INTERNAL AFFAIRS, THE FINANCIAL INTELLIGENCE UNIT OF THE NEW ZEALAND POLICE AND THE MINISTRY OF JUSTICE. THIS RISK IS UNQUANTIFIED AS COSTS ARE STILL BEING FINALISED BUT WOULD REDUCE THE OPERATING BALANCE.

JUSTICE – STRENGTHENING THE NATIONAL COURT INFRASTRUCTURE (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS TO ENSURE THAT CHRISTCHURCH’S COURT FACILITIES ARE ABLE TO ADEQUATELY DELIVER COURT AND ASSOCIATED JUSTICE SERVICES TO THE REGION. THIS RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE ANY COMMERCIAL PROPERTY NEGOTIATIONS THE CROWN MAY ENTER INTO. ANY ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE AND ANY ADDITIONAL CAPITAL WOULD INCREASE GROSS DEBT.

JUSTICE SECTOR AGENCIES – POTENTIAL FLOW-ON IMPACT OF EXTRA POLICE (UNCHANGED, QUANTIFIED RISK)

THE ADDITION OF 1,000 POLICE WILL RESULT IN ADDITIONAL ACTIVITY IN OTHER JUSTICE SECTOR AGENCIES (EG, THE MINISTRY OF JUSTICE AND THE DEPARTMENT OF

CORRECTIONS). EXCLUDING THE COSTS ASSOCIATED WITH ADDITIONAL PRISON BEDS, THE GOVERNMENT ESTIMATES ADDITIONAL OPERATING COSTS OF $119 MILLION OVER THE FORECAST PERIOD WITH AN ONGOING COST OF $34 MILLION PER ANNUM, AND CAPITAL COST OF $19 MILLION OVER THE FORECAST PERIOD. THIS WOULD DECREASE THE OPERATING BALANCE AND INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF JUSTICE

JUSTICE SECTOR AND OTHER AGENCIES – EFFECTIVE INTERVENTIONS (UNCHANGED, QUANTIFIED RISK)

AS PART OF A COMPREHENSIVE APPROACH TO REDUCING CRIME AND THE PRESSURES ON THE PRISON POPULATION, THE GOVERNMENT IS CONSIDERING MEASURES TO ADDRESS THE PRECURSORS OF CRIME, AND MEASURES TO REDUCE RE-OFFENDING. THE MEASURES FOCUS ON EARLY INTERVENTIONS FOR VULNERABLE CHILDREN, YOUTH OFFENDING, RESTORATIVE JUSTICE, PREVENTING CRIME IN LOCAL COMMUNITIES, REINTEGRATING OFFENDERS, AND DRUG AND ALCOHOL TREATMENT FOR OFFENDERS.

FUNDING OF $37 MILLION PER ANNUM WAS APPROVED IN 2006. FURTHER OPERATING FUNDING TO IMPLEMENT THE APPROACH COULD BE UP TO $150 MILLION PER ANNUM, DEPENDING ON THE SPECIFIC OPTIONS CHOSEN. THIS WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF JUSTICE

JUSTICE – GREATER AUCKLAND REGION SERVICE DELIVERY STRATEGY (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A STRATEGY TO ADDRESS THE NEED FOR ADDITIONAL COURTS IN THE GREATER AUCKLAND rEGION. A WIDE RANGE OF STAKEHOLDERS ARE CURRENTLY BEING CONSULTED OVER A VARIETY OF SERVICE DELIVERY OPTIONS. ANY IMPACT ON THE OPERATING BALANCE OR GROSS DEBT WILL DEPEND ON THE OPTIONS CHOSEN.

COURTHOUSES - ESTABLISHING SPECIALIST AND PURPOSE-BUILT JURY COURTHOUSES - ESTABLISHING A SERVICE CENTRE TO DEAL WITH CUSTOMER ENQUIRIES AND PROCESS BULK WORK - MOVING TO ELECTRONIC FILING AND AN ELECTRONIC COURT RECORD - MOVING FILE STORAGE OFFSITE TO A SPECIALIST EXTERNAL PROVIDER - ESTABLISHING A COMMUNITY JUSTICE CENTRE(S).

LOCAL GOVERNMENT – RESPONSE TO RATES INQUIRY (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING ITS RESPONSE TO THE RECOMMENDATIONS OF THE INDEPENDENT INQUIRY INTO LOCAL GOVERNMENT RATES, WHICH WERE REPORTED IN AUGUST 2007. THE POTENTIAL IMPACT ON THE OPERATING BALANCE AND/OR GROSS DEBT IS UNKNOWN AT THIS STAGE, AS IT WOULD DEPEND ON THE NATURE AND SCOPE OF ANY MEASURES THAT ARE SUBSEQUENTLY PURSUED.

•        MANY OF THE RATES INQUIRY’S RECOMMENDATIONS REQUIRE LOCAL GOVERNMENT ACTION

•                  CENTRAL GOVERNMENT CAN OFFER SUPPORT IN SOME AREAS, BUT THE SECTOR NEEDS TO TAKE RESPONSIBILITY

•                  THE GOVERNMENT WILL REVIEW REGULATORY SETTINGS AROUND USER CHARGING AND RATING POWERS TO ENSURE COUNCILS CAN MAKE EFFECTIVE USE OF THESE TOOLS

•                  THERE IS NO CASE FOR GENERALISED CENTRAL GOVERNMENT ASSISTANCE FOR LOCAL AUTHORITIES – BUT THE GOVERNMENT WILL CONSIDER OPTIMISING ITS INVESTMENT IN LOCAL GOVERNMENT THROUGH FURTHER TARGETED ASSISTANCE IN THE BUDGET ROUND

•                  RATES EXEMPTIONS WILL NOT BE REMOVED IN THE SHORT TERM – BUT THE GOVERNMENT WILL REVIEW THEM TO ENSURE THE CROWN IS MAKING A FAIR CONTRIBUTION AS A MEMBER OF LOCAL COMMUNITIES, AND

•                  THE GOVERNMENT WILL KEEP A WATCHING BRIEF ON THE AFFORDABILITY OF RATES AND CONSIDER MAKING SOME FURTHER ADJUSTMENTS TO THE RATES REBATE SCHEME.

MAORI AFFAIRS – MAORI BUSINESS AOTEAROA NEW ZEALAND (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT HAS DECIDED TO ESTABLISH A NEW STATUTORY CORPORATION UNDER THE MAORI TRUSTEE ACT 1953, FOR THE PURPOSE OF FURTHERING MAORI ECONOMIC DEVELOPMENT. THE NEW ENTITY IS PROVISIONALLY ENTITLED MAORI BUSINESS AOTEAROA NEW ZEALAND (MBANZ). ANY NEW CROWN FUNDING CONTRIBUTION TO MBANZ OVER AND ABOVE THOSE ESTABLISHMENT COSTS THAT HAVE ALREADY BEEN PROVIDED FOR WOULD DECREASE THE OPERATING BALANCE AND/OR INCREASE GROSS DEBT.

NATIONAL LIBRARY – NATIONAL LIBRARY BUILDING REDEVELOPMENT (CHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING FUNDING REDEVELOPMENT OF THE NATIONAL LIBRARY BUILDING.

THIS RISK REMAINS UNQUANTIFIED AS DISCLOSURE WOULD COMPROMISE THE CROWN IN NEGOTIATIONS, BUT ANY ADDITIONAL CAPITAL FUNDING WOULD INCREASE GROSS DEBT AND ANY ADDITIONAL OPERATING FUNDING WOULD REDUCE THE OPERATING BALANCE.

NEW ZEALAND AGENCY FOR INTERNATIONAL DEVELOPMENT – ADJUSTMENT OF OFFICIAL DEVELOPMENT ASSISTANCE FUND (NEW, QUANTIFIED RISK)

THE GOVERNMENT HAS INDICATED ITS INTENTION TO INCREASE OFFICIAL DEVELOPMENT ASSISTANCE (ODA) AS A PERCENTAGE OF GROSS NATIONAL INCOME (GNI) AS FOLLOWS: 0.31% IN 2008/09, 0.33% IN 2009/10 AND 0.35% IN 2010/11. THE RISK RELATES TO CHANGES IN FORECAST GNI BETWEEN BEFU 2007 AND HYEFU 2007. BASED ON CURRENT FORECASTS FUNDING MAY NEED TO BE INCREASED BY $10 MILLION IN 2008/09, $5 MILLION IN 2009/10, AND MAY BE ABLE TO BE REDUCED BY $5 MILLION IN 2010/11. THE NET IMPACT OF THESE RISKS WOULD REDUCE THE OPERATING BALANCE.

NEW ZEALAND DEFENCE FORCE – CAPITAL INJECTIONS (UNCHANGED, QUANTIFIED RISK)

IMPLEMENTING THE GOVERNMENT’S DECISIONS ON THE FUTURE STRUCTURE OF THE NZDF WILL INVOLVE A SERIES OF CAPITAL ACQUISITIONS ACROSS ALL THREE ARMED SERVICES AND FOR HQNZDF TO ACHIEVE THE REQUIRED CAPABILITY UPGRADES. THE GOVERNMENT HAS AGREED TO A CAPITAL INJECTION OF UP TO $1.244 BILLION OVER THE 10-YEAR PERIOD FROM 2002 TO 2012.

OF THE $1.244 BILLION, $1.034 BILLION HAS BEEN AGREED WITH THE REMAINING $210 MILLION LIKELY TO BE REQUIRED WITHIN THE FORECAST PERIOD. THE ACTUAL EXPENDITURE PROFILE WILL DEPEND ON THE SPECIFICATION AND TIMING OF THE INDIVIDUAL PROJECTS, THE CONTRACTED PRICES, AND THE PREVAILING EXCHANGE RATE AT THE TIME OF PURCHASE.

ANY FURTHER CAPITAL INJECTIONS WOULD INCREASE GROSS DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: NEW ZEALAND DEFENCE FORCE

NEW ZEALAND DEFENCE FORCE – SALE OF SKYHAWKS AND AERMACCHI TRAINERS (UNCHANGED, QUANTIFIED RISK)

AS A RESULT OF THE GOVERNMENT’S DECISIONS ON THE FUTURE STRUCTURE OF THE NZDF, NZDF HAS SIGNED AN AGREEMENT WITH TACTICAL AIR SERVICES INC FOR THE SALE OF THE SKYHAWKS AND AERMACCHI TRAINERS FOR US$110 MILLION. A FORMAL CONTRACT HAS YET TO BE SIGNED, BUT PROCEEDS FROM THE SALE WOULD DECREASE GROSS DEBT AND INCREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: NEW ZEALAND DEFENCE FORCE

POLICE – WAGE NEGOTIATIONS (UNCHANGED, UNQUANTIFIED RISK)

THE POLICE COLLECTIVE EMPLOYMENT AGREEMENTS EXPIRE ON 30 JUNE 2008. THE GOVERNMENT WILL BE ENTERING INTO NEGOTIATIONS WITH POLICE SERVICE ORGANISATIONS TO SETTLE NEW COLLECTIVE EMPLOYMENT AGREEMENTS PRIOR TO THE EXPIRATION DATE OF THE CURRENT AGREEMENTS. ANY ADDITIONAL FUNDING WOULD DECREASE THE OPERATING BALANCE. THIS RISK IS UNQUANTIFIED AS DISCLOSURE MAY COMPROMISE THE CROWN IN NEGOTIATIONS.

POLICE – INCREASES TO POLICE STAFF (CHANGED, QUANTIFIED RISK)

THE GOVERNMENT HAS COMMITTED TO FUNDING AN ADDITIONAL 1,000 SWORN POLICE AND 250 NON-SWORN POLICE STAFF OVER BUDGETS 2006 TO 2008. THE GOVERNMENT WILL CONSIDER FURTHER INCREASES IN FUTURE BUDGETS WITH A VIEW TO ACHIEVING POLICE OFFICER RATIOS COMPARABLE WITH THOSE OF AUSTRALIA BY 2010. BUDGET 2007 INCLUDED $49 MILLION PER ANNUM OPERATING IN OUTYEARS; AND $10 MILLION CAPITAL OVER THE FORECAST PERIOD TO PROVIDE FOR THE SECOND TRANCHE OF ADDITIONAL POLICE (INCLUDING 90 NON-SWORN STAFF AND SOME ASSOCIATED INFRASTRUCTURE COSTS). THE GOVERNMENT INTENDS TO ROLL OUT THE THIRD TRANCHE IN BUDGET 2008. THE INDICATIVE OPERATING COSTS ARE $42 MILLION IN 2008/09 AND $45 MILLION IN 2009/10 AND OUT YEARS. INDICATIVE CAPITAL COSTS ASSOCIATED WITH THE THIRD TRANCHE ARE $54 MILLION. ADDITIONAL CAPITAL INJECTIONS WOULD INCREASE GROSS DEBT AND ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: NEW ZEALAND POLICE

POLICE – INTERNATIONAL DEPLOYMENT CAPABILITY (UNCHANGED, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS TO ENSURE THAT THE NEW ZEALAND POLICE HAS SUFFICIENT CAPABILITY TO MANAGE REQUESTS FOR ASSISTANCE OVERSEAS. THE FUNDING REQUIRED DEPENDS ON THE QUANTITY OF PERSONNEL AND THE FUNDING STRUCTURE ASSOCIATED WITH THE OPTION CHOSEN, BUT COULD BE IN THE ORDER OF $30 MILLION OPERATING PER ANNUM. ANY ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: NEW ZEALAND POLICE

PRIME MINISTER AND CABINET – GOVERNMENT HOUSE WELLINGTON REFURBISHMENT (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS AROUND THE REFURBISHMENT OF GOVERNMENT HOUSE WELLINGTON. OPTIONS ARE CURRENTLY BEING DEVELOPED, AND DECISIONS ON THE PREFERRED OPTION AND FUNDING ARE LIKELY TO BE MADE IN EARLY 2008. DEPENDING ON THE OPTION CHOSEN AND FUNDING DECISION, THIS WOULD DECREASE THE OPERATING BALANCE AND/OR INCREASE GROSS DEBT.

THIS RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE THE CROWN IN COMMERCIAL NEGOTIATIONS.

RESEARCH, SCIENCE AND TECHNOLOGY – MULTI-YEAR FUNDING PROFILE (UNCHANGED, QUANTIFIED RISK)

AS PART OF BUDGET 2006, THE GOVERNMENT SIGNALLED ITS BROAD INTENTION TO MOVE TOWARDS A MEDIUM-TERM FOCUS FOR INVESTMENT IN RESEARCH, SCIENCE AND TECHNOLOGY BY INDICATING INCREASES IN THE ORDER OF $30 MILLION PER ANNUM IN BUDGETS 2008 AND 2009, SUBJECT TO THE CONTEXT OF EACH BUDGET AND THE GOVERNMENT’S OVERALL FISCAL STRATEGY. IN BUDGET 2007, THERE WAS $55.5 MILLION OF NEW INVESTMENT IN RESEARCH, SCIENCE AND TECHNOLOGY OVER THE THREE YEARS FROM 2007/08 TO 2009/10. FURTHER INCREASES WOULD DECREASE THE OPERATING BALANCE.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF RESEARCH, SCIENCE AND TECHNOLOGY

REVENUE – CHANGES TO THE PETROLEUM MINING TAX RULES (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CURRENTLY CONSIDERING MODIFICATIONS TO THE PETROLEUM MINING TAX RULES. THE GOVERNMENT HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK BUT IT IS LIKELY TO REDUCE THE OPERATING BALANCE. THE EXTENT OF THE IMPACT WILL DEPEND ON THE SPECIFIC PROPOSALS FINALLY APPROVED AND THE DETAILS OF THE LEGISLATION.

REVENUE – LIFE INSURANCE (CHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING CHANGES TO THE TAX RULES IN RESPECT OF LIFE INSURANCE, INCLUDING ENSURING CONSISTENCY OF THE TAXATION OF LIFE INSURERS’ SAVINGS PRODUCTS WITH SIMILAR PRODUCTS OF OTHER SAVINGS VEHICLES. A DISCUSSION DOCUMENT WAS ISSUED IN NOVEMBER 2007 OUTLINING A BROAD FRAMEWORK FOR REFORM OF THE LIFE INSURANCE TAX RULES, RELATING TO RISK INSURANCE AND

FURTHER INTEGRATION OF LIFE PRODUCTS INTO THE PORTFOLIO INVESTMENT ENTITY (PIE) RULES. THE GOVERNMENT WILL BE CONSULTING WITH INTERESTED PARTIES ON THE REFORMS AND AS SUCH HAS NOT DECIDED ON THE FINAL DETAILS OF THE REFORMS. ACCORDINGLY, THE IMPACT ON THE OPERATING BALANCE OF THIS SECOND PHASE CANNOT YET BE QUANTIFIED.

REVENUE – MANAGEMENT OF INLAND REVENUE’S LEASE PORTFOLIO IN AUCKLAND (CHANGED, UNQUANTIFIED RISK)

INLAND REVENUE IS CURRENTLY EXPLORING OPTIONS FOR ITS LEASE PORTFOLIO IN AUCKLAND. THIS RISK IS UNQUANTIFIED AS DISCLOSURE COULD COMPROMISE THE CROWN IN NEGOTIATIONS. THIS WOULD DECREASE THE OPERATING BALANCE.

REVENUE – WORKING FOR FAMILIES REVIEW OF RATES (CHANGED, UNQUANTIFIED RISK)

WORKING FOR FAMILIES LEGISLATION REQUIRES A REVIEW OF THE AMOUNTS OF THE IN-WORK TAX CREDIT AND PARENTAL TAX CREDITS TO BE UNDERTAKEN NO LATER THAN JUNE 2008. THIS REVIEW IS TO ASSESS WHETHER THE CURRENT RATES STILL MEET THE POLICY OBJECTIVES BEHIND WORKING FOR FAMILIES. THIS POLICY CANNOT BE QUANTIFIED UNTIL THE REVIEWS ARE COMPLETED.

REVENUE – INTERNATIONAL TAX REVIEW (UNCHANGED, UNQUANTIFIED RISK)

IN BUDGET 2007 THE GOVERNMENT ANNOUNCED THE MAJOR FEATURES OF THE INTERNATIONAL TAX REFORM PACKAGE, WHICH WOULD INTRODUCE A TAX EXEMPTION FOR THE ACTIVE INCOME OF CONTROLLED FOREIGN COMPANIES. SUBSEQUENTLY TWO ISSUES PAPERS HAVE BEEN RELEASED BY OFFICIALS SUGGESTING DETAILED DESIGN FEATURES FOR THE NEW REGIME. THE PROPOSED REFORM FOLLOWS THE RELEASE OF A GOVERNMENT DISCUSSION DOCUMENT IN DECEMBER 2006. THE COST OF THE REFORM PACKAGE IS UNCERTAIN AS MANY DETAILED DESIGN DECISIONS HAVE YET TO BE MADE BUT IT WOULD REDUCE THE OPERATING BALANCE. THE INTERNATIONAL TAX REFORM PACKAGE IS EXPECTED TO BE INCLUDED IN A BILL INTRODUCED IN MAY 2008, WITH THE NEW RULES APPLYING FROM THE 2009-10 INCOME YEAR.

REVENUE – REBUILD OF THE STUDENT LOAN IT SYSTEM (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING OPTIONS FOR REDESIGNING THE STUDENT LOANS IT SYSTEM. THIS WOULD DECREASE THE OPERATING BALANCE AND/OR INCREASE GROSS DEBT.

REVENUE – REDUCING COMPLIANCE COSTS FOR SMALL- AND MEDIUM-SIZED ENTERPRISES (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING MEASURES TO SIMPLIFY THE TAX RULES FOR SMALL- AND MEDIUM-SIZED ENTERPRISES. A DISCUSSION DOCUMENT WAS ISSUED IN LATE 2007. THE POTENTIAL IMPACT ON THE OPERATING BALANCE IS UNKNOWN AT THIS STAGE, AS IT WOULD DEPEND ON THE NATURE AND SCOPE OF ANY MEASURES THAT ARE SUBSEQUENTLY PURSUED.

REVENUE – RENEGOTIATION OF DOUBLE TAX AGREEMENTS (UNCHANGED, UNQUANTIFIED RISK)

A GOVERNMENT DISCUSSION DOCUMENT RELEASED IN DECEMBER 2006 CONSIDERED THE CASE FOR NEGOTIATING LOWER RATES OF NON-RESIDENT WITHHOLDING TAX (NRWT) IN NEW ZEALAND’S DOUBLE TAX AGREEMENTS (DTAS). SUBSEQUENTLY, IT HAS BEEN ANNOUNCED THAT THE RENEGOTIATION OF THE NEW ZEALAND AND AUSTRALIA DTA IS EXPECTED TO COMMENCE SHORTLY. ALTHOUGH ANY EFFECT ON THE

OPERATING BALANCE WILL DEPEND ON THE OUTCOME OF BILATERAL TREATY NEGOTIATIONS, TO THE EXTENT THAT LOWER RATES ARE AGREED, THIS WILL LIKELY HAVE THE EFFECT OF DECREASING THE OPERATING BALANCE.

SOCIAL DEVELOPMENT – NEW ZEALAND SupeRANNUATION AND VETERAN’S PENSION (CHANGED, QUANTIFIED RISK)

THE GOVERNMENT HAS ENSURED THAT THE NET MARRIED COUPLE RATE OF NEW ZEALAND SUPERANNUATION (NZS) APPLYING FOR THE TAX YEAR FROM 1 APRIL 2007 IS EQUIVALENT TO 66% OF THE NET AVERAGE ORDINARY TIME WEEKLY WAGE (KNOWN AS THE 66% WAGE FLOOR). THIS ALSO APPLIES TO THE VETERAN’S PENSION, WHICH IS SET AT THE SAME RATES AS NZS. THE GOVERNMENT WILL REVIEW EACH YEAR THE LEVEL TO BE SET FOR THE FOLLOWING TAX YEAR. UNDER THE 2007 HALF YEAR ECONOMIC AND FISCAL UPDATE (HYEFU) FORECASTS CPI-INDEXATION OF NZS RATES IS NOT PREDICTED TO BE ENOUGH TO MAINTAIN THE 66% WAGE FLOOR. WHILE THE IMPACT ON THE OPERATING BALANCE WILL DEPEND ON THE ACTUAL CPI AND WAGE STATISTICS THAT OCCUR, HYEFU FORECASTS ESTIMATE THE COST OF MAINTAINING THE 66% WAGE FLOOR ON 1 APRIL 2008 WOULD REDUCE THE OPERATING BALANCE BY APPROXIMATELY $7 MILLION IN 2007/08, $28 MILLION IN 2008/09 AND $22 MILLION IN 2009/10.

SOCIAL DEVELOPMENT – WORKING NEW ZEALAND: WORK-FOCUSED SUPPORT (UNCHANGED, UNQUANTIFIED RISK)

WORKING NEW ZEALAND: WORK-FOCUSED SUPPORT IS A PACKAGE OF POLICY AND OPERATIONAL CHANGES AIMED AT SIMPLIFYING THE BENEFIT SYSTEM AND ENHANCING THE OPPORTUNITIES FOR BENEFICIARIES TO PARTICIPATE IN THE LABOUR MARKET. THE FIRST STAGE HAS ALREADY BEEN IMPLEMENTED AND FOCUSED ON GETTING SERVICES AND SUPPORT IN PLACE TO HELP PEOPLE MOVE INTO WORK AND STAY EMPLOYED. THE GOVERNMENT IS CONSIDERING FURTHER OPTIONS AND COSTS TO SIMPLIFY THE BENEFIT SYSTEM AND FURTHER SUPPORT PEOPLE TO STAY IN WORK. THE NEXT STAGE WILL BE SUBMITTED FOR CONSIDERATION IN FUTURE BUDGETS. THE REMAINING PROPOSALS ARE STILL BEING DEVELOPED, BUT ANY ADDITIONAL FUNDING WOULD DECREASE THE OPERATING BALANCE.

SOCIAL DEVELOPMENT / HOUSING – ACCOMMODATION SUPPLEMENT REVIEW (UNCHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS REVIEWING THE ACCOMMODATION SUPPLEMENT TO ASSESS HOW WELL IT IS PERFORMING AS AN INCOME SUPPORT AND HOUSING ASSISTANCE POLICY. IF THE REVIEW IDENTIFIES A NEED TO ADJUST THE ACCOMMODATION SUPPLEMENT, THE GOVERNMENT WILL CONSIDER POLICY OPTIONS IN FUTURE BUDGETS. WHILE THE AMOUNTS ARE UNCLEAR AND WOULD DEPEND ON THE POLICY OPTIONS CHOSEN, ANY ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE.

SOCIAL DEVELOPMENT – CHILDREN, YOUNG PERSONS AND THEIR FAMILIES ACT (NEW, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING A NUMBER OF CHANGES TO THE CHILDREN, YOUNG PERSONS, AND THEIR FAMILIES ACT 1989. MOST OF THE COSTS RELATING TO THESE CHANGES ARISE FROM THE PROPOSAL TO INCREASE THE AGE OF A YOUNG PERSON FROM 17 TO 18. THE FISCAL IMPACTS WOULD DEPEND ON WHAT PROPOSALS ARE FINALLY APPROVED AND THE DETAILS OF THE LEGISLATION. ANY ADDITIONAL OPERATING FUNDING WOULD DECREASE THE OPERATING BALANCE AND ANY ADDITIONAL CAPITAL WOULD INCREASE GROSS DEBT.

SOCIAL DEVELOPMENT – YOUTH COURT SENTENCING ORDERS (NEW, QUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING THE INCLUSION OF NEW YOUTH COURT ORDERS IN THE CHILDREN, YOUNG PERSONS, AND THEIR FAMILIES ACT 1989. THESE NEW YOUTH COURT ORDERS ARE EXTENDED SUPERVISION WITH RESIDENTS AND EXTENDED SUPERVISION WITH ACTIVITY. THE ESTIMATED COST IS APPROXIMATELY $12 MILLION PER ANNUM IN OPERATING FUNDING AND $4 MILLION IN CAPITAL FUNDING. THIS WOULD HAVE THE EFFECT OF DECREASING THE OPERATING BALANCE AND INCREASING DEBT.

THE MINISTER OF FINANCE HAS YET TO FULLY CONSIDER THE QUANTUM OF THIS RISK.

SOURCE: MINISTRY OF SOCIAL DEVELOPMENT

TRANSPORT – REGIONAL TRANSPORT PROJECTS (CHANGED, UNQUANTIFIED RISK)

THE GOVERNMENT IS CONSIDERING FUNDING OPTIONS FOR A NUMBER OF REGIONAL TRANSPORT PROJECTS. THERE IS POTENTIAL FOR SOME OF THESE PROJECTS TO BE DEBT FUNDED AND REPAID VIA A REGIONAL FUEL TAX IN THOSE REGIONS. THIS WOULD INCREASE GROSS DEBT.

TRANSPORT – COST GUARANTEE FOR THE STATE HIGHWAY PROGRAMME (UNCHANGED, UNQUANTIFIED RISK)

IN BUDGET 2006 THE GOVERNMENT AGREED TO PROVIDE A COST GUARANTEE FOR A FIVE-YEAR STATE HIGHWAY CONSTRUCTION PROGRAMME. IN BUDGET 2007 FUNDING WAS PROVIDED TO COVER ESTIMATED COST ESCALATION IN THE STATE HIGHWAY CONSTRUCTION PROGRAMME BETWEEN 2006/07 AND 2007/08. DECISIONS ON FUNDING FOR 2008/09 AND BEYOND HAVE BEEN DEFERRED UNTIL BUDGET 2008. ANY FURTHER FUNDING DECISIONS WOULD INCREASE GROSS DEBT AND/OR DECREASE THE OPERATING BALANCE.

CONTINGENT LIABILITIES

CONTINGENT LIABILITIES ARE COSTS THAT THE CROWN WILL HAVE TO FACE IF A PARTICULAR EVENT OCCURS. TYPICALLY, CONTINGENT LIABILITIES CONSIST OF GUARANTEES AND INDEMNITIES, LEGAL DISPUTES AND CLAIMS, AND UNCALLED CAPITAL. THE CONTINGENT LIABILITIES FACING THE CROWN ARE A MIXTURE OF OPERATING AND BALANCE SHEET RISKS, AND THEY CAN VARY GREATLY IN MAGNITUDE AND LIKELIHOOD OF REALISATION. IN GENERAL, IF A CONTINGENT LIABILITY WERE REALISED IT WOULD REDUCE THE OPERATING BALANCE AND NET WORTH, AND INCREASE GROSS SOVEREIGN ISSUED DEBT. HOWEVER, IN THE CASE OF CONTINGENCIES FOR UNCALLED CAPITAL, THE NEGATIVE IMPACT WOULD BE RESTRICTED TO GROSS SOVEREIGN ISSUED DEBT.

WHERE CONTINGENT LIABILITIES HAVE ARISEN AS A CONSEQUENCE OF LEGAL ACTION BEING TAKEN AGAINST THE CROWN, THE AMOUNT SHOWN IS THE ESTIMATION OF THE POSSIBLE AMOUNT OF ANY AWARD AGAINST THE CROWN. IT DOES NOT REPRESENT EITHER AN ADMISSION THAT THE CLAIM IS VALID OR AN ESTIMATION OF THE AMOUNT OF ANY AWARD AGAINST THE CROWN.

ONLY CONTINGENT LIABILITIES INVOLVING AMOUNTS OF OVER $10 MILLION ARE SEPARATELY DISCLOSED. CONTINGENT LIABILITIES BELOW $10 MILLION ARE INCLUDED IN THE “OTHER QUANTIFIABLE CONTINGENT LIABILITIES” TOTAL. COMPARATIVES HAVE BEEN ADJUSTED WHERE APPROPRIATE TO ALIGN WITH THE DISCLOSURE OF NEW “MATERIAL” CONTINGENT LIABILITIES. THE TOTAL AMOUNT OF PRIOR YEARS’ CONTINGENT LIABILITIES REMAINS UNCHANGED.

CONTINGENT LIABILITIES HAVE BEEN STATED AS AT 31 OCTOBER 2007, BEING THE LATEST SET OF PUBLISHED CONTINGENT LIABILITIES.

DETAILS OF EACH OF THE FOLLOWING CONTINGENT LIABILITIES CAN BE ACCESSED FROM THE TREASURY WEBSITE AT HTTP://WWW.TREASURY.GOVT.NZ/FORECASTS/HYEFU/2007

QUANTIFIABLE CONTINGENT LIABILITIES

GUARANTEES AND INDEMNITIES	Status(6)	($ million)
COOK ISLANDS – ASIAN DEVELOPMENT BANK LOANS	Changed	14
INDEMNIFICATION OF RECEIVERS AND MANAGERS – TERRALINK LIMITED	Unchanged	10
MINISTRY OF JUSTICE – TREATY SETTLEMENT, TAX LIABILITIES	Unchanged	105
MINISTRY OF TRANSPORT – FUNDING GUARANTEE	Unchanged	10
GUARANTEES AND INDEMNITIES OF SOES AND CROWN ENTITIES	Unchanged	18
OTHER GUARANTEES AND INDEMNITIES	Changed	14
		171
UNCALLED CAPITAL
ASIAN DEVELOPMENT BANK	Changed	1,002
BANK FOR INTERNATIONAL SETTLEMENTS	New	25
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT	Changed	13
INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT	Changed	1,074
		2,114
LEGAL PROCEEDINGS AND DISPUTES
HEALTH – LEGAL CLAIMS	Changed	53
TAX IN DISPUTE	Changed	322
OTHER LEGAL CLAIMS AGAINST SOES AND CROWN ENTITIES	Unchanged	33
OTHER LEGAL CLAIMS	Unchanged	76
		484
OTHER QUANTIFIABLE CONTINGENT LIABILITIES
INTERNATIONAL FINANCE ORGANISATIONS	Changed	1,531
MINISTRY OF ECONOMIC DEVELOPMENT – 2011 RUGBY WORLD CUP, EDEN PARK Upgrade	Unchanged	146
NEW ZEALAND Export Credit Office – EXPORT GUARANTEES	New	29
RESERVE BANK – DEMONETISED CURRENCY	Unchanged	23
SOCIAL DEVELOPMENT – CLAIM FOR JUDICIAL REVIEW	Changed	83
TRANSPOWER NEW ZEALAND LIMITED	Unchanged	98
OTHER QUANTIFIABLE CONTINGENT LIABILITIES OF SOES AND CROWN ENTITIES	Changed	50
OTHER QUANTIFIABLE CONTINGENT LIABILITIES	Changed	54
		2,014
TOTAL QUANTIFIABLE CONTINGENT LIABILITIES		4,783

 (6)       Relative to reporting in the 30 June 2007 Financial Statements of the Government of New Zealand.

UNQUANTIFIABLE CONTINGENT LIABILITIES

GUARANTEES AND INDEMNITIES	Status
AGRIQUALITY LIMITED (FORMERLY ASURE NEW ZEALAND LIMITED)	Changed
AT WORK INSURANCE LIMITED	Unchanged
AUCKLAND RAIL LEASE	Unchanged
BONA VACANTIA PROPERTY	Unchanged
BUILDING INDUSTRY AUTHORITY	Unchanged
DISTRICT COURT JUDGES, JUSTICES OF THE PEACE, CORONERS AND DISPUTES TRIBUNAL	Unchanged
EARTHQUAKE COMMISSION (EQC)	Unchanged
ELECTRICITY CORPORATION OF NEW ZEALAND LIMITED (ECNZ)	Unchanged
MINISTRY OF FISHERIES – INDEMNITY PROVIDED FOR DELIVERY OF REGISTRY SERVICES	Unchanged
GENESIS POWER LTD (GENESIS ENERGY)	Unchanged
GEOTHERMAL CARBON TAX INDEMNITY	Unchanged
HOUSING NEW ZEALAND CORPORATION (HNZC)	Unchanged
INDEMNITIES AGAINST ACTS OF WAR AND TERRORISM	Unchanged
MAUI Partners	Unchanged
NATIONAL PROVIDENT FUND	Unchanged
NEW ZEALAND RAILWAYS CORPORATION	Unchanged
PERSONS EXERCISING INVESTIGATING POWERS	Unchanged
PORTS OF AUCKLAND	Unchanged
PUBLIC TRUST	Unchanged
STATE INSURANCE AND RURAL BANK – TAX LIABILITIES	Unchanged
SYNFUELS-WAITARA OUTFALL INDEMNITY	Unchanged
TAINUI CORPORATION	Unchanged
TOLL NZ LTD – PURCHASE OF RAIL NETWORK ASSETS	Changed
OTHER UNQUANTIFIABLE CONTINGENT LIABILITIES
ABUSE CLAIMS	Unchanged
ACCIDENT COMPENSATION CORPORATION (ACC) LITIGATIONS	Changed
ENVIRONMENTAL LIABILITIES	Changed
RUGBY World Cup 2011 – JOINT VENTURE ARRANGEMENTS	Unchanged
TREATY OF WAITANGI CLAIMS	Unchanged
TREATY OF WAITANGI CLAIMS – SETTLEMENT RELATIVITY PAYMENTS	Unchanged
OTHER CONTINGENCIES
FORESHORE AND SEABED	Unchanged

GENERALLY ACCEPTED ACCOUNTING PRACTICE (GAAP) SERIES TABLES

FORECAST FINANCIAL STATEMENTS

THESE FORECASTS HAVE BEEN PREPARED IN ACCORDANCE WITH THE PUBLIC FINANCE ACT 1989.

THEY ARE BASED ON THE ACCOUNTING POLICIES AND ASSUMPTIONS THAT FOLLOW. AS WITH ALL SUCH ASSUMPTIONS, THERE IS A DEGREE OF UNCERTAINTY SURROUNDING THEM. THIS UNCERTAINTY INCREASES AS THE FORECAST HORIZON EXTENDS.

THE FORECASTS HAVE BEEN PREPARED IN ACCORDANCE WITH THE STATEMENT OF RESPONSIBILITY AND REFLECT THE JUDGEMENTS AND INFORMATION KNOWN AT THE TIME THEY WERE PREPARED. THEY REFLECT ALL GOVERNMENT DECISIONS AND CIRCUMSTANCES COMMUNICATED TO 5 DECEMBER 2007.

FINALISATION DATES AND KEY ASSUMPTIONS THAT UNDERPIN THE PREPARATION OF THE GAAP TABLES ARE OUTLINED IN THE EXECUTIVE SUMMARY ON PAGE 15.

STATEMENT OF ACCOUNTING POLICIES AND
FORECAST ASSUMPTIONS

SIGNIFICANT ACCOUNTING POLICIES

THESE FORECAST FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH THE ACCOUNTING POLICIES EXPECTED TO BE USED IN THE COMPARABLE AUDITED ACTUAL FINANCIAL STATEMENTS OF THE GOVERNMENT.

THESE FORECAST FINANCIAL STATEMENTS COMPLY WITH GENERALLY ACCEPTED ACCOUNTING POLICIES (GAAP) AS REQUIRED BY THE PUBLIC FINANCE ACT 1989 AND HAVE BEEN PREPARED IN ACCORDANCE WITH NEW ZEALAND EQUIVALENTS TO INTERNATIONAL FINANCIAL REPORTING STANDARDS (NZ IFRS), AS APPROPRIATE FOR PUBLIC BENEFIT ENTITIES.

ALL FORECASTS USE THE ACCRUAL BASIS OF ACCOUNTING. FORECASTS HAVE BEEN PREPARED FOR THE CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT REPORTING ENTITY, INCLUDING ALL ENTITIES CONTROLLED BY THE GOVERNMENT (AS DEFINED BY APPLICABLE FINANCIAL REPORTING STANDARDS).

CHANGES IN ACCOUNTING POLICIES

ALL POLICIES HAVE BEEN APPLIED ON A CONSISTENT BASIS DURING THE FORECAST PERIOD. THERE HAVE NO CHANGES IN ACCOUNTING POLICIES DURING THE PERIOD.

FORECAST POLICIES

THESE FORECAST FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE BASIS OF TREASURY’S BEST PROFESSIONAL JUDGMENT. KEY ASSUMPTIONS USED ARE SET OUT ON PAGE 17.

FOR THE PURPOSES OF THE FORECAST FINANCIAL STATEMENTS, NO REVALUATIONS OF PROPERTY, PLANT AND EQUIPMENT ARE PROJECTED BEYOND THE CURRENT YEAR.

DETAILED ACCOUNTING POLICIES AND FORECAST ASSUMPTIONS

THE SPECIFIC ACCOUNTING AND FORECASTING POLICIES ARE REPRODUCED IN FULL ON TREASURY’S WEBSITE AT HTTP://WWW.TREASURY.GOVT.NZ/BUDGET/FORECASTS/HYEFU2007/.

GOVERNMENT REPORTING ENTITY AS AT 5 DECEMBER 2007

THESE FORECAST FINANCIAL STATEMENTS ARE FOR THE GOVERNMENT REPORTING ENTITY AS SPECIFIED IN SECTION 26Q(4) OF THE PUBLIC FINANCE ACT 1989. THIS COMPRISES MINISTERS OF THE CROWN AND THE FOLLOWING ENTITIES:

CORE CROWN SEGMENT

DEPARTMENTS

AGRICULTURE AND FORESTRY

ARCHIVES NEW ZEALAND

BUILDING AND HOUSING

CONSERVATION

CORRECTIONS

CROWN LAW

CULTURE AND HERITAGE

CUSTOMS

DEFENCE

ECONOMIC DEVELOPMENT

EDUCATION

EDUCATION REVIEW OFFICE

ENVIRONMENT

FISHERIES

FOOD SAFETY AUTHORITY

FOREIGN AFFAIRS AND TRADE

GOVERNMENT COMMUNICATIONS SECURITY BUREAU

HEALTH

INLAND REVENUE

INTERNAL AFFAIRS

JUSTICE

LABOUR

OTHERS

GOVERNMENT SUPERANNUATION FUND

NEW ZEALAND SUPERANNUATION FUND

RESERVE BANK OF NEW ZEALAND

DEPARTMENTS

LAND INFORMATION NEW ZEALAND

MORI DEVELOPMENT

NATIONAL LIBRARY

NEW ZEALAND DEFENCE FORCE

OFFICE OF THE CLERK

PACIFIC ISLAND AFFAIRS

PARLIAMENTARY COUNSEL OFFICE

PARLIAMENTARY SERVICE POLICE

PRIME MINISTER AND CABINET

RESEARCH, SCIENCE AND TECHNOLOGY

SECURITY INTELLIGENCE SERVICE

SERIOUS FRAUD OFFICE

SOCIAL DEVELOPMENT

STATE SERVICES COMMISSION

STATISTICS

TRANSPORT

TREASURY

WOMEN’S AFFAIRS

OFFICES OF PARLIAMENT

OFFICE OF THE CONTROLLER AND AUDITOR-GENERAL

OFFICE OF THE OMBUDSMEN

PARLIAMENTARY COMMISSIONER FOR THE ENVIRONMENT

STATE-OWNED ENTERPRISES

AIRWAYS CORPORATION OF NEW ZEALAND LIMITED

ANIMAL CONTROL PRODUCTS LIMITED

ASUREQUALITY LIMITED

ELECTRICITY CORPORATION OF NEW ZEALAND LIMITED

GENESIS POWER LIMITED

KORDIA GROUP LIMITED

LANDCORP FARMING LIMITED

LEARNING MEDIA LIMITED

MERIDIAN ENERGY LIMITED

METEOROLOGICAL SERVICE OF NEW ZEALAND LIMITED

MIGHTY RIVER POWER LIMITED

NEW ZEALAND POST LIMITED

NEW ZEALAND RAILWAYS CORPORATION

QUOTABLE VALUE LIMITED

SOLID ENERGY NEW ZEALAND LIMITED

TERRALINK LIMITED (IN LIQUIDATION)

TIMBERLANDS WEST COAST LIMITED

TRANSPOWER NEW ZEALAND LIMITED

AIR NEW ZEALAND LIMITED (INCLUDED FOR DISCLOSURE PURPOSES AS IF IT WERE A SOE)

CROWN ENTITIES

ACCIDENT COMPENSATION CORPORATION

ACCOUNTING STANDARDS REVIEW BOARD

ALCOHOL ADVISORY COUNCIL OF NEW ZEALAND

ARTS COUNCIL OF NEW ZEALAND TOI AOTEAROA

BROADCASTING COMMISSION

BROADCASTING STANDARDS AUTHORITY

CAREER SERVICES

CHARITIES COMMISSION

CHILDREN’S COMMISSIONER

CIVIL AVIATION AUTHORITY OF NEW ZEALAND

COMMERCE COMMISSION

CROWN HEALTH FINANCING AGENCY

CROWN RESEARCH INSTITUTES (9)

DISTRICT HEALTH BOARDS (21)

DRUG FREE SPORT NEW ZEALAND

EARTHQUAKE COMMISSION

ELECTORAL COMMISSION

ELECTRICITY COMMISSION

ENERGY EFFICIENCY AND CONSERVATION AUTHORITY

ENVIRONMENTAL RISK MANAGEMENT AUTHORITY

FAMILIES COMMISSION

FOUNDATION FOR RESEARCH, SCIENCE AND TECHNOLOGY

GOVERNMENT SUPERANNUATION FUND AUTHORITY

GUARDIANS OF NEW ZEALAND SUPERANNUATION

HEALTH AND DISABILITY COMMISSIONER

HEALTH RESEARCH COUNCIL OF NEW ZEALAND

HEALTH SPONSORSHIP COUNCIL

HOUSING NEW ZEALAND CORPORATION

HUMAN RIGHTS COMMISSION

LAND TRANSPORT NEW ZEALAND

LAW COMMISSION

LEGAL SERVICES AGENCY

MARITIME NEW ZEALAND

MENTAL HEALTH COMMISSION

MUSEUM OF NEW ZEALAND TE PAPA TONGAREWA BOARD

NEW ZEALAND ANTARCTIC INSTITUTE

NEW ZEALAND ARTIFICIAL LIMB BOARD

NEW ZEALAND BLOOD SERVICE

NEW ZEALAND FILM COMMISSION

NEW ZEALAND FIRE SERVICE COMMISSION

NEW ZEALAND HISTORIC PLACES TRUST (POUHERE TAONGA)

NEW ZEALAND LOTTERIES COMMISSION

NEW ZEALAND QUALIFICATIONS AUTHORITY

NEW ZEALAND SYMPHONY ORCHESTRA

NEW ZEALAND TEACHERS COUNCIL

NEW ZEALAND TOURISM BOARD

NEW ZEALAND TRADE AND ENTERPRISE

NEW ZEALAND VENTURE INVESTMENT FUND LIMITED

OFFICE OF FILM AND LITERATURE CLASSIFICATION

PHARMACEUTICAL MANAGEMENT AGENCY

POLICE COMPLAINTS AUTHORITY

PRIVACY COMMISSIONER

PUBLIC TRUST

RADIO NEW ZEALAND LIMITED

RETIREMENT COMMISSIONER

SCHOOL BOARDS OF TRUSTEES (2,463)

SECURITIES COMMISSION

SOCIAL WORKERS REGISTRATION BOARD

SPORT AND RECREATION NEW ZEALAND

STANDARDS COUNCIL

TAKEOVERS PANEL

TE REO WHAKAPUAKI IRIRANGI (TE MANGAI PAHO)

TE TAURA WHIRI I TE REO MAORI (MAORI LANGUAGE COMMISSION)

TELEVISION NEW ZEALAND LIMITED

TERTIARY EDUCATION COMMISSION

TERTIARY EDUCATION INSTITUTIONS (31)

TESTING LABORATORY REGISTRATION COUNCIL

TRANSIT NEW ZEALAND

TRANSPORT ACCIDENT INVESTIGATION COMMISSION

CROWN ENTITY SUBSIDIARIES ARE CONSOLIDATED BY THEIR PARENTS AND NOT LISTED SEPARATELY IN THIS TABLE

ORGANISATIONS NAMED OR DESCRIBED IN SCHEDULE 4 TO THE PUBLIC FINANCE ACT 1989

AGRICULTURE AND MARKETING RESEARCH AND DEVELOPMENT TRUST

ASIA NEW ZEALAND FOUNDATION

FISH AND GAME COUNCILS (12)

LEADERSHIP DEVELOPMENT CENTRE TRUST

NEW ZEALAND FISH AND GAME COUNCIL

NEW ZEALAND GAME BIRD HABITAT TRUST BOARD

NEW ZEALAND GOVERNMENT PROPERTY CORPORATION

NEW ZEALAND LOTTERY GRANTS BOARD

NGI TAHU ANCILLARY CLAIMS TRUST

PACIFIC CO-OPERATION FOUNDATION

PACIFIC ISLANDS BUSINESS DEVELOPMENT TRUST

RESEARCH AND EDUCATION ADVANCED NETWORK NEW ZEALAND LIMITED

RESERVES BOARDS (24)

ROAD SAFETY TRUST

SENTENCING COUNCIL

FORECAST STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEARS ENDING 30 JUNE

			2008
		2007	Previous	2008	2009	2010	2011	2012
	Note	Actual	Budget	Forecast	Forecast	Forecast	Forecast	Forecast
		$m	$m	$m	$m	$m	$m	$m
REVENUE
TAXATION REVENUE	1	53,023	54,173	56,639	57,492	60,498	63,407	66,495
OTHER SOVEREIGN REVENUE	1	3,701	3,693	3,774	3,825	4,343	4,809	4,904
FORECAST REVENUE REDUCTION CONTINGENCY	1	—	—	—	(375)	(1,500)	(1,600)	(1,700)
TOTAL REVENUE LEVIED THROUGH THE CROWN’S SOVEREIGN POWER		56,724	57,866	60,413	60,942	63,341	66,616	69,699
SALES OF GOODS AND SERVICES		12,357	13,253	13,004	13,859	14,566	15,216	15,876
INTEREST REVENUE AND DIVIDENDS	2	2,984	3,366	3,716	3,939	3,951	4,224	4,345
OTHER REVENUE		2,362	2,387	2,475	2,540	2,624	2,654	2,692
TOTAL REVENUE EARNED THROUGH THE CROWN’S OPERATIONS		17,703	19,006	19,195	20,338	21,141	22,094	22,913
TOTAL REVENUE (EXCLUDING GAINS)		74,427	76,872	79,608	81,280	84,482	88,710	92,612
EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	3	16,346	17,892	18,352	18,923	19,607	20,677	21,706
PERSONNEL EXPENSES	4	15,281	15,657	16,271	16,394	16,505	16,600	16,677
DEPRECIATION AND AMORTISATION	5	3,338	3,296	3,459	3,643	3,818	4,010	4,199
OTHER OPERATING EXPENSES	5	27,517	28,997	28,665	29,527	29,865	30,408	30,859
INTEREST EXPENSES	6	2,893	2,748	3,255	2,842	2,768	2,942	2,973
INSURANCE EXPENSES	7	3,713	3,010	3,581	3,842	4,092	4,333	4,572
FORECAST NEW OPERATING SPENDING	8	—	314	201	2,057	4,015	5,956	7,926
TOP-DOWN EXPENSE ADJUSTMENT	8	—	—	(750)	(275)	(250)	(200)	(150)
TOTAL EXPENSES (EXCLUDING LOSSES)		69,088	71,914	73,034	76,953	80,420	84,726	88,762
OPERATING BALANCE BEFORE GAINS/(LOSSES		5,339	4,958	6,574	4,327	4,062	3,984	3,850
NET GAINS/(LOSSES) ON FINANCIAL INSTRUMENTS	9	1,569	1,377	1,873	1,431	1,539	1,781	1,984
NET GAINS/(LOSSES) ON NON-FINANCIAL INSTRUMENTS		985	—	(1,237)	96	105	102	135
TOTAL GAINS/(LOSSES)		2,554	1,377	636	1,527	1,644	1,883	2,119
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES		186	96	178	199	218	227	259
OPERATING BALANCE FROM CONTINUING ACTIVITIES		8,079	6,431	7,388	6,053	5,924	6,094	6,228
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS		(92)	—	—	—	—	—	—

OPERATING BALANCE (INCLUDING MINORITY INTEREST)		7,987	6,431	7,388	6,053	5,924	6,094	6,228
ATTRIBUTABLE TO MINORITY INTEREST		12	—	—	—	—		—
OPERATING BALANCE	10	7,999	6,431	7,388	6,053	5,924	6,094	6,228

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

FORECAST STATEMENT OF FINANCIAL PERFORMANCE (CONTINUED) –
FUNCTIONAL EXPENSE ANALYSIS

FOR THE YEARS ENDING 30 JUNE

		2008
	2007	Previous	2008	2009	2010	2011	2012
	Actual	Budget	Forecast	Forecast	Forecast	Forecast	Forecast
	$m	$m	$m	$m	$m	$m	$m
TOTAL CROWN EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	20,947	21,271	21,568	22,226	22,910	23,965	25,082
GSF PENSION EXPENSES	648	629	629	603	568	558	545
HEALTH	10,511	11,699	11,589	11,642	11,729	11,722	11,748
EDUCATION	9,887	10,321	10,550	10,578	10,590	10,701	10,796
CORE GOVERNMENT SERVICES	4,329	2,132	2,680	2,585	2,623	3,018	3,037
LAW AND ORDER	2,840	3,076	3,126	3,137	3,146	3,146	3,158
DEFENCE	1,449	1,597	1,598	1,638	1,727	1,836	1,905
TRANSPORT AND COMMUNICATIONS	6,872	7,671	7,632	7,803	8,061	8,113	8,455
ECONOMIC AND INDUSTRIAL SERVICES	4,601	5,879	6,277	6,985	7,473	7,792	8,046
PRIMARY SERVICES	1,247	1,319	1,363	1,335	1,334	1,338	1,343
HERITAGE, CULTURE AND RECREATION	1,941	2,218	2,266	2,754	2,676	2,778	2,824
HOUSING AND COMMUNITY DEVELOPMENT	902	961	968	961	968	979	992
OTHER	20	79	82	82	82	82	82
FINANCE COSTS	2,893	2,748	3,255	2,842	2,768	2,942	2,973
FORECAST FOR FUTURE NEW SPENDING	—	314	201	2,057	4,015	5,956	7,926
TOP-DOWN EXPENSE ADJUSTMENT	—	—	(750)	(275)	(250)	(200)	(150)
TOTAL CROWN EXPENSES EXCLUDING LOSSES	69,087	71,914	73,034	76,953	80,420	84,726	88,762

BELOW IS AN ANALYSIS OF CORE CROWN EXPENSES BY FUNCTIONAL CLASSIFICATION. CORE CROWN EXPENSES INCLUDE EXPENSES INCURRED BY THE CROWN, DEPARTMENTS, RESERVE BANK AND THE NZS FUND, BUT NOT CROWN ENTITIES AND SOES.

		2008
	2007	Previous	2008	2009	2010	2011	2012
	Actual	Budget	Forecast	Forecast	Forecast	Forecast	Forecast
	$m	$m	$m	$m	$m	$m	$m
CORE CROWN EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	17,214	17,698	17,914	18,315	18,744	19,554	20,426
GSF PENSION EXPENSES	648	629	629	603	568	558	545
HEALTH	10,357	11,613	11,480	11,552	11,622	11,623	11,642
EDUCATION	9,261	9,719	9,863	9,945	10,009	10,103	10,171
CORE GOVERNMENT SERVICES	4,469	2,479	2,957	2,955	3,042	3,243	3,270
LAW AND ORDER	2,748	2,836	2,910	2,913	2,904	2,901	2,903
DEFENCE	1,529	1,641	1,641	1,683	1,771	1,880	1,950
TRANSPORT AND COMMUNICATIONS	2,275	2,792	2,784	2,849	2,726	2,717	2,946
ECONOMIC AND INDUSTRIAL SERVICES	1,548	2,276	2,710	2,876	3,109	3,273	3,415
PRIMARY SERVICES	457	494	527	493	484	480	484
HERITAGE, CULTURE AND RECREATION	798	977	1,072	1,482	1,366	1,371	1,352
HOUSING AND COMMUNITY DEVELOPMENT	275	304	313	283	268	266	265
OTHER	68	80	82	82	82	82	82
FINANCE COSTS	2,330	2,244	2,804	2,724	2,646	2,825	2,807
FORECAST FOR FUTURE NEW SPENDING	—	314	201	2,057	4,015	5,956	7,926
TOP-DOWN EXPENSE ADJUSTMENT	—	—	(750)	(275)	(250)	(200)	(150)
TOTAL CORE CROWN EXPENSES EXCLUDING LOSSES	53,977	56,096	57,137	60,537	63,106	66,632	70,034

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

FORECAST STATEMENT OF CASH FLOWS

FOR THE YEARS ENDING 30 JUNE

		2008
	2007	Previous	2008	2009	2010	2011	2012
	Actual	Budget	Forecast	Forecast	Forecast	Forecast	Forecast
	$m	$m	$m	$m	$m	$m	$m
CASH FLOWS FROM OPERATIONS CASH WAS PROVIDED FROM
TAXATION RECEIPTS	52,150	54,266	55,316	56,858	59,932	62,903	65,831
OTHER SOVEREIGN RECEIPTS	3,418	3,472	3,571	3,991	3,913	4,026	4,113
FORECAST REVENUE REDUCTION CONTINGENCY	—	—	—	(375)	(1,500)	(1,600)	(1,700)
SALES OF GOODS AND SERVICES	12,777	13,394	13,127	14,032	14,690	15,374	16,082
INTEREST AND DIVIDENDS	2,533	2,760	3,467	3,610	3,599	3,849	3,958
OTHER OPERATING RECEIPTS	2,294	2,302	2,420	2,461	2,516	2,535	2,556
TOTAL CASH PROVIDED FROM OPERATIONS	73,172	76,194	77,901	80,577	83,150	87,087	90,840
CASH WAS DISBURSED TO
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	18,436	19,529	17,294	17,935	18,445	19,381	20,260
PERSONNEL AND OPERATING PAYMENTS	39,838	44,025	47,316	48,247	48,920	50,041	50,834
INTEREST PAYMENTS	2,442	2,530	3,052	2,730	2,742	2,820	2,912
FORECAST FOR FUTURE NEW SPENDING	—	314	201	2,057	4,015	5,956	7,926
TOP-DOWN EXPENSE ADJUSTMENT	—	—	(750)	(275)	(250)	(200)	(150)
TOTAL CASH DISBURSED TO OPERATIONS	60,716	66,398	67,113	70,694	73,872	77,998	81,782
NET CASH FLOWS FROM OPERATIONS	12,456	9,796	10,788	9,883	9,278	9,089	9,058
CASH FLOWS FROM INVESTING ACTIVITIES
CASH WAS PROVIDED FROM/(DISBURSED TO)
NET PURCHASE OF PHYSICAL ASSETS	(5,213)	(6,661)	(6,799)	(5,852)	(6,355)	(6,364)	(5,944)
NET PURCHASE OF SHARES AND OTHER SECURITIES	(8,157)	(4,491)	(6,535)	(1,973)	(1,000)	(4,565)	(84)
NET PURCHASE OF INTANGIBLE ASSETS	(206)	(144)	(258)	(178)	(150)	(128)	(139)
NET ISSUE/(REPAYMENT) OF ADVANCES	(1,014)	(1,628)	(458)	(762)	(717)	(698)	(666)
NET ACQUISITION OF INVESTMENTS IN ASSOCIATES	(288)	(95)	(335)	(211)	(2)	(20)	(20)
CAPITAL CONTINGENCY PROVISION	—	(184)	—	(1,003)	(773)	(924)	(1,110)
TOP-DOWN CAPITAL ADJUSTMENT	—	—	250	100	100	100	100
NET CASH FLOWS FROM INVESTING ACTIVITIES	(14,878)	(13,203)	(14,135)	(9,879)	(8,897)	(12,599)	(7,863)
NET CASH FLOWS FROM OPERATING AND INVESTING ACTIVITIES	(2,422)	(3,407)	(3,347)	4	381	(3,510)	1,195
CASH FLOWS FROM FINANCING ACTIVITIES
CASH WAS PROVIDED FROM/(DISBURSED TO)
ISSUES OF CIRCULATING CURRENCY	81	178	182	177	186	195	205
NET REPAYMENT/(ISSUES) OF GOVERNMENT STOCK (1)	(3,758)	2,223	2,875	(739)	(1,809)	2,168	(1,836)
NET REPAYMENT OF FOREIGN-CURRENCY BORROWING	1,780	(1,130)	(1,624)	(801)	(370)	366	111
NET REPAYMENT/(ISSUES) OF OTHER NEW ZEALAND dollar borrowing	4,893	2,225	1,896	1,718	1,730	1,120	1,015
NET CASH FLOWS FROM FINANCING ACTIVITIES	2,996	3,496	3,329	355	(263)	3,849	(505)
NET MOVEMENT IN CASH	574	89	(18)	359	118	339	690
OPENING CASH BALANCE	3,676	3,107	4,208	4,232	4,591	4,709	5,048
FOREIGN-EXCHANGE (LOSSES)/GAINS ON OPENING CASH	(42)	—	42	—	—	—	—
CLOSING CASH BALANCE	4,208	3,196	4,232	4,591	4,709	5,048	5,738

(1)  NET ISSUES OF GOVERNMENT STOCK INCLUDE MOVEMENTS WITHIN GOVERNMENT STOCK HOLDINGS OF ENTITIES SUCH AS NZS FUND, ACC AND EQC.

THE BONDS RECONCILIATION AT THE END OF THESE ACCOUNTS OUTLINES PROCEEDS AND REPAYMENTS OF DOMESTIC BONDS.

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

FORECAST STATEMENT OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDING 30 JUNE

		2008
	2007	Previous	2008	2009	2010	2011	2012
	Actual	Budget	Forecast	Forecast	Forecast	Forecast	Forecast
	$m	$m	$m	$m	$m	$m	$m
RECONCILIATION BETWEEN THE NET CASH FLOWS FROM OPERATIONS AND THE OPERATING BALANCE

NET CASH FLOWS FROM OPERATIONS	12,456	9,796	10,788	9,883	9,278	9,089	9,058
ITEMS INCLUDED IN THE OPERATING BALANCE BUT NOT IN NET CASH FLOWS FROM OPERATIONS.
GAINS/(LOSSES)
GAINS/(LOSSES) ON FINANCIAL INSTRUMENTS	1,569	1,377	1,873	1,431	1,539	1,781	1,984
GAINS/(LOSSES) ON NON-FINANCIAL INSTRUMENTS	985	—	(1,237)	96	105	102	135
TOTAL GAINS/(LOSSES)	2,554	1,377	636	1,527	1,644	1,883	2,119
MOVEMENTS IN WORKING CAPITAL
INCREASE/(DECREASE) IN RECEIVABLES	60	218	1,322	96	296	291	208
INCREASE/(DECREASE) IN INVENTORIES	79	41	91	94	32	(46)	(31)
INCREASE/(DECREASE) IN PREPAYMENTS	(77)	(2)	(80)	40	(9)	(3)	2
DECREASE/(INCREASE) IN DEFERRED REVENUE	(85)	—	110	(8)	(1)	3	2
DECREASE/(INCREASE) IN PAYABLES	(1,168)	(569)	(151)	(634)	(251)	258	359
	(1,191)	(312)	1,292	(412)	67	503	540
OTHER NON-CASH ITEMS IN OPERATING BALANCE
DEPRECIATION AND AMORTISATION	(3,338)	(3,296)	(3,459)	(3,643)	(3,818)	(4,010)	(4,199)
WRITE-DOWN ON INITIAL RECOGNITION OF LOANS	(2,141)	(518)	(616)	(625)	(646)	(679)	(690)
IMPAIRMENT ON FINANCIAL ASSETS (EXCL RECEIVABLES)	37	(38)	3	1	1	1	1
NET INTEREST REVENUE	(131)	389	47	217	326	253	327
DECREASE/(INCREASE) IN DEFINED BENEFIT RETIREMENT PLAN LIABILITIES	1,147	(51)	(55)	7	54	75	102
DECREASE/(INCREASE) IN INSURANCE LIABILITIES	(1,580)	(1,013)	(1,426)	(1,101)	(1,200)	(1,248)	(1,289)
OTHER	186	97	178	199	218	227	259
TOTAL OTHER NON-CASH ITEMS	(5,820)	(4,430)	(5,328)	(4,945)	(5,065)	(5,381)	(5,489)
OPERATING BALANCE	7,999	6,431	7,388	6,053	5,924	6,094	6,228

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

FORECAST STATEMENT OF RECOGNISED INCOME AND EXPENSE

FOR THE YEARS ENDING 30 JUNE

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
REVALUATION OF PHYSICAL ASSETS	5,163	—	58	—	(1)	—	—
EFFECTIVE PORTION OF CHANGES IN VALUE OF FAIR-VALUE HEDGES	(384)	39	173	4	14	5	6
NET CHANGE IN FAIR VALUE OF CASH FLOW HEDGES TRANSFERRED TO THE OPERATING STATEMENT	(18)	74	5	(1)	—	—	—
NET CHANGE IN FAIR VALUE OF CASH FLOW HEDGES TRANSFERRED TO THE HEDGED ITEM	(4)	—	(23)	—	—	—	—
FOREIGN CURRENCY TRANSLATION DIFFERENCES FOR FOREIGN OPERATIONS	(62)	—	3	—	—	—	—
VALUATION GAIN/(LOSSES) ON INVESTMENTS AVAILABLE FOR SALE TAKEN TO RESERVES	10	—	8	—	—	—	—
OTHER MOVEMENTS	11	—	(1)	1	4	5	1
TOTAL INCOME/(EXPENSE) RECOGNISED DIRECTLY IN NET WORTH	4,716	113	223	4	17	10	7
OPERATING BALANCE (INCLUDING MINORITY INTEREST)	7,987	6,431	7,388	6,053	5,924	6,094	6,228
TOTAL RECOGNISED INCOME AND EXPENSE	12,703	6,544	7,611	6,057	5,941	6,104	6,235
ATTRIBUTABLE TO:
- MINORITY INTEREST	(12)	—	—	—	—	—	—
- THE CROWN	12,715	6,544	7,611	6,057	5,941	6,104	6,235
TOTAL RECOGNISED INCOME AND EXPENSE	12,703	6,544	7,611	6,057	5,941	6,104	6,235

THIS STATEMENT REPORTS CHANGES IN NET WORTH DUE TO THE OPERATING BALANCE, ITEMS OF INCOME OR EXPENSE THAT ARE RECOGNISED DIRECTLY IN NET WORTH, THE EFFECT OF CERTAIN ACCOUNTING CHANGES AND CORRECTIONS OF ERRORS.

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

FORECAST STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE

			2008
	Note	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
		$m	$m	$m	$m	$m	$m	$m
ASSETS

CASH AND CASH EQUIVALENTS	11	4,208	3,196	4,232	4,591	4,709	5,048	5,738
RECEIVABLES	11	12,029	12,547	13,352	13,447	13,744	14,034	14,242
MARKETABLE SECURITIES AND DERIVATIVES IN GAIN	11	29,831	32,885	35,601	36,759	37,465	42,166	41,956
SHARE INVESTMENTS	11	13,827	17,273	15,601	17,284	18,787	20,117	22,213
ADVANCES	11	14,031	15,087	16,424	18,899	21,404	21,957	22,453
INVENTORY		823	982	914	1,008	1,040	994	963
PREPAYMENTS AND OTHER ASSETS		1,309	1,205	1,338	1,547	1,640	1,739	1,865
PROPERTY, PLANT & EQUIPMENT	13	95,613	95,950	98,662	100,884	103,537	106,081	108,138
EQUITY ACCOUNTED INVESTMENTS(1)		6,921	6,647	7,518	7,899	8,155	8,427	8,715
INTANGIBLE ASSETS AND GOODWILL		1,653	1,555	1,794	1,786	1,776	1,717	1,915
FORECAST FOR NEW CAPITAL SPENDING		—	184	—	1,003	1,756	2,680	3,790
TOP-DOWN CAPITAL ADJUSTMENT		—	(200)	(250)	(350)	(450)	(550)	(650)
TOTAL ASSETS		180,245	187,311	195,186	204,757	213,563	224,410	231,338
LIABILITIES

ISSUED CURRENCY		3,444	3,730	3,625	3,802	3,988	4,184	4,389
PAYABLES	15	8,103	9,036	8,334	8,492	8,557	8,535	8,492
DEFERRED REVENUE		978	845	868	876	877	874	872
BORROWINGS		41,914	46,364	46,363	47,956	49,351	53,106	52,434
INSURANCE LIABILITIES	16	17,419	19,011	19,677	20,777	21,977	23,225	24,514
RETIREMENT PLAN LIABILITIES	17	7,160	8,414	7,479	7,497	7,475	7,424	7,328
PROVISIONS	18	4,523	3,850	4,525	4,985	5,025	4,645	4,657
TOTAL LIABILITIES		83,541	91,250	90,871	94,385	97,250	101,993	102,686
TOTAL ASSETS LESS TOTAL LIABILITIES		96,704	96,061	104,315	110,372	116,313	122,417	128,652
NET WORTH

TAXPAYER FUNDS	19	44,169	48,239	51,555	57,609	63,538	69,637	75,866
REVALUATION RESERVE	19	52,371	47,402	52,429	52,429	52,428	52,428	52,428
OTHER RESERVES	19	(132)	127	35	38	51	56	62
TOTAL NET WORTH ATTRIBUTABLE TO THE CROWN		96,408	95,768	104,019	110,076	116,017	122,121	128,356
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST		296	293	296	296	296	296	296
TOTAL NET WORTH		96,704	96,061	104,315	110,372	116,313	122,417	128,652

(1)  TERTIARY EDUCATION INSTITUTIONS CONSTITUTE MOST EQUITY ACCOUNTED INVESTMENTS.

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

FORECAST STATEMENT OF BORROWINGS

FOR THE YEARS ENDING 30 JUNE

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m

BORROWINGS
GOVERNMENT STOCK	15,778	17,732	18,240	17,737	16,004	18,379	16,765
TREASURY BILLS	2,098	2,786	2,776	2,578	2,578	2,578	2,578
GOVERNMENT RETAIL STOCK	364	358	379	377	377	377	377
SETTLEMENT CASH WITH RESERVE BANK	7,507	7,523	7,894	7,894	7,894	7,894	7,894
DERIVATIVES IN LOSS(1)	1,126	300	422	311	341	368	397
FINANCE LEASE LIABILITIES	954	958	959	950	942	938	933
OTHER BORROWINGS	14,087	16,707	15,693	18,109	21,215	22,572	23,490
TOTAL BORROWINGS(2)	41,914	46,364	46,363	47,956	49,351	53,106	52,434
TOTAL SOVEREIGN-GUARANTEED DEBT(3)	31,174	33,167	33,682	32,881	31,145	33,409	31,534
TOTAL NON-SOVEREIGN DEBT	10,740	13,197	12,681	15,075	18,206	19,697	20,900
TOTAL BORROWINGS(2)	41,914	46,364	46,363	47,956	49,351	53,106	52,434
GROSS AND NET DEBT ANALYSIS:
TOTAL BORROWINGS(2)	41,914	46,364	46,363	47,956	49,351	53,106	52,434
CORE CROWN BORROWINGS	35,885	38,876	38,845	38,435	37,020	39,611	38,053
ADD BACK NZS FUND HOLDINGS OF SOVEREIGN-ISSUED DEBT AND NZS FUND BORROWINGS	912	1,524	752	893	1,053	1,249	1,413

GROSS SOVEREIGN-ISSUED DEBT(4)	36,797	40,400	39,597	39,328	38,073	40,860	39,466
LESS RESERVE BANK SETTLEMENT CASH	(7,507)	(7,523)	(7,894)	(7,894)	(7,894)	(7,894)	(7,894)
ADD BACK CHANGES TO DMO BORROWING DUE TO SETTLEMENT CASH(5)	1,600	1,600	1,600	1,600	1,600	1,600	1,600
GROSS SOVEREIGN-ISSUED DEBT EXCLUDING RESERVE BANK SETTLEMENT CASH	30,890	34,477	33,303	33,034	31,779	34,566	33,172
LESS CORE CROWN FINANCIAL ASSETS(6)	44,909	51,184	52,699	55,552	57,618	63,850	65,880
NET CORE CROWN DEBT (INCL. NZS FUND)(7)	(8,112)	(10,784)	(13,102)	(16,224)	(19,545)	(22,990)	(26,414)
ADD BACK NZS FUND FINANCIAL ASSETS	12,523	15,439	15,085	17,980	21,250	24,782	28,519
NET CORE CROWN DEBT (EXCL. NZS FUND)(8)	4,411	4,655	1,983	1,756	1,705	1,792	2,105

(1).  DERIVATIVES ARE INCLUDED IN EITHER BORROWINGS OR MARKETABLE SECURITIES, DEPOSITS AND EQUITY INVESTMENTS DEPENDING ON THEIR VALUE AT BALANCE DATE.  THIS TREATMENT LEADS TO FLUCTUATIONS IN INDIVIDUAL ITEMS WITHIN THE STATEMENT OF BORROWINGS, PRIMARILY DUE TO EXCHANGE RATE MOVEMENTS.

(2).  TOTAL BORROWINGS (GROSS DEBT) IS THE TOTAL BORROWINGS (BOTH SOVEREIGN-GUARANTEED AND NON-SOVEREIGN GUARANTEED) OF THE TOTAL CROWN.  THIS EQUATES TO THE AMOUNT IN THE TOTAL CROWN BALANCE SHEET

AND REPRESENTS THE COMPLETE PICTURE OF WHOLE-OF-CROWN DEBT OBLIGATIONS TO EXTERNAL PARTIES.

(3).  TOTAL BORROWINGS (GROSS DEBT) CAN BE SPLIT INTO SOVEREIGN-GUARANTEED AND NON-SOVEREIGN-GUARANTEED DEBT.  THIS SPLIT REFLECTS THE FACT THAT BORROWINGS BY SOES AND CROWN ENTITIES IS NOT EXPLICITLY GUARANTEED BY THE CROWN.  NO DEBT OF SOES AND CROWN ENTITIES IS CURRENTLY GUARANTEED BY THE CROWN.

(4).  GROSS SOVEREIGN-ISSUED DEBT IS DEBT ISSUED BY THE SOVEREIGN (I.E., CORE CROWN) AND INCLUDES GOVERNMENT STOCK HELD BY THE NZS FUND, ACC OR EQC FOR EXAMPLE.  IN OTHER WORDS, THE TOTAL SOVEREIGN-ISSUED DEBT DOES NOT ELIMINATE ANY INTERNAL CROSS-HOLDINGS HELD BY THESE ENTITIES.

(5).  THE RESERVE BANK HAS USED $1.6B OF SETTLEMENT CASH TO PURCHASE RESERVES THAT WERE TO HAVE BEEN FUNDED BY DMO BORROWING.  THEREFORE THE IMPACT OF SETTLEMENT CASH ON GSID IS ADJUSTED BY THIS AMOUNT.

(6).  CORE CROWN FINANCIAL ASSETS EXCLUDE RECEIVABLES.

(7).  NET CORE CROWN DEBT IS THE GOVERNMENT SOVEREIGN ISSUED DEBT LESS FINANCIAL ASSETS.  THIS CAN PROVIDE INFORMATION ABOUT THE SUSTAINABILITY OF THE GOVERNMENT’S ACCOUNTS, AND IS USED BY SOME INTERNATIONAL AGENCIES WHEN DETERMINING THE CREDIT-WORTHINESS OF A COUNTRY.  HOWEVER, AS SOME FINANCIAL ASSETS ARE NOT EASILY CONVERTED INTO CASH, AND SOME ARE RESTRICTED, IT IS IMPORTANT TO VIEW NET DEBT ALONGSIDE GROSS SOVEREIGN- ISSUED DEBT.

(8).  ADDING BACK THE NZ SUPERANNUATION FUND ASSETS PROVIDES THE  FINANCIAL LIABILITIES LESS FINANCIAL ASSETS OF THE CORE CROWN, EXCLUDING THOSE ASSETS SET ASIDE TO MEET PART OF THE FUTURE COST OF NEW ZEALAND SUPERANNUATION.

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

STATEMENT OF ACTUAL COMMITMENTS

AS AT 31 OCTOBER

	As at 31 Oct 2007	As at 30 June 2007
	$m	$m
CAPITAL COMMITMENTS
SPECIALIST MILITARY EQUIPMENT	590	823
LAND AND BUILDINGS	721	605
OTHER PROPERTY, PLANT AND EQUIPMENT	2,707	2,617
OTHER CAPITAL COMMITMENTS	190	184
TERTIARY EDUCATION INSTITUTIONS	90	90
TOTAL CAPITAL COMMITMENTS	4,298	4,319

OPERATING COMMITMENTS
NON-CANCELLABLE ACCOMMODATION LEASES	2,250	2,296
OTHER NON-CANCELLABLE LEASES	2,320	2,355
NON-CANCELLABLE CONTRACTS FOR THE SUPPLY OF GOODS AND SERVICES	1,650	1,626
OTHER OPERATING COMMITMENTS	7,586	7,278
TERTIARY EDUCATION INSTITUTIONS	303	303
TOTAL OPERATING COMMITMENTS	14,109	13,858

TOTAL COMMITMENTS	18,407	18,177

TOTAL COMMITMENTS BY INSTITUTIONAL SEGMENT
CORE CROWN	16,701	19,944
CROWN ENTITIES	10,115	9,835
STATE-OWNED ENTERPRISES	3,526	3,508
INTER-SEGMENT ELIMINATIONS	(11,935)	(15,110)
TOTAL COMMITMENTS	18,407	18,177

STATEMENT OF ACTUAL CONTINGENT LIABILITIES AND ASSETS

AS AT 31 OCTOBER

	As at 31 Oct 2007	As at 30 June 2007
	$m	$m
QUANTIFIABLE CONTINGENT LIABILITIES
GUARANTEES AND INDEMNITIES	171	171
UNCALLED CAPITAL	2,114	2,076
LEGAL PROCEEDINGS AND DISPUTES	484	1,170
OTHER CONTINGENT LIABILITIES	2,014	1,829
TOTAL QUANTIFIABLE CONTINGENT LIABILITIES	4,783	5,246
TOTAL QUANTIFIABLE CONTINGENT LIABILITIES BY INSTITUTIONAL SEGMENT
CORE CROWN	4,573	5,071
CROWN ENTITIES	44	45
STATE-OWNED ENTERPRISES	184	150
INTER-SEGMENT ELIMINATIONS	(20)	(20)
TOTAL QUANTIFIABLE CONTINGENT LIABILITIES	4,781	5,246
QUANTIFIABLE CONTINGENT ASSETS
CORE CROWN	89	86
CROWN ENTITIES	5	—
TOTAL QUANTIFIABLE CONTINGENT ASSETS	94	86

THE ACCOMPANYING NOTES AND ACCOUNTING POLICIES ARE AN INTEGRAL PART OF THESE STATEMENTS.

A DETAILED STATEMENT OF CONTINGENT LIABILITIES AND ASSETS (QUANTIFIED AND UNQUANTIFIED) IS OUTLINED ON PAGES 108 TO 110 OF THE SPECIFIC FISCAL RISK CHAPTER.

THE STATEMENT OF SPECIFIC RISKS (QUANTIFIED AND UNQUANTIFIED) IS OUTLINED ON PAGES 93 TO 107 OF THE SPECIFIC FISCAL RISK CHAPTER.

NOTES TO THE FORECAST FINANCIAL STATEMENTS

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 1: REVENUE COLLECTED THROUGH THE CROWN’S SOVEREIGN POWER TAXATION REVENUE (ACCRUAL)

INDIVIDUALS

PAYE	20,987	22,334	22,578	23,978	25,409	27,086	28,733
OTHER PERSONS	4,440	4,553	5,120	5,360	5,535	5,788	6,014
REFUNDS	(1,080)	(1,102)	(1,175)	(1,180)	(1,282)	(1,289)	(1,323)
FRINGE BENEFIT TAX	468	474	519	523	547	574	598
TOTAL INDIVIDUALS	24,815	26,259	27,042	28,681	30,209	32,159	34,022

CORPORATE TAX

GROSS COMPANIES TAX	8,808	8,222	9,174	7,587	8,298	8,499	8,957
REFUNDS	(296)	(255)	(310)	(300)	(300)	(300)	(300)
NON-RESIDENT WITHHOLDING TAX	1,189	1,005	1,268	1,311	1,290	1,211	1,266
FOREIGN-SOURCE DIVIDEND W/HOLDING PAYMENTS	149	102	93	77	77	77	77
TOTAL CORPORATE TAX	9,850	9,074	10,225	8,675	9,365	9,487	10,000

OTHER INCOME TAX

RESIDENT W/HOLDING TAX ON INTEREST INCOME	2,227	2,340	2,554	2,809	2,873	2,904	2,988
RESIDENT W/HOLDING TAX ON DIVIDEND INCOME	89	92	87	100	234	280	282
ESTATE AND GIFT DUTIES	2	2	3	3	3	3	3
TOTAL OTHER INCOME TAX	2,318	2,434	2,644	2,912	3,110	3,187	3,273

TOTAL INCOME TAX	36,983	37,767	39,911	40,268	42,684	44,833	47,295

GOODS AND SERVICES TAX
GROSS GOODS AND SERVICES TAX	19,533	19,726	20,174	21,295	22,244	23,313	24,195
REFUNDS	(8,325)	(8,231)	(8,390)	(9,201)	(9,714)	(10,208)	(10,649)
TOTAL GOODS AND SERVICES TAX	11,208	11,495	11,784	12,094	12,530	13,105	13,546

OTHER INDIRECT TAXATION

PETROLEUM FUELS EXCISE	819	903	885	904	908	910	953
TOBACCO EXCISE	238	148	138	148	150	153	155
CUSTOMS DUTY	1,836	1,865	1,870	1,902	1,950	2,027	2,121
ROAD USER CHARGES	786	877	875	964	1,021	1,081	1,086
ALCOHOL EXCISE	553	586	579	609	639	669	700
GAMING DUTIES	230	215	238	245	252	258	266
MOTOR VEHICLE FEES	222	219	219	221	226	232	233
ENERGY RESOURCES LEVIES	54	34	48	44	44	44	44
APPROVED ISSUER LEVY AND CHEQUE DUTY	94	64	92	93	94	95	96
TOTAL OTHER INDIRECT TAXATION	4,832	4,911	4,944	5,130	5,284	5,469	5,654

TOTAL INDIRECT TAXATION	16,040	16,406	16,728	17,224	17,814	18,574	19,200

TOTAL TAXATION REVENUE	53,023	54,173	56,639	57,492	60,498	63,407	66,495

OTHER SOVEREIGN REVENUE (ACCRUAL)
ACC LEVIES	2,667	2,654	2,712	2,722	2,803	2,876	2,956
FIRE SERVICE LEVIES	265	261	283	248	281	283	285
EQC LEVIES	84	86	85	87	89	91	93
OTHER MISCELLANEOUS ITEMS	685	692	694	768	1,170	1,559	1,570
TOTAL OTHER SOVEREIGN REVENUE	3,701	3,693	3,774	3,825	4,343	4,809	4,904
FORECAST REVENUE REDUCTION CONTINGENCY	—	—	—	(375)	(1,500)	(1,600)	(1,700)
TOTAL SOVEREIGN REVENUE	56,724	57,866	60,413	60,942	63,341	66,616	69,699

NOTES TO THE FORECAST FINANCIAL STATEMENTS

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 1 (CONTINUED): RECEIPTS COLLECTED THROUGH THE CROWN’S SOVEREIGN POWER INCOME TAX RECEIPTS (CASH)

INDIVIDUALS

PAYE	21,012	22,334	22,527	23,924	25,354	27,031	28,678
OTHER PERSONS	5,121	5,430	5,905	6,268	6,559	6,771	7,025
REFUNDS	(1,850)	(2,017)	(2,217)	(2,325)	(2,405)	(2,430)	(2,494)
FRINGE BENEFIT TAX	482	470	490	515	540	566	590
TOTAL INDIVIDUALS	24,765	26,217	26,705	28,382	30,048	31,938	33,799

CORPORATE TAX

GROSS COMPANIES TAX	9,120	9,184	9,619	8,213	8,817	8,974	9,195
REFUNDS	(1,153)	(1,041)	(1,211)	(1,057)	(1,023)	(925)	(834)
NON-RESIDENT WITHHOLDING TAX	1,135	981	1,229	1,276	1,257	1,241	1,280
FOREIGN-SOURCE DIVIDEND W/HOLDING PAYMENTS	141	102	93	77	77	77	77
TOTAL CORPORATE TAX	9,243	9,226	9,730	8,509	9,128	9,367	9,718

OTHER INCOME TAX

RESIDENT W/HOLDING TAX ON INTEREST INCOME	2,192	2,340	2,558	2,811	2,875	2,906	2,990
RESIDENT W/HOLDING TAX ON DIVIDEND INCOME	90	92	84	100	234	280	282
ESTATE AND GIFT DUTIES	3	2	3	3	3	3	3
TOTAL OTHER INCOME TAX	2,285	2,434	2,645	2,914	3,112	3,189	3,275

TOTAL INCOME TAX	36,293	37,877	39,080	39,805	42,288	44,494	46,792

GOODS AND SERVICES TAX

GROSS GOODS AND SERVICES TAX	18,691	19,354	19,443	20,731	21,681	22,755	23,641
REFUNDS	(7,625)	(7,877)	(8,156)	(8,808)	(9,321)	(9,815)	(10,256)
TOTAL GOODS AND SERVICES TAX	11,066	11,477	11,287	11,923	12,360	12,940	13,385

OTHER INDIRECT TAXATION

PETROLEUM FUELS EXCISE	835	903	885	904	908	910	953
TOBACCO EXCISE	265	148	138	148	150	153	155
CUSTOMS DUTY	1,778	1,865	1,870	1,902	1,950	2,027	2,121
ROAD USER CHARGES	791	877	875	964	1,021	1,081	1,086
ALCOHOL EXCISE	549	586	579	609	639	669	700
GAMING DUTIES	236	215	238	245	252	258	266
MOTOR VEHICLE FEES	208	219	219	221	226	232	233
ENERGY RESOURCES LEVIES	55	35	53	44	44	44	44
APPROVED ISSUER LEVY AND CHEQUE DUTY	74	64	92	93	94	95	96
TOTAL OTHER INDIRECT TAXATION	4,791	4,912	4,949	5,130	5,284	5,469	5,654

TOTAL INDIRECT TAXATION	15,857	16,389	16,236	17,053	17,644	18,409	19,039

TOTAL TAX RECEIPTS COLLECTED	52,150	54,266	55,316	56,858	59,932	62,903	65,831

OTHER SOVEREIGN RECEIPTS (CASH)
ACC LEVIES	2,607	2,561	2,610	2,989	2,888	2,984	3,055
FIRE SERVICE LEVIES	268	263	271	278	283	285	287
EQC LEVIES	84	86	86	88	90	91	93
OTHER MISCELLANEOUS ITEMS	459	562	604	636	652	666	678
TOTAL OTHER SOVEREIGN RECEIPTS	3,418	3,472	3,571	3,991	3,913	4,026	4,113
FORECAST REVENUE REDUCTION CONTINGENCY	—	—	—	(375)	(1,500)	(1,600)	(1,700)
TOTAL SOVEREIGN RECEIPTS	55,568	57,738	58,887	60,474	62,345	65,329	68,244

NOTES TO THE FORECAST FINANCIAL STATEMENTS

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 2: INTEREST REVENUE AND DIVIDENDS
BY TYPE
INTEREST REVENUE	2,540	2,865	3,201	3,328	3,245	3,422	3,440
DIVIDENDS	444	501	515	611	706	802	905
TOTAL INTEREST REVENUE AND DIVIDENDS	2,984	3,366	3,716	3,939	3,951	4,224	4,345
BY SOURCE
NZ SUPERANNUATION FUND	396	425	504	611	725	849	981
OTHER CORE CROWN	2,184	2,162	2,486	2,848	2,725	2,890	3,017
CROWN ENTITIES	746	880	920	952	999	1,043	1,099
STATE-OWNED ENTERPRISES	484	481	493	236	266	264	272
INTER-SEGMENT ELIMINATIONS	(826)	(582)	(687)	(708)	(764)	(822)	(1,024)
TOTAL INTEREST REVENUE AND DIVIDENDS	2,984	3,366	3,716	3,939	3,951	4,224	4,345
NOTE 3: SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE
NEW ZEALAND superannuation	6,810	7,292	7,343	7,719	8,178	8,712	9,378
DOMESTIC PURPOSES BENEFIT	1,468	1,456	1,466	1,482	1,508	1,537	1,575
UNEMPLOYMENT BENEFIT	613	497	458	437	449	450	471
INVALIDS BENEFIT	1,132	1,201	1,195	1,250	1,306	1,357	1,406
FAMILY SUPPORT	1,699	1,964	2,023	1,934	1,930	2,032	2,016
ACCOMMODATION SUPPLEMENT	877	909	885	906	927	946	972
SICKNESS BENEFIT	573	608	600	607	610	608	608
STUDENT ALLOWANCES	382	402	397	409	417	424	430
DISABILITY ALLOWANCES	270	279	279	290	303	315	330
KIWISAVER	—	501	834	981	1,155	1,290	1,440
OTHER SOCIAL ASSISTANCE BENEFITS	2,192	2,382	2,460	2,482	2,331	2,443	2,518
TOTAL SOCIAL ASSISTANCE	16,016	17,491	17,939	18,496	19,114	20,114	21,143

OFFICIAL DEVELOPMENT ASSISTANCE	330	401	413	427	493	563	563
TOTAL SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	16,346	17,892	18,352	18,923	19,607	20,677	21,706
ACC PAYMENTS ARE NOW CLASSIFIED AS INSURANCE EXPENSES UNDER NZ IFRS (REFER NOTE 7).
NOTE 4: PERSONNEL EXPENSES
CORE CROWN	5,113	5,434	5,579	5,558	5,476	5,528	5,542
CROWN ENTITIES	8,160	8,213	8,579	8,646	8,774	8,760	8,769
STATE-OWNED ENTERPRISES	2,012	2,011	2,117	2,194	2,259	2,317	2,371
INTER-SEGMENT ELIMINATIONS	(4)	(1)	(4)	(4)	(4)	(5)	(5)
TOTAL PERSONNEL EXPENSES	15,281	15,657	16,271	16,394	16,505	16,600	16,677

NOTE 5: OPERATING EXPENSES
CORE CROWN	30,079	30,102	30,847	31,441	31,500	31,733	32,092
CROWN ENTITIES	13,480	15,291	14,396	14,285	14,188	14,326	14,382
STATE-OWNED ENTERPRISES	8,283	9,180	9,012	9,704	10,248	10,568	10,871
INTER-SEGMENT ELIMINATIONS	(20,987)	(22,280)	(22,131)	(22,260)	(22,253)	(22,209)	(22,287)
TOTAL OPERATING EXPENSES	30,855	32,293	32,124	33,170	33,683	34,418	35,058

NOTES TO THE FORECAST FINANCIAL STATEMENTS

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 6: INTEREST EXPENSES
BY TYPE
INTEREST ON FINANCIAL LIABILITIES	2,876	2,335	3,125	2,717	2,646	2,814	2,796
INTEREST UNWIND ON PROVISIONS	17	413	130	125	122	128	177
TOTAL INTEREST EXPENSES	2,893	2,748	3,255	2,842	2,768	2,942	2,973

BY SOURCE
CORE CROWN	2,330	2,245	2,804	2,723	2,646	2,825	2,807
CROWN ENTITIES	274	306	296	303	302	296	308
STATE-OWNED ENTERPRISES	685	704	724	422	449	472	529
INTER-SEGMENT ELIMINATIONS	(396)	(507)	(569)	(606)	(629)	(651)	(671)
TOTAL INTEREST EXPENSES	2,893	2,748	3,255	2,842	2,768	2,942	2,973

NOTE 7: INSURANCE EXPENSES
BY TYPE
ACC PAYMENTS	1,967	2,016	2,216	2,447	2,593	2,771	2,966
OTHER INSURANCE EXPENSES	1,746	994	1,365	1,395	1,499	1,562	1,606
TOTAL INSURANCE EXPENSES	3,713	3,010	3,581	3,842	4,092	4,333	4,572

NOTE 8: FORECAST NEW OPERATING SPENDING
NEW OPERATING SPENDING UP TO BUDGET 2008	—	314	201	240	340	397	397
FORECAST FOR FUTURE NEW SPENDING	—	—	—	1,817	3,675	5,559	7,529
TOTAL FORECAST NEW OPERATING SPENDING	—	314	201	2,057	4,015	5,956	7,926
TOP-DOWN EXPENSE ADJUSTMENT	—	—	(750)	(275)	(250)	(200)	(150)

NEW OPERATING SPENDING UP TO BUDGET 2008 REPRESENTS EXPENSES INCLUDED IN BUDGET 2007 THAT HAVE YET TO BE ALLOCATED.

FORECAST NEW OPERATING SPENDING INDICATES IN BROAD TERMS THE POTENTIAL SPENDING INCREASES THAT COULD BE INTRODUCED IN EACH FUTURE REMAINING BUDGET ROUND.  AS SOME OF THIS SPENDING HAS ALREADY BEEN ALLOCATED TO THE DEFENCE FUNDING PACKAGE, THIS LINE REPRESENTS THE UNALLOCATED PORTION.  TOTAL POTENTIAL SPENDING INCREASES INCLUDED IN THE FORECASTS ARE $2 BILLION FOR THE NEXT FOUR BUDGETS.

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 9: GAINS AND LOSSES ON FINANCIAL INSTRUMENTS
BY SOURCE
CORE CROWN	1,180	1,155	1,424	1,188	1,324	1,533	1,687
CROWN ENTITIES	369	485	633	558	544	592	640
STATE-OWNED ENTERPRISES	62	18	75	(52)	(62)	(73)	(71)
INTER-SEGMENT ELIMINATIONS	(42)	(281)	(259)	(263)	(267)	(271)	(272)
NET GAINS/(LOSSES) ON FINANCIAL INSTRUMENTS	1,569	1,377	1,873	1,431	1,539	1,781	1,984
NOTE 10: SOURCE OF OPERATING BALANCE
CORE CROWN	6,498	4,464	6,206	4,166	4,089	4,395	4,489
CROWN ENTITIES	1,006	1,242	580	1,135	968	938	901
STATE-OWNED ENTERPRISES	821	1,068	986	1,125	1,251	1,173	1,368
INTER-SEGMENT ELIMINATIONS	(326)	(343)	(384)	(373)	(384)	(412)	(530)
TOTAL OPERATING BALANCE	7,999	6,431	7,388	6,053	5,924	6,094	6,228

NOTES TO THE FORECAST FINANCIAL STATEMENTS

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 11: FINANCIAL ASSETS
CASH AND CASH EQUIVALENTS	4,208	3,196	4,232	4,591	4,709	5,048	5,738
TAX RECEIVABLES	6,371	7,078	7,226	7,369	7,441	7,452	7,606
TRADE AND OTHER RECEIVABLES	5,658	5,469	6,126	6,078	6,303	6,582	6,636
STUDENT LOANS (REFER NOTE 12)	6,011	6,252	6,478	6,989	7,489	7,967	8,407
KIWIBANK MORTGAGES	3,637	5,127	5,751	7,622	9,552	9,552	9,552
LONG-TERM DEPOSITS	2,052	2,037	2,260	2,375	2,468	2,565	2,630
RESERVE POSITION AT THE IMF	183	212	166	156	146	135	124
OTHER LOANS	2,148	1,459	1,769	1,757	1,749	1,738	1,740
SHARE INVESTMENTS	13,827	17,273	15,601	17,284	18,787	20,117	22,213
DERIVATIVES IN GAIN	2,349	464	785	559	469	392	333
OTHER MARKETABLE SECURITIES	27,482	32,421	34,816	36,200	36,996	41,774	41,623
TOTAL FINANCIAL ASSETS	73,926	80,988	85,210	90,980	96,109	103,322	106,602
FINANCIAL ASSETS BY PORTFOLIO
RESERVE BANK AND DMO MANAGED FUNDS	22,577	26,013	27,488	26,672	25,001	27,087	24,926
NZ SUPERANNUATION FUND	12,576	15,439	15,169	18,289	21,715	25,400	29,258
OTHER CORE CROWN	14,622	14,311	14,928	15,528	16,027	16,471	16,993
INTRA-SEGMENT ELIMINATIONS	(952)	(1,536)	(781)	(1,018)	(1,398)	(1,752)	(2,007)
TOTAL CORE CROWN	48,823	54,227	56,804	59,471	61,345	67,206	69,170
ACC PORTFOLIO	10,588	11,695	12,071	12,892	13,710	14,486	15,186
EQC PORTFOLIO	1,920	2,174	2,075	2,266	2,474	2,702	2,954
OTHER CROWN ENTITIES	4,064	3,670	4,145	4,275	4,494	4,670	4,763
TOTAL CROWN ENTITIES	16,572	17,539	18,291	19,433	20,678	21,858	22,903
TOTAL STATE-OWNED ENTERPRISES	8,531	9,222	10,115	12,076	14,086	14,258	14,529
TOTAL FINANCIAL ASSETS BY PORTFOLIO	73,926	80,988	85,210	90,980	96,109	103,322	106,602
NOTE 12: STUDENT LOANS
NOMINAL VALUE (INCLUDING ACCRUED INTEREST)	9,413	9,983	10,078	10,785	11,477	12,143	12,771
OPENING BOOK VALUE	5,298	5,761	6,011	6,478	6,989	7,489	7,967
FAIR VALUE WRITEDOWN ON NEW BORROWINGS	(538)	(526)	(507)	(534)	(557)	(581)	(603)
AMOUNT BORROWED IN THE YEAR	1,176	1,278	1,250	1,317	1,375	1,433	1,489
REPAYMENTS MADE DURING THE YEAR	(555)	(621)	(594)	(620)	(693)	(776)	(872)
INTEREST UNWIND	774	391	394	425	454	482	508
IMPAIRMENT	(151)	(31)	(85)	(87)	(89)	(90)	(92)
OTHER MOVEMENTS	7	—	9	10	10	10	10
CLOSING BOOK VALUE	6,011	6,252	6,478	6,989	7,489	7,967	8,407

NOTES TO THE FORECAST FINANCIAL STATEMENTS

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 13: PROPERTY, PLANT AND EQUIPMENT
BY CLASS OF ASSET
NET CARRYING VALUE
LAND (VALUATION)	21,138	18,963	20,793	21,050	21,333	21,340	21,297
BUILDINGS (VALUATION)	20,824	21,349	21,841	21,941	21,914	22,026	21,992
ELECTRICITY DISTRIBUTION NETWORK (COST)	1,972	2,219	2,085	2,384	2,864	3,521	4,059
ELECTRICITY GENERATION ASSETS (VALUATION)	10,401	10,057	11,177	12,155	13,259	14,047	14,706
AIRCRAFT (EX SME) (VALUATION)	2,092	2,064	1,890	1,772	1,614	2,174	2,898
STATE HIGHWAYS (VALUATION)	19,417	19,415	20,137	20,841	21,387	21,938	22,565
RAIL NETWORK (VALUATION)	10,570	10,804	10,783	11,112	11,560	11,873	12,073
SPECIALIST MILITARY EQUIPMENT (VALUATION)	3,116	3,628	3,197	3,152	3,169	2,955	2,566
OTHER PLANT AND EQUIPMENT (COST)	3,691	5,882	4,425	4,120	4,058	3,805	3,557
SPECIFIED CULTURAL AND HERITAGE ASSETS (VALUATION)	2,392	1,569	2,334	2,357	2,379	2,402	2,425
TOTAL PROPERTY, PLANT & EQUIPMENT	95,613	95,950	98,662	100,884	103,537	106,081	108,138
NOTE 14: NZ SUPERANNUATION FUND
REVENUE	434	447	555	685	819	963	1,117
OTHER EXPENSES	127	110	123	154	185	216	249
TAX EXPENSES	733	349	276	336	399	470	545
GAINS/(LOSSES)	1,520	867	761	923	1,097	1,283	1,482
OPERATING BALANCE	1,094	855	917	1,118	1,332	1,560	1,805
OPENING NET WORTH	9,855	12,910	12,973	15,993	19,488	23,140	27,016
GROSS CONTRIBUTION FROM THE CROWN	2,049	2,103	2,103	2,376	2,321	2,316	2,281
INCOME AFTER TAX	1,094	964	917	1,118	1,332	1,560	1,805
OTHER MOVEMENTS IN RESERVES	(25)	—	—	1	(1)	—	—
CLOSING NET WORTH	12,973	15,977	15,993	19,488	23,140	27,016	31,102
COMPRISING:
FINANCIAL ASSETS	12,576	15,439	15,169	18,289	21,715	25,400	29,258
NET OTHER ASSETS	397	538	824	1,199	1,425	1,616	1,844
CLOSING NET WORTH	12,973	15,977	15,993	19,488	23,140	27,016	31,102
RECONCILIATION CORE CROWN TO CORE CROWN EXCLUDING NZSF
CORE CROWN REVENUE	58,174	59,402	62,409	63,496	65,832	69,458	72,740
LESS NZSF REVENUE	434	447	555	685	819	963	1,117
ADD BACK NZSF TAX	733	349	276	336	399	470	545
CORE CROWN REVENUE EXCLUDING NZSF	58,473	59,304	62,130	63,147	65,412	68,965	72,168
CORE CROWN EXPENSES	53,977	56,095	57,137	60,537	63,106	66,632	70,034
LESS NZSF EXPENSES	119	110	110	138	167	197	229
CORE CROWN EXPENSES EXCLUDING NZSF	53,858	55,985	57,027	60,399	62,939	66,435	69,805
CORE CROWN OBEGAL (EXCLUDING NET NZSF REVENUE)	4,615	3,319	5,103	2,748	2,473	2,530	2,363
NOTE 15: PAYABLES
ACCOUNTS PAYABLE	4,924	5,556	5,177	5,335	5,400	5,378	5,335
TAXES REPAYABLE	3,179	3,480	3,157	3,157	3,157	3,157	3,157
TOTAL PAYABLES	8,103	9,036	8,334	8,492	8,557	8,535	8,492

NOTES TO THE FORECAST FINANCIAL STATEMENTS

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m

NOTE 16: INSURANCE LIABILITIES

ACC LIABILITY	17,328	18,949	19,594	20,694	21,892	23,139	24,427
EQC LIABILITY	68	42	69	70	71	72	73
OTHER INSURANCE LIABILITIES	23	20	14	13	14	14	14
TOTAL INSURANCE LIABILITIES	17,419	19,011	19,677	20,777	21,977	23,225	24,514

ACC LIABILITY

CALCULATION INFORMATION

PRICEWATERHOUSECOOPERS ACTUARIAL PTY LTD HAVE PREPARED AN INDEPENDENT ACTUARIAL ESTIMATE OF THE ACC OUTSTANDING CLAIMS LIABILITY AS AT 30 JUNE 2007.  THIS ESTIMATE INCLUDES THE EXPECTED FUTURE PAYMENTS RELATING TO ACCIDENTS THAT OCCURRED PRIOR TO BALANCE DATE (WHETHER OR NOT THE ASSOCIATED CLAIMS HAVE BEEN REPORTED TO, OR ACCEPTED BY, ACC) AND ALSO THE EXPECTED FUTURE ADMINISTRATIVE EXPENSES OF MANAGING THESE CLAIMS.

THE KEY ECONOMIC VARIABLES THAT IMPACT ON CHANGES TO THE VALUATION ARE THE LONG-TERM LABOUR COST INDEX (LCI), AVERAGE WEEKLY EARNINGS AND THE DISCOUNT RATE OF 6.10% (6.61% AT 30 JUNE 2007). OTHER KEY VARIABLES IN EACH VALUATION ARE THE FORECAST INCREASES IN CLAIM COSTS OVER AND ABOVE THE ECONOMIC VARIABLES ABOVE, AND THE ASSUMED RATE AT WHICH LONG-TERM CLAIMANTS WILL LEAVE THE SCHEME OVER THE PERIOD. THIS ASSESSMENT IS LARGELY BASED ON SCHEME HISTORY.

PRESENTATION APPROACH

THE PROJECTED OUTSTANDING CLAIMS LIABILITY IS INCLUDED WITHIN TOTAL LIABILITIES. ACC HAS AVAILABLE TO IT A PORTFOLIO OF ASSETS THAT PARTIALLY OFFSET THE CLAIMS LIABILITY. THE ASSETS (LESS CROSS HOLDINGS OF NZ GOVERNMENT STOCK) ARE INCLUDED IN THE ASSET PORTION OF THE CROWN’S OVERALL STATEMENT OF FINANCIAL POSITION.

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
GROSS ACC LIABILITY
OPENING GROSS LIABILITY	15,761	17,924	17,328	19,594	20,694	21,892	23,139
NET CHANGE	1,567	1,025	2,266	1,100	1,198	1,247	1,288
CLOSING GROSS LIABILITY	17,328	18,949	19,594	20,694	21,892	23,139	24,427

LESS NET ASSETS AVAILABLE TO ACC
OPENING NET ASSET VALUE	10,298	11,724	11,757	13,362	14,327	15,254	16,136
NET CHANGE	1,459	1,024	1,605	965	927	882	800
CLOSING NET ASSET VALUE	11,757	12,748	13,362	14,327	15,254	16,136	16,936

NET ACC RESERVES (NET LIABILITY)
OPENING RESERVES POSITION	(5,463)	(6,200)	(5,571)	(6,232)	(6,367)	(6,638)	(7,003)
NET CHANGE	(108)	(1)	(661)	(135)	(271)	(365)	(488)
CLOSING RESERVES POSITION (NET LIABILITY)	(5,571)	(6,201)	(6,232)	(6,367)	(6,638)	(7,003)	(7,491)

NOTES TO THE FORECAST FINANCIAL STATEMENTS

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 17: RETIREMENT PLAN LIABILITIES
GOVERNMENT SUPERANNUATION FUND	7,160	8,402	7,204	7,197	7,143	7,068	6,966
OTHER FUNDS	—	12	275	300	332	356	362
TOTAL RETIREMENT PLAN LIABILITIES	7,160	8,414	7,479	7,497	7,475	7,424	7,328

THE NET LIABILITY OF THE GOVERNMENT SUPERANNUATION FUND (GSF), AS AT 31 OCTOBER (THE VALUATION DATE), HAS BEEN CALCULATED BY THE GOVERNMENT ACTUARY FOR INCLUSION WITHIN THE 2007 HALF YEAR UPDATE.  THE GSF NET LIABILITY ARISES FROM CLOSED SCHEMES FOR PAST AND PRESENT PUBLIC SECTOR EMPLOYEES (SET OUT IN THE GSF ACT 1956).  THE PROJECTED UNIT CREDIT METHOD, BASED ON 31 OCTOBER 2007 MEMBERSHIP DATA, WAS USED FOR THE VALUATION.  THIS METHOD REQUIRES THE BENEFITS PAYABLE FROM THE GSF IN RESPECT OF PAST SERVICE TO BE CALCULATED AND THEN DISCOUNTED BACK TO THE VALUATION DATE.

THE PROJECTED GSF NET LIABILITY INCLUDED IN THE 2007 HALF YEAR UPDATE WAS CALCULATED USING DISCOUNT RATES DERIVED FROM THE MARKET YIELD CURVE AS AT 31 OCTOBER 2007.  THIS RESULTED IN LONG-TERM BEFORE-TAX DISCOUNT RATES RANGING FROM 7.19% IN 2008 TO 6.10% IN 2016 AND BEYOND.  THE PRINCIPAL LONG-TERM FINANCIAL ASSUMPTIONS USED IN THE CALCULATION WERE AN INFLATION RATE OF 2.25% AND AN ANNUAL SALARY INCREASES RATE, BEFORE ANY PROMOTIONAL EFFECTS, OF 3.0%.

THE 2007/08 PROJECTED MOVEMENT IN THE NET LIABILITY IS $44 MILLION, REFLECTING AN INCREASE IN THE GSF LIABILITY OF $126 MILLION OFFSET BY AN INCREASE IN THE GSF ASSETS OF $82 MILLION.

THE INCREASE IN THE PROJECTED GSF LIABILITY OF $126 MILLION INCLUDES AN ACTUARIAL LOSS OF $326 MILLION AT 31 OCTOBER 2007, OF WHICH $21 MILLION RESULTED FROM EXPERIENCE ADJUSTMENTS WITH THE BALANCE DUE TO A CHANGE IN DISCOUNT RATE ASSUMPTIONS ON VALUATION DATE. THE REMAINDER OF THE INCREASE IN THE GSF LIABILITY IS THE NET OF THE CURRENT SERVICE COST, INTEREST COST AND BENEFITS PAID TO MEMBERS.

THE INCREASE IN THE PROJECTED GSF ASSETS OF $82 MILLION INCLUDES AN ACTUARIAL GAIN OF $33 MILLION AT 31 OCTOBER 2007.  THE INCREASE IN GSF ASSETS IS DUE TO THE NET OF EXPECTED INVESTMENTS RETURNS, CONTRIBUTIONS RECEIVED BY THE GSF AND BENEFITS PAID TO MEMBERS.

THE CHANGES IN THE PROJECTED GSF NET LIABILITY FROM 2007/08 ONWARDS REFLECTS THE NET OF THE EXPECTED CURRENT SERVICE COST, INTEREST COST, INVESTMENT RETURNS AND CONTRIBUTIONS.

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
GSF NET DEFINED BENEFIT RETIREMENT LIABILITY GSF LIABILITY
OPENING GSF LIABILITY	12,098	12,365	11,167	11,293	11,359	11,373	11,362
NET PROJECTED CHANGE	(931)	158	126	66	14	(11)	(44)
CLOSING GSF LIABILITY	11,167	12,523	11,293	11,359	11,373	11,362	11,318
LESS NET ASSETS AVAILABLE TO GSF
OPENING NET ASSET VALUE	3,799	4,014	4,007	4,089	4,162	4,230	4,294
INVESTMENT VALUATION CHANGES	354	225	227	230	235	239	242
CONTRIBUTION AND OTHER INCOME LESS MEMBERSHIP PAYMENTS	(146)	(118)	(145)	(157)	(167)	(175)	(184)
CLOSING NET ASSET VALUE	4,007	4,121	4,089	4,162	4,230	4,294	4,352
NET GSF LIABILITY
OPENING UNFUNDED LIABILITY	8,299	8,351	7,160	7,204	7,197	7,143	7,068
NET PROJECTED CHANGE	(1,139)	51	44	(7)	(54)	(75)	(102)
NET LIABILITY	7,160	8,402	7,204	7,197	7,143	7,068	6,966

NOTES TO THE FORECAST FINANCIAL STATEMENTS

		2008
	2007 Actual	Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 18: PROVISIONS
PROVISION FOR KYOTO	704	557	956	956	956	956	956
PROVISION FOR NATIONAL PROVIDENT FUND GUARANTEE	771	805	771	771	771	771	771
PROVISION FOR EMPLOYEE ENTITLEMENTS	1,819	1,621	1,668	1,658	1,674	1,660	1,666
OTHER PROVISIONS	1,229	867	1,130	1,600	1,624	1,258	1,264
TOTAL PROVISIONS	4,523	3,850	4,525	4,985	5,025	4,645	4,657
ANALYSIS OF PROVISION FOR KYOTO
OPENING BALANCE	656	557	704	956	956	956	956
ADDITIONAL PROVISIONS MADE IN THE YEAR	48	—	252	—	—	—	—
CLOSING BALANCE	704	557	956	956	956	956	956
NOTE 19: CHANGES IN NET WORTH
OPENING TAXPAYERS FUNDS	36,214	42,219	44,169	51,555	57,609	63,538	69,637
OPERATING BALANCE EXCLUDING MINORITY INTEREST	7,999	6,431	7,388	6,053	5,924	6,094	6,228
TRANSFERS FROM/(TO) OTHER RESERVES	(44)	(411)	(2)	1	5	5	1
CLOSING TAXPAYERS FUNDS	44,169	48,239	51,555	57,609	63,538	69,637	75,866
OPENING REVALUATION RESERVE	47,153	47,459	52,371	52,429	52,429	52,428	52,428
NET REVALUATIONS	5,163	2	58	—	(1)	—	—
TRANSFERS FROM/(TO) OTHER RESERVES	55	(59)	—	—	—	—	—
CLOSING REVALUATION RESERVE	52,371	47,402	52,429	52,429	52,428	52,428	52,428
OPENING OTHER RESERVES	326	93	(132)	35	38	51	56
NET MOVEMENTS	(458)	34	167	3	13	5	6
CLOSING OTHER RESERVES	(132)	127	35	38	51	56	62

NOTES TO THE FORECAST FINANCIAL STATEMENTS

	2007 Actual	2008 Previous Budget	2008 Forecast	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast
	$m	$m	$m	$m	$m	$m	$m
NOTE 20: RECONCILIATION OF CORE CROWN OPERATING CASH FLOWS TO RESIDUAL CORE CROWN CASH
CORE CROWN CASH FLOWS FROM OPERATIONS
TOTAL TAX RECEIPTS	53,271	55,120	56,212	57,764	61,072	64,105	67,232
TOTAL OTHER SOVEREIGN RECEIPTS	391	477	514	544	561	574	586
FORECAST REVENUE REDUCTION CONTINGENCY	—	—	—	(375)	(1,500)	(1,600)	(1,700)
INTEREST, PROFITS AND DIVIDENDS	1,896	1,857	2,351	2,713	2,567	2,725	2,842
SALE of goods & services and other receipts	1,461	1,472	1,566	1,543	1,515	1,526	1,542
SUBSIDIES AND TRANSFER PAYMENTS	(17,317)	(18,789)	(18,930)	(19,613)	(20,305)	(21,302)	(22,208)
PERSONNEL AND OPERATING COSTS	(28,912)	(32,611)	(33,119)	(33,156)	(33,087)	(33,297)	(33,712)
FINANCE COSTS	(2,220)	(2,176)	(2,647)	(2,709)	(2,691)	(2,747)	(2,772)
FORECAST FOR FUTURE NEW OPERATING SPENDING	—	(314)	(201)	(2,057)	(4,015)	(5,956)	(7,926)
TOP-DOWN EXPENSE ADJUSTMENT	—	—	750	275	250	200	150
NET CASH FLOWS FROM CORE CROWN OPERATIONS	8,570	5,036	6,496	4,929	4,367	4,228	4,034
NET PURCHASE OF PHYSICAL ASSETS	(1,760)	(1,802)	(2,023)	(1,197)	(1,270)	(1,049)	(986)
NET INCREASE IN ADVANCES	(1,743)	(1,087)	(1,323)	(856)	(756)	(837)	(659)
NET PURCHASE OF INVESTMENTS	(366)	(637)	(538)	(360)	(126)	(53)	(35)
CONTRIBUTION TO NZ SUPERANNUATION FUND	(2,048)	(2,103)	(2,103)	(2,376)	(2,321)	(2,316)	(2,281)
PURCHASE OF RESERVE BANK RESERVES	—	(200)	—	—	—	—	—
FORECAST FOR FUTURE NEW CAPITAL SPENDING	—	(184)	—	(1,003)	(773)	(924)	(1,110)
TOP-DOWN CAPITAL ADJUSTMENT	—	—	250	100	100	100	100
RESIDUAL CASH	2,653	(977)	759	(763)	(779)	(851)	(937)
FINANCED BY:
OTHER NET SALE/(PURCHASE) OF MARKETABLE SECURITIES AND DEPOSITS	(5,926)	(1,651)	(4,506)	871	1,781	(1,934)	2,435
TOTAL OPERATING AND INVESTING ACTIVITIES	(3,273)	(2,628)	(3,747)	108	1,002	(2,785)	1,498
USED IN:
NET REPAYMENT/(ISSUE) OF OTHER NEW ZEALAND-DOLLAR BORROWING	4,963	710	2,203	402	267	25	303
NET REPAYMENT/(ISSUE) OF FOREIGN CURRENCY BORROWING	1,775	(993)	(1,495)	(630)	(205)	(53)	(499)
ISSUES OF CIRCULATING CURRENCY	81	178	182	177	186	195	205
DECREASE/(INCREASE) IN CASH	(458)	3	185	(34)	9	(135)	(279)
	6,361	(102)	1,075	(85)	257	32	(270)
NET CASH INFLOW/(OUTFLOW) TO BE OFFSET BY DOMESTIC BONDS	3,088	(2,730)	(2,672)	23	1,259	(2,753)	1,228
GROSS CASH PROCEEDS FROM DOMESTIC BONDS
DOMESTIC BONDS (MARKET)	2,294	2,520	2,453	2,459	2,487	2,507	2,497
DOMESTIC BONDS (NON-MARKET)	632	210	219	669	765	246	1,201

TOTAL GROSS CASH PROCEEDS FROM DOMESTIC BONDS	2,926	2,730	2,672	3,128	3,252	2,753	3,698
REPAYMENT OF DOMESTIC BONDS (MARKET)	(5,593)	—	—	(2,700)	(3,977)	—	(3,976)
REPAYMENT OF DOMESTIC BONDS (NON-MARKET)	(421)	—	—	(451)	(534)	—	(950)
NET (REPAYMENTS OF)/CASH PROCEEDS FROM DOMESTIC BONDS	(3,088)	2,730	2,672	(23)	(1,259)	2,753	(1,228)

FORECAST STATEMENT OF SEGMENTS

STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2007

	Core Crown 2007 Actual	Crown Entities 2007 Actual	State-owned Enterprises 2007 Actual	Inter- segment eliminations 2007 Actual	Total Crown 2007 Actual
	$m	$m	$m	$m	$m
REVENUE
TAXATION REVENUE	53,445	—	—	(422)	53,023
OTHER SOVEREIGN REVENUE	653	3,641	—	(593)	3,701
SALES OF GOODS AND SERVICES	1,073	11,328	10,692	(10,736)	12,357
INTEREST REVENUE AND DIVIDENDS	2,580	746	484	(826)	2,984
OTHER REVENUE	423	10,436	703	(9,200)	2,362
FORECAST FOR FUTURE REVENUE	—	—	—	—	—
TOTAL REVENUE (EXCLUDING GAINS)	58,174	26,151	11,879	(21,777)	74,427
EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	16,453	—	—	(107)	16,346
PERSONNEL EXPENSES	5,113	8,160	2,012	(4)	15,281
OTHER OPERATING EXPENSES	30,081	17,183	8,290	(20,986)	34,568
INTEREST EXPENSES	2,330	274	685	(396)	2,893
FORECAST FOR FUTURE NEW SPENDING	—	—	—	—	—
TOTAL EXPENSES (EXCLUDING LOSSES)	53,977	25,617	10,987	(21,493)	69,088
OPERATING BALANCE BEFORE GAINS/(LOSSES)	4,197	534	892	(284)	5,339
TOTAL GAINS/(LOSSES)	2,344	364	(111)	(43)	2,554
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES	48	108	29	1	186
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	(92)	—	—	—	(92)
ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	12	—	12
OPERATING BALANCE	6,497	1,006	822	(326)	7,999
EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	17,214	4,146	—	(413)	20,947
HEALTH	10,357	9,005	—	(8,851)	10,511
EDUCATION	9,261	6,900	24	(6,298)	9,887
TRANSPORT AND COMMUNICATIONS	2,275	1,593	5,354	(2,350)	6,872
OTHER	12,540	3,699	4,924	(3,185)	17,978
FINANCE COSTS	2,330	274	685	(396)	2,893
FORECAST FOR FUTURE NEW SPENDING	—	—	—	—	—
TOTAL CROWN EXPENSES EXCLUDING LOSSES	53,977	25,617	10,987	(21,493)	69,088

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2007

	Core Crown 2007 Actual	Crown Entities 2007 Actual	State-owned Enterprises 2007 Actual	Inter- segment eliminations 2007 Actual	Total Crown 2007 Actual
	$m	$m	$m	$m	$m
ASSETS
CASH AND CASH EQUIVALENTS	1,096	2,868	492	(248)	4,208
RECEIVABLES	7,558	3,636	1,727	(892)	12,029
OTHER FINANCIAL ASSETS	43,378	15,979	6,722	(8,390)	57,689
PROPERTY, PLANT & EQUIPMENT	26,200	41,328	28,085	—	95,613
EQUITY ACCOUNTED INVESTMENTS	24,968	6,331	89	(24,467)	6,921
INTANGIBLE ASSETS AND GOODWILL	799	361	492	1	1,653
OTHER ASSETS	1,072	253	833	(26)	2,132
FORECAST FOR NEW CAPITAL SPENDING	—	—	—	—	—
TOTAL ASSETS	105,071	70,756	38,440	(34,022)	180,245
LIABILITIES
BORROWINGS	35,885	4,424	10,301	(8,696)	41,914
OTHER LIABILITIES	18,515	23,022	5,368	(5,278)	41,627
TOTAL LIABILITIES	54,400	27,446	15,669	(13,974)	83,541
TOTAL ASSETS LESS TOTAL LIABILITIES	50,671	43,310	22,771	(20,048)	96,704
NET WORTH
TAXPAYER FUNDS	39,075	20,930	7,148	(22,984)	44,169
RESERVES	11,596	22,380	15,221	3,042	52,239
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	402	(106)	296
TOTAL NET WORTH	50,671	43,310	22,771	(20,048)	96,704

FORECAST STATEMENT OF SEGMENTS (CONTINUED)

STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2008

	Core Crown 2008 Forecast	Crown Entities 2008 Forecast	State-owned Enterprises 2008 Forecast	Inter- segment eliminations 2008 Forecast	Total Crown 2008 Forecast
	$m	$m	$m	$m	$m
REVENUE
TAXATION REVENUE	57,166	—	—	(527)	56,639
OTHER SOVEREIGN REVENUE	662	3,759	—	(647)	3,774
SALES OF GOODS AND SERVICES	1,141	11,907	11,233	(11,277)	13,004
INTEREST REVENUE AND DIVIDENDS	2,990	920	493	(687)	3,716
OTHER REVENUE	450	10,942	880	(9,797)	2,475
FORECAST REVENUE REDUCTION CONTINGENCY	—	—	—	—	—
TOTAL REVENUE (EXCLUDING GAINS)	62,409	27,528	12,606	(22,935)	79,608
EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	18,458	—	—	(106)	18,352
PERSONNEL EXPENSES	5,579	8,579	2,117	(4)	16,271
OTHER OPERATING EXPENSES	30,845	17,971	9,017	(22,128)	35,705
INTEREST EXPENSES	2,804	296	724	(569)	3,255
FORECAST FOR FUTURE NEW SPENDING	(549)	—	—	—	(549)
TOTAL EXPENSES (EXCLUDING LOSSES)	57,137	26,846	11,858	(22,807)	73,034
OPERATING BALANCE BEFORE GAINS/(LOSSES)	5,272	682	748	(128)	6,574
TOTAL GAINS/(LOSSES)	904	(224)	211	(255)	636
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES	30	122	26	—	178
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	—	—	—	—	—
ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	—	—	—
OPERATING BALANCE	6,206	580	985	(383)	7,388
EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	17,914	4,091	—	(437)	21,568
HEALTH	11,480	8,993	—	(8,884)	11,589
EDUCATION	9,863	7,432	24	(6,769)	10,550
TRANSPORT AND COMMUNICATIONS	2,784	2,001	5,564	(2,717)	7,632
OTHER	12,841	4,033	5,546	(3,431)	18,989
FINANCE COSTS	2,804	296	724	(569)	3,255
FORECAST FOR FUTURE NEW SPENDING	(549)	—	—	—	(549)
TOTAL CROWN EXPENSES EXCLUDING LOSSES	57,137	26,846	11,858	(22,807)	73,034

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2008

	Core Crown 2008 Forecast	Crown Entities 2008 Forecast	State-owned Enterprises 2008 Forecast	Inter- segment eliminations 2008 Forecast	Total Crown 2008 Forecast
	$m	$m	$m	$m	$m
ASSETS
CASH AND CASH EQUIVALENTS	1,085	2,821	574	(248)	4,232
RECEIVABLES	8,363	4,170	1,664	(845)	13,352
OTHER FINANCIAL ASSETS	51,065	17,471	8,250	(9,160)	67,626
PROPERTY, PLANT & EQUIPMENT	26,536	42,704	29,422	—	98,662
EQUITY ACCOUNTED INVESTMENTS	25,983	6,625	191	(25,281)	7,518
INTANGIBLE ASSETS AND GOODWILL	910	373	511	—	1,794
OTHER ASSETS	1,225	254	781	(8)	2,252
FORECAST FOR NEW CAPITAL SPENDING	(250)	—	—	—	(250)
TOTAL ASSETS	114,917	74,418	41,393	(35,542)	195,186
LIABILITIES
BORROWINGS	38,845	4,638	12,302	(9,422)	46,363
OTHER LIABILITIES	19,156	25,264	5,439	(5,351)	44,508
TOTAL LIABILITIES	58,001	29,902	17,741	(14,773)	90,871
TOTAL ASSETS LESS TOTAL LIABILITIES	56,916	44,516	23,652	(20,769)	104,315
NET WORTH
TAXPAYER FUNDS	45,281	22,130	8,024	(23,880)	51,555
RESERVES	11,635	22,386	15,332	3,111	52,464
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	296	—	296
TOTAL NET WORTH	56,916	44,516	23,652	(20,769)	104,315

FORECAST STATEMENT OF SEGMENTS (CONTINUED)

STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2009

	Core Crown 2009 Forecast	Crown Entities 2009 Forecast	State-owned Enterprises 2009 Forecast	Inter- segment eliminations 2009 Forecast	Total Crown 2009 Forecast
	$m	$m	$m	$m	$m
REVENUE,
TAXATION REVENUE	58,072	—	—	(580)	57,492
OTHER SOVEREIGN REVENUE	735	3,771	—	(681)	3,825
SALES OF GOODS AND SERVICES	1,157	12,141	12,087	(11,526)	13,859
INTEREST REVENUE AND DIVIDENDS	3,459	952	236	(708)	3,939
OTHER REVENUE	448	10,703	990	(9,601)	2,540
FORECAST REVENUE REDUCTION CONTINGENCY	(375)	—	—	—	(375)
TOTAL REVENUE (EXCLUDING GAINS)	63,496	27,567	13,313	(23,096)	81,280
EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	19,035	—	—	(112)	18,923
PERSONNEL EXPENSES	5,558	8,646	2,194	(4)	16,394
OTHER OPERATING EXPENSES	31,439	18,121	9,709	(22,257)	37,012
INTEREST EXPENSES	2,723	303	422	(606)	2,842
FORECAST FOR FUTURE NEW SPENDING	1,782	—	—	—	1,782
TOTAL EXPENSES (EXCLUDING LOSSES)	60,537	27,070	12,325	(22,979)	76,953
OPERATING BALANCE BEFORE GAINS/(LOSSES)	2,959	497	988	(117)	4,327
TOTAL GAINS/(LOSSES)	1,162	517	107	(259)	1,527
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES	47	122	30	—	199
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	—	—	—	—	—
ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	—	—	—
OPERATING BALANCE	4,168	1,136	1,125	(376)	6,053
EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	18,315	4,372	—	(461)	22,226
HEALTH	11,552	8,961	—	(8,871)	11,642
EDUCATION	9,945	7,376	24	(6,767)	10,578
TRANSPORT AND COMMUNICATIONS	2,849	1,979	5,743	(2,768)	7,803
OTHER	13,371	4,079	6,136	(3,506)	20,080
FINANCE COSTS	2,723	303	422	(606)	2,842
FORECAST FOR FUTURE NEW SPENDING	1,782	—	—	—	1,782
TOTAL CROWN EXPENSES EXCLUDING LOSSES	60,537	27,070	12,325	(22,979)	76,953

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2009

	Core Crown 2009 Forecast	Crown Entities 2009 Forecast	State-owned Enterprises 2009 Forecast	Inter- segment eliminations 2009 Forecast	Total Crown 2009 Forecast
	$m	$m	$m	$m	$m
ASSETS
CASH AND CASH EQUIVALENTS	1,212	2,913	713	(247)	4,591
RECEIVABLES	8,538	4,099	1,730	(920)	13,447
OTHER FINANCIAL ASSETS	53,649	19,036	10,002	(9,745)	72,942
PROPERTY, PLANT & EQUIPMENT	26,418	43,657	30,809	—	100,884
EQUITY ACCOUNTED INVESTMENTS	26,526	6,827	171	(25,625)	7,899
INTANGIBLE ASSETS AND GOODWILL	954	358	474	—	1,786
OTHER ASSETS	1,470	264	827	(6)	2,555
FORECAST FOR NEW CAPITAL SPENDING	653	—	—	—	653
TOTAL ASSETS	119,420	77,154	44,726	(36,543)	204,757
LIABILITIES
BORROWINGS	38,435	4,866	14,616	(9,961)	47,956
OTHER LIABILITIES	19,903	26,265	5,680	(5,419)	46,429
TOTAL LIABILITIES	58,338	31,131	20,296	(15,380)	94,385
TOTAL ASSETS LESS TOTAL LIABILITIES	61,082	46,023	24,430	(21,163)	110,372
NET WORTH
TAXPAYER FUNDS	49,447	23,611	8,821	(24,270)	57,609
RESERVES	11,635	22,412	15,313	3,107	52,467
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	296	—	296
TOTAL NET WORTH	61,082	46,023	24,430	(21,163)	110,372

FORECAST STATEMENT OF SEGMENTS (CONTINUED)

STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2010

	Core Crown 2010 Forecast	Crown Entities 2010 Forecast	State-owned Enterprises 2010 Forecast	Inter- segment eliminations 2010 Forecast	Total Crown 2010 Forecast
	$m	$m	$m	$m	$m
REVENUE
TAXATION REVENUE	61,118	—	—	(620)	60,498
OTHER SOVEREIGN REVENUE	1,136	3,919	—	(712)	4,343
SALES OF GOODS AND SERVICES	1,179	12,428	12,753	(11,794)	14,566
INTEREST REVENUE AND DIVIDENDS	3,450	999	266	(764)	3,951
OTHER REVENUE	449	10,335	1,064	(9,224)	2,624
FORECAST REVENUE REDUCTION CONTINGENCY	(1,500)	—	—	—	(1,500)
TOTAL REVENUE (EXCLUDING GAINS)	65,832	27,681	14,083	(23,114)	84,482
EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	19,719	—	—	(112)	19,607
PERSONNEL EXPENSES	5,476	8,774	2,259	(4)	16,505
OTHER OPERATING EXPENSES	31,500	18,273	10,254	(22,252)	37,775
INTEREST EXPENSES	2,646	302	449	(629)	2,768
FORECAST FOR FUTURE NEW SPENDING	3,765	—	—	—	3,765
TOTAL EXPENSES (EXCLUDING LOSSES)	63,106	27,349	12,962	(22,997)	80,420
OPERATING BALANCE BEFORE GAINS/(LOSSES)	2,726	332	1,121	(117)	4,062
TOTAL GAINS/(LOSSES)	1,295	513	102	(266)	1,644
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES	67	123	28	—	218
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	—	—	—	—	—
ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	—	—	—
OPERATING BALANCE	4,088	968	1,251	(383)	5,924
EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	18,744	4,642	—	(476)	22,910
HEALTH	11,622	8,987	—	(8,880)	11,729
EDUCATION	10,009	7,361	24	(6,804)	10,590
TRANSPORT AND COMMUNICATIONS	2,726	1,911	5,986	(2,562)	8,061
OTHER	13,594	4,146	6,503	(3,646)	20,597
FINANCE COSTS	2,646	302	449	(629)	2,768
FORECAST FOR FUTURE NEW SPENDING	3,765	—	—	—	3,765
TOTAL CROWN EXPENSES EXCLUDING LOSSES	63,106	27,349	12,962	(22,997)	80,420

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2010

	Core Crown 2010 Forecast	Crown Entities 2010 Forecast	State-owned Enterprises 2010 Forecast	Inter- segment eliminations 2010 Forecast	Total Crown 2010 Forecast
	$m	$m	$m	$m	$m
ASSETS
CASH AND CASH EQUIVALENTS	1,304	3,001	652	(248)	4,709
RECEIVABLES	8,534	4,274	1,825	(889)	13,744
OTHER FINANCIAL ASSETS	55,462	20,395	11,982	(10,183)	77,656
PROPERTY, PLANT & EQUIPMENT	26,327	44,374	32,836	—	103,537
EQUITY ACCOUNTED INVESTMENTS	26,744	6,961	173	(25,723)	8,155
INTANGIBLE ASSETS AND GOODWILL	939	332	505	—	1,776
OTHER ASSETS	1,566	247	872	(5)	2,680
FORECAST FOR NEW CAPITAL SPENDING	1,306	—	—	—	1,306
TOTAL ASSETS	122,182	79,584	48,845	(37,048)	213,563
LIABILITIES
BORROWINGS	37,020	5,009	17,686	(10,364)	49,351
OTHER LIABILITIES	19,991	27,504	5,838	(5,434)	47,899
TOTAL LIABILITIES	57,011	32,513	23,524	(15,798)	97,250
TOTAL ASSETS LESS TOTAL LIABILITIES	65,171	47,071	25,321	(21,250)	116,313
NET WORTH
TAXPAYER FUNDS	53,536	24,641	9,716	(24,355)	63,538
RESERVES	11,635	22,430	15,309	3,106	52,480
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	296	—	296
TOTAL NET WORTH	65,171	47,071	25,321	(21,249)	116,314

FORECAST STATEMENT OF SEGMENTS (CONTINUED)

STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2011

	Core Crown 2011 Forecast	Crown Entities 2011 Forecast	State-owned Enterprises 2011 Forecast	Inter- segment eliminations 2011 Forecast	Total Crown 2011 Forecast
	$m	$m	$m	$m	$m
REVENUE
TAXATION REVENUE	64,131	—	—	(724)	63,407
OTHER SOVEREIGN REVENUE	1,525	4,030	—	(746)	4,809
SALES OF GOODS AND SERVICES	1,217	12,482	13,302	(11,785)	15,216
INTEREST REVENUE AND DIVIDENDS	3,739	1,043	264	(822)	4,224
OTHER REVENUE	446	10,407	844	(9,043)	2,654
FORECAST REVENUE REDUCTION CONTINGENCY	(1,600)	—	—	—	(1,600)
TOTAL REVENUE (EXCLUDING GAINS)	69,458	27,962	14,410	(23,120)	88,710

EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	20,792	—	—	(115)	20,677
PERSONNEL EXPENSES	5,528	8,760	2,317	(5)	16,600
OTHER OPERATING EXPENSES	31,731	18,651	10,574	(22,205)	38,751
INTEREST EXPENSES	2,825	296	472	(651)	2,942
FORECAST FOR FUTURE NEW SPENDING	5,756	—	—	—	5,756
TOTAL EXPENSES (EXCLUDING LOSSES)	66,632	27,707	13,363	(22,976)	84,726
OPERATING BALANCE BEFORE GAINS/(LOSSES)	2,826	255	1,047	(144)	3,984
TOTAL GAINS/(LOSSES)	1,493	560	98	(268)	1,883
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES	76	124	28	(1)	227
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	—	—	—	—	—
ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	—	—	—
OPERATING BALANCE	4,395	939	1,173	(413)	6,094

EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	19,554	4,904	—	(493)	23,965
HEALTH	11,623	8,970	—	(8,871)	11,722
EDUCATION	10,103	7,365	24	(6,791)	10,701
TRANSPORT AND COMMUNICATIONS	2,717	1,960	6,069	(2,633)	8,113
OTHER	14,054	4,212	6,798	(3,537)	21,527
FINANCE COSTS	2,825	296	472	(651)	2,942
FORECAST FOR FUTURE NEW SPENDING	5,756	—	—	—	5,756
TOTAL CROWN EXPENSES EXCLUDING LOSSES	66,632	27,707	13,363	(22,976)	84,726

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2011

	Core Crown 2011 Forecast	Crown Entities 2011 Forecast	State-owned Enterprises 2011 Forecast	Inter- segment eliminations 2011 Forecast	Total Crown 2011 Forecast
	$m	$m	$m	$m	$m
ASSETS
CASH AND CASH EQUIVALENTS	1,548	3,014	734	(248)	5,048
RECEIVABLES	8,551	4,499	1,908	(924)	14,034
OTHER FINANCIAL ASSETS	61,255	21,721	11,989	(10,725)	84,240
PROPERTY, PLANT & EQUIPMENT	25,918	45,162	35,001	—	106,081
EQUITY ACCOUNTED INVESTMENTS	26,894	7,086	199	(25,752)	8,427
INTANGIBLE ASSETS AND GOODWILL	912	305	500	—	1,717
OTHER ASSETS	1,664	246	827	(4)	2,733
FORECAST FOR NEW CAPITAL SPENDING	2,130	—	—	—	2,130
TOTAL ASSETS	128,872	82,033	51,158	(37,653)	224,410
LIABILITIES
BORROWINGS	39,611	5,247	19,129	(10,881)	53,106
OTHER LIABILITIES	19,695	28,780	5,914	(5,502)	48,887
TOTAL LIABILITIES	59,306	34,027	25,043	(16,383)	101,993
TOTAL ASSETS LESS TOTAL LIABILITIES	69,566	48,006	26,115	(21,270)	122,417
NET WORTH
TAXPAYER FUNDS	57,931	25,567	10,514	(24,375)	69,637
RESERVES	11,635	22,439	15,305	3,105	52,484
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	296	—	296
TOTAL NET WORTH	69,566	48,006	26,115	(21,270)	122,417

FORECAST STATEMENT OF SEGMENTS (CONTINUED)

STATEMENT OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2012

	Core Crown 2012 Forecast	Crown Entities 2012 Forecast	State-owned Enterprises 2012 Forecast	Inter- segment eliminations 2012 Forecast	Total Crown 2012 Forecast
	$m	$m	$m	$m	$m
REVENUE
TAXATION REVENUE	67,207	—	—	(712)	66,495
OTHER SOVEREIGN REVENUE	1,536	4,116	—	(748)	4,904
SALES OF GOODS AND SERVICES	1,252	12,535	13,851	(11,762)	15,876
INTEREST REVENUE AND DIVIDENDS	3,998	1,099	272	(1,024)	4,345
OTHER REVENUE	447	10,444	891	(9,090)	2,692
FORECAST REVENUE REDUCTION CONTINGENCY	(1,700)	—	—	—	(1,700)
TOTAL REVENUE (EXCLUDING GAINS)	72,740	28,194	15,014	(23,336)	92,612
EXPENSES
SOCIAL ASSISTANCE AND OFFICIAL DEVELOPMENT ASSISTANCE	21,820	—	—	(114)	21,706
PERSONNEL EXPENSES	5,542	8,769	2,371	(5)	16,677
OTHER OPERATING EXPENSES	32,089	18,947	10,877	(22,283)	39,630
INTEREST EXPENSES	2,807	308	529	(671)	2,973
FORECAST FOR FUTURE NEW SPENDING	7,776	—	—	—	7,776
TOTAL EXPENSES (EXCLUDING LOSSES)	70,034	28,024	13,777	(23,073)	88,762
OPERATING BALANCE BEFORE GAINS/(LOSSES)	2,706	170	1,237	(263)	3,850
TOTAL GAINS/(LOSSES)	1,677	607	104	(269)	2,119
NET SURPLUS/(DEFICIT) FROM ASSOCIATES AND JOINT VENTURES	107	124	28	—	259
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	—	—	—	—	—
ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	—	—	—
OPERATING BALANCE	4,490	901	1,369	(532)	6,228
EXPENSES BY FUNCTIONAL CLASSIFICATION
SOCIAL SECURITY AND WELFARE	20,426	5,164	—	(508)	25,082
HEALTH	11,642	8,996	—	(8,890)	11,748
EDUCATION	10,171	7,383	24	(6,782)	10,796
TRANSPORT AND COMMUNICATIONS	2,946	1,897	6,255	(2,643)	8,455
OTHER	14,266	4,276	6,969	(3,579)	21,932
FINANCE COSTS	2,807	308	529	(671)	2,973
FORECAST FOR FUTURE NEW SPENDING	7,776	—	—	—	7,776
TOTAL CROWN EXPENSES EXCLUDING LOSSES	70,034	28,024	13,777	(23,073)	88,762

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2012

	Core Crown 2012 Forecast	Crown Entities 2012 Forecast	State-owned Enterprises 2012 Forecast	Inter- segment eliminations 2012 Forecast	Total Crown 2012 Forecast
	$m	$m	$m	$m	$m
ASSETS
CASH AND CASH EQUIVALENTS	1,942	3,031	1,012	(247)	5,738
RECEIVABLES	8,573	4,605	1,899	(835)	14,242
OTHER FINANCIAL ASSETS	62,725	23,022	11,990	(11,115)	86,622
PROPERTY, PLANT & EQUIPMENT	25,389	45,855	36,894	—	108,138
EQUITY ACCOUNTED INVESTMENTS	27,067	7,210	219	(25,781)	8,715
INTANGIBLE ASSETS AND GOODWILL	1,135	283	497	—	1,915
OTHER ASSETS	1,784	248	799	(3)	2,828
FORECAST FOR NEW CAPITAL SPENDING	3,140	—	—	—	3,140
TOTAL ASSETS	131,755	84,254	53,310	(37,981)	231,338
LIABILITIES
BORROWINGS	38,053	5,280	20,339	(11,238)	52,434
OTHER LIABILITIES	19,647	30,087	6,048	(5,530)	50,252
TOTAL LIABILITIES	57,700	35,367	26,387	(16,768)	102,686
TOTAL ASSETS LESS TOTAL LIABILITIES	74,055	48,887	26,923	(21,213)	128,652
NET WORTH
TAXPAYER FUNDS	62,420	26,440	11,325	(24,319)	75,866
RESERVES	11,635	22,447	15,302	3,106	52,490
NET WORTH ATTRIBUTABLE TO MINORITY INTEREST IN AIR NZ	—	—	296	—	296
TOTAL NET WORTH	74,055	48,887	26,923	(21,213)	128,652

CORE CROWN EXPENSE TABLES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
SOCIAL SECURITY AND WELFARE	13,907	14,252	14,682	15,598	17,214	17,914	18,315	18,744	19,554	20,426

GSF	2,625	660	2,442	1,671	648	629	603	568	558	545

HEALTH	7,501	8,111	8,813	9,547	10,357	11,480	11,552	11,622	11,623	11,642

EDUCATION	7,016	7,585	7,930	9,914	9,261	9,863	9,945	10,009	10,103	10,171
CORE GOVERNMENT SERVICES	1,780	1,741	2,217	2,169	4,469	2,957	2,955	3,042	3,243	3,270

LAW AND ORDER	1,734	1,843	1,977	2,235	2,748	2,910	2,913	2,904	2,901	2,903

DEFENCE	1,199	1,311	1,275	1,383	1,529	1,641	1,683	1,771	1,880	1,950
TRANSPORT AND COMMUNICATIONS	1,408	1,461	1,635	1,818	2,275	2,784	2,849	2,726	2,717	2,946
ECONOMIC AND INDUSTRIAL SERVICES	1,054	1,192	1,444	1,592	1,548	2,710	2,876	3,109	3,273	3,415

PRIMARY SERVICES	355	368	394	467	457	527	493	484	480	484
HERITAGE, CULTURE AND RECREATION	515	634	991	1,194	798	1,072	1,482	1,366	1,371	1,352
HOUSING AND COMMUNITY DEVELOPMENT	102	139	163	202	275	313	283	268	266	265

OTHER	75	52	32	49	68	82	82	82	82	82

FINANCE COSTS	2,360	2,252	2,274	2,356	2,330	2,804	2,724	2,646	2,825	2,807
NET FOREIGN EXCHANGE (GAINS)/LOSSES	118	7	(35)	(295)	—	—	—	—	—	—
FORECAST FOR FUTURE NEW SPENDING	—	—	—	—		201	2,057	4,015	5,956	7,926
TOP- DOWN EXPENSE ADJUSTMENT	—	—	—	—		(750)	(275)	(250)	(200)	(150)
CORE CROWN EXPENSES	41,749	41,608	46,234	49,900	53,977	57,137	60,537	63,106	66,632	70,034

SOURCE:  THE TREASURY

TABLE 6.1 – SOCIAL SECURITY AND WELFARE EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
WELFARE BENEFITS	12,884	13,181	13,326	14,246	15,435	16,405	16,791	17,224	18,079	18,952
SOCIAL REHABILITATION & COMPENSATION	146	118	152	145	163	164	172	176	181	180
DEPARTMENTAL EXPENSES	666	705	781	858	1,053	918	895	885	834	834
OTHER NON-DEPARTMENTAL EXPENSES	211	248	423	349	563	427	457	459	460	460

SOCIAL SECURITY AND WELFARE EXPENSES	13,907	14,252	14,682	15,598	17,214	17,914	18,315	18,744	19,554	20,426

SOURCE:  THE TREASURY

TABLE 6.2 – NEW ZEALAND SUPERANNUATION AND WELFARE BENEFIT EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
NEW ZEALAND Superannuation	5,642	5,889	6,083	6,414	6,810	7,343	7,719	8,178	8,712	9,378
DOMESTIC PURPOSES BENEFIT	1,520	1,569	1,547	1,493	1,468	1,466	1,481	1,508	1,537	1,575
UNEMPLOYMENT BENEFIT	1,274	1,084	831	712	612	458	437	449	450	471
ACCOMMODATION SUPPLEMENT	706	702	750	843	877	885	906	927	946	972

INVALIDS BENEFIT	914	976	1,026	1,073	1,132	1,195	1,250	1,306	1,358	1,406

SICKNESS BENEFIT	421	470	510	541	573	600	607	610	608	609
DISABILITY ALLOWANCE	241	257	267	261	270	279	290	303	315	330
TRANSITIONAL RETIREMENT BENEFIT	47	11	—	—	—	—	—	—	—	—
INCOME RELATED RENTS	296	340	370	395	434	464	495	526	557	590

FAMILY TAX CREDIT	862	833	846	1,285	1,699	2,023	1,934	1,930	2,032	2,016

CHILD TAX CREDIT	143	155	141	154	44	13	12	9	8	8

SPECIAL BENEFIT	82	140	175	162	106	69	53	47	45	45

IN WORK TAX CREDIT	—	—	—	70	461	593	607	605	615	613
BENEFITS PAID IN AUSTRALIA	121	103	91	80	71	58	51	45	40	34
PAID PARENTAL LEAVE	56	63	76	96	122	121	134	139	148	155

OTHER BENEFITS	559	589	613	667	756	838	815	642	708	750
WELFARE BENEFIT EXPENSES	12,884	13,181	13,326	14,246	15,435	16,405	16,791	17,224	18,079	18,952

SOURCE:  THE TREASURY

TABLE 6.3 – BENEFICIARY NUMBERS

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
(THOUSANDS)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast

NEW ZEALAND Superannuation	454	461	469	482	495	509	521	535	550	569
DOMESTIC PURPOSES BENEFIT	110	110	109	106	100	97	95	94	93	93

UNEMPLOYMENT BENEFIT	126	104	78	64	52	38	34	34	33	34
ACCOMMODATION SUPPLEMENT	261	249	243	249	251	245	247	250	252	256

INVALIDS BENEFIT	67	70	74	76	78	80	83	85	87	88

SICKNESS BENEFIT	38	42	45	47	48	49	49	48	46	45

SOURCE:  THE TREASURY

TABLE 6.4 – GSF PENSION EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
PENSION EXPENSES	978	975	1,032	1,392	648	629	603	568	558	545
REVALUATION OF UNFUNDED LIABILITY	1,647	(315)	1,410	279	—	—	—	—	—	—
GSF PENSION EXPENSES	2,625	660	2,442	1,671	648	629	603	568	558	545

SOURCE:  THE TREASURY

TABLE 6.5 – HEALTH EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
DEPARTMENTAL OUTPUTS	148	161	157	174	183	207	193	192	190	190
HEALTH SERVICE PURCHASING	6,783	7,452	8,113	8,805	9,614	10,674	10,723	10,759	10,739	10,758
OTHER NON-DEPARTMENTAL OUTPUTS	59	71	160	135	99	99	99	92	85	85
HEALTH PAYMENTS TO ACC	482	409	356	372	424	465	501	543	573	573
OTHER EXPENSES	29	18	27	61	37	35	36	36	36	36
HEALTH EXPENSES	7,501	8,111	8,813	9,547	10,357	11,480	11,552	11,622	11,623	11,642

SOURCE:  THE TREASURY

TABLE 6.6 – HEALTH SERVICE PURCHASING

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
PAYMENTS TO DISTRICT HEALTH BOARDS	5,328	6,441	7,262	7,814	8,547	9,582	9,573	9,560	9,547	9,566
NATIONAL DISABILITY SUPPORT SERVICES	1,260	793	620	699	755	840	830	829	828	828
PUBLIC HEALTH SERVICE PURCHASING	195	218	231	292	312	252	320	370	364	364
HEALTH SERVICE PURCHASING	6,783	7,452	8,113	8,805	9,614	10,674	10,723	10,759	10,739	10,758

SOURCE:  THE TREASURY

TABLE 6.7 – EDUCATION EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
EARLY CHILDHOOD EDUCATION	373	393	444	555	617	800	832	883	934	964
PRIMARY AND SECONDARY SCHOOLS	3,449	3,692	3,934	4,153	4,324	4,495	4,497	4,468	4,460	4,467
TERTIARY FUNDING	2,470	2,535	2,496	4,047	3,122	3,302	3,341	3,406	3,462	3,495

DEPARTMENTAL EXPENSES	621	679	737	821	869	863	853	847	846	845
OTHER EDUCATION EXPENSES	103	286	319	338	329	403	422	405	401	400
EDUCATION EXPENSES	7,016	7,585	7,930	9,914	9,261	9,863	9,945	10,009	10,103	10,171

SOURCE:  THE TREASURY

TABLE 6.8 – PRIMARY AND SECONDARY EDUCATION EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast

PRIMARY	1,749	1,884	1,964	2,062	2,141	2,214	2,216	2,231	2,230	2,240

SECONDARY	1,269	1,385	1,524	1,618	1,681	1,748	1,758	1,715	1,709	1,705

SCHOOL TRANSPORT	103	106	109	118	125	129	132	135	137	140
SPECIAL NEEDS SUPPORT	227	221	231	245	263	271	272	273	272	271
PROFESSIONAL DEVELOPMENT	86	84	95	101	104	120	105	101	98	97
SCHOOLING IMPROVEMENT	15	12	11	9	10	13	14	13	14	14
PRIMARY AND SECONDARY EDUCATION EXPENSES	3,449	3,692	3,934	4,153	4,324	4,495	4,497	4,468	4,460	4,467

PLACES (YEAR)	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
PRIMARY	469,000	464,000	457,000	457,951	452,000	450,000	452,000	453,000	454,000	460,000
SECONDARY	265,000	277,000	284,000	288,711	287,000	286,000	283,000	281,000	281,000	280,000

SOURCES:  MINISTRY OF EDUCATION, THE TREASURY

TABLE 6.9 – TERTIARY EDUCATION EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
TUITION	1,729	1,770	1,647	1,865	1,962	2,189	2,186	2,220	2,243	2,245
OTHER TERTIARY FUNDING	62	66	68	110	138	185	185	183	184	185
TERTIARY STUDENT ALLOWANCES	388	380	359	354	383	396	409	417	424	430
INITIAL FAIR VALUE CHANGE IN STUDENT LOANS	—	—	—	1,415	—	—	—	—	—	—

STUDENT LOANS	291	319	422	303	639	532	561	586	611	635
TERTIARY EDUCATION EXPENSES	2,470	2,535	2,496	4,047	3,122	3,302	3,341	3,406	3,462	3,495

PLACES (YEAR)	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
EFT STUDENTS	245,152	247,975	240,734	227,416	225,833	228,211	231,158	233,481	235,208	236,639

SOURCES:  MINISTRY OF EDUCATION, THE TREASURY

TABLE 6.10 – CORE GOVERNMENT SERVICE EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
OFFICIAL DEVELOPMENT ASSISTANCE	230	237	297	330	330	413	427	493	563	563

INDEMNITY AND GUARANTEE EXPENSES	197	9	—	—	—	—	—	—	—	—
DEPARTMENTAL EXPENSES	1,025	1,096	1,570	1,403	1,390	1,553	1,509	1,499	1,556	1,554
NON-DEPARTMENTAL EXPENSES					220	145	169	196	273	302
TAX RECEIVABLE WRITE-DOWN					2,159	450	450	450	450	450
SCIENCE EXPENSES	250	283	170	157	163	173	174	176	176	176
OTHER EXPENSES	78	116	180	279	207	223	226	228	225	225
CORE GOVERNMENT SERVICE EXPENSES	1,780	1,741	2,217	2,169	4,469	2,957	2,955	3,042	3,243	3,270

SOURCE:  THE TREASURY

TABLE 6.11 – LAW AND ORDER EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast

POLICE	800	844	896	976	1,091	1,190	1,190	1,179	1,178	1,178

MINISTRY OF JUSTICE	15	178	257	299	454	376	370	363	363	364

DEPARTMENT OF CORRECTIONS	403	439	483	572	661	775	781	788	786	787

DEPARTMENT FOR COURTS	211	53	—	—	—	—	—	—	—	—

OTHER DEPARTMENTS	77	81	72	76	103	106	109	113	113	113

DEPARTMENT EXPENSES	1,506	1,595	1,708	1,923	2,309	2,447	2,450	2,443	2,440	2,442

NON-DEPARTMENTAL OUTPUTS	177	178	218	262	368	320	320	318	318	318

OTHER EXPENSES	51	70	51	50	71	143	143	143	143	143

LAW AND ORDER EXPENSES	1,734	1,843	1,977	2,235	2,748	2,910	2,913	2,904	2,901	2,903

SOURCE:  THE TREASURY

TABLE 6.12 – DEFENCE EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast

NZDF CORE EXPENSES	1,095	1,182	1,203	1,306	1,602	1,594	1,635	1,723	1,832	1,901

NZDF WRITE-OFFS	23	72	—	—	—	—	—	—	—	—

NZDF EAST TIMOR DEPLOYMENT	20	—	—	—	—	—	—	—	—	—

MSD EAST TIMOR DEPLOYMENT	13	12	10	10	10	—	—	—	—	—

OTHER EXPENSES	48	45	62	67	(83)	47	48	48	48	49

DEFENCE EXPENSES	1,199	1,311	1,275	1,383	1,529	1,641	1,683	1,771	1,880	1,950

SOURCE:  THE TREASURY

TABLE 6.13 – TRANSPORT AND COMMUNICATION EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
LAND TRANSPORT NZ(1)	1,131	1,222	1,346	1,482	2,007	2,283	2,291	2,082	2,159	1,917
DEPARTMENTAL OUTPUTS	80	83	97	101	114	133	126	126	125	125

OTHER NON-DEPARTMENTAL EXPENSES	61	84	79	109	(43)	123	115	159	297	726

GOODWILL AMORTISATION	47	47	47	47	47	—	—	—	—	—

RAIL WRITE-OFFS	81	19	—	—	—	—	—	—	—	—

RAIL COSTS	—	3	63	77	142	236	309	357	134	176

OTHER EXPENSES	8	3	3	2	8	9	8	2	2	2
TRANSPORT AND COMMUNICATION EXPENSES	1,408	1,461	1,635	1,818	2,275	2,784	2,849	2,726	2,717	2,946

SOURCE:  THE TREASURY

TABLE 6.14 – ECONOMIC AND INDUSTRIAL SERVICES EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
DEPARTMENTAL OUTPUTS	424	478	508	549	548	610	596	589	583	582
EMPLOYMENT INITIATIVES	217	222	224	202	206	223	221	217	217	217
NON-DEPARTMENTAL OUTPUTS	277	444	549	751	826	899	934	996	1,037	1,031
RESERVE ELECTRICITY GENERATION	—	—	—	26	16	36	26	26	26	25

FLOOD RELIEF	—	15	52	8	—	—	—	—	—	—

KIWISAVER	—	—	—	—	—	834	981	1,155	1,290	1,440

OTHER EXPENSES	136	33	111	56	(48)	108	118	126	120	120
ECONOMIC AND INDUSTRIAL SERVICE EXPENSES	1,054	1,192	1,444	1,592	1,548	2,710	2,876	3,109	3,273	3,415

SOURCE:  THE TREASURY

TABLE 6.15 – EMPLOYMENT INITIATIVES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
TRAINING INCENTIVE ALLOWANCE	37	42	36	32	29	44	44	44	44	44
COMMUNITY EMPLOYMENT PROJECTS	21	16	6	—	—	—	—	—	—	—

SUBSIDISED WORK	95	100	102	84	88	85	82	78	78	78
EMPLOYMENT SUPPORT FOR DISABLED	61	61	74	82	86	90	91	91	91	91
OTHER EMPLOYMENT ASSISTANCE SCHEMES	3	3	6	4	3	4	4	4	4	4
EMPLOYMENT INITIATIVES	217	222	224	202	206	223	221	217	217	217

SOURCE:  THE TREASURY

TABLE 6.16 – PRIMARY SERVICE EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast
DEPARTMENTAL EXPENSES	265	269	272	350	341	389	367	361	359	359
NON-DEPARTMENTAL OUTPUTS	80	81	114	97	99	119	110	108	106	110

OTHER EXPENSES	10	18	8	20	17	19	16	15	15	15
PRIMARY SERVICE EXPENSES	355	368	394	467	457	527	493	484	480	484

SOURCE:  THE TREASURY

TABLE 6.17 – HERITAGE, CULTURE AND RECREATION EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast

COMMUNITY GRANTS	6	3	6	7	7	7	7	7	7	7

KYOTO protocol	—	—	310	345	2	—	—	—	—	—

EMMISSION TRADING SCHEME					—	—	597	477	477	477

DEPARTMENTAL OUTPUTS	253	269	292	322	354	401	404	407	413	414

NON-DEPARTMENTAL OUTPUTS	212	258	317	351	397	479	416	418	417	397

OTHER EXPENSES	44	104	66	169	38	185	58	57	57	57
HERITAGE, CULTURE AND RECREATION EXPENSES	515	634	991	1,194	798	1,072	1,482	1,366	1,371	1,352

SOURCE:  THE TREASURY

TABLE 6.18 – HOUSING AND COMMUNITY DEVELOPMENT EXPENSES

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
($ MILLION)	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast

HOUSING SUBSIDIES	25	27	31	23	25	29	29	28	29	29
DEPARTMENTAL OUTPUTS	57	77	100	117	134	160	142	133	130	129
OTHER NON-DEPARTMENTAL EXPENSES	20	35	32	62	116	124	112	107	107	107
HOUSING AND COMMUNITY DEVELOPMENT EXPENSES	102	139	163	202	275	313	283	268	266	265

SOURCE:  THE TREASURY

GLOSSARY OF TERMS

ACC UNFUNDED LIABILITY

THE FUTURE COST OF PAST ACC CLAIMS, LESS THE ASSET RESERVES HELD TO MEET THESE CLAIMS. THE ACC OUTSTANDING CLAIMS LIABILITY IS THE GROSS LIABILITY OF THE FUTURE COST OF PAST ACC CLAIMS.

BASELINES

THE LEVEL OF FUNDING APPROVED FOR ANY GIVEN SPENDING AREA (EG, EDUCATION). ALL AMOUNTS WITHIN BASELINES ARE INCLUDED IN THE FORECASTS.

CONTINGENT LIABILITY

CONTINGENT LIABILITIES ARE COSTS, WHICH THE CROWN WILL HAVE TO FACE IF A PARTICULAR EVENT OCCURS. TYPICALLY, CONTINGENT LIABILITIES CONSIST OF GUARANTEES AND INDEMNITIES, AND LEGAL DISPUTES AND CLAIMS.

CORE CROWN

THE CORE CROWN REPRESENTS THE REVENUES, EXPENSES, ASSETS AND LIABILITIES OF THE CROWN, DEPARTMENTS, OFFICES OF PARLIAMENT, THE RESERVE BANK, GSF AND THE NZS FUND.

CORPORATE TAX

THE SUM OF NET COMPANY TAX, NON-RESIDENT WITHHOLDING TAX (NRWT), FOREIGN DIVIDEND WITHHOLDING PAYMENTS (FDWP) AND WITHHOLDING TAX ON RESIDENT DIVIDEND INCOME (DWT).

CURRENT ACCOUNT (BALANCE OF PAYMENTS)

A MEASURE OF THE FLOWS OF INCOME BETWEEN NEW ZEALAND AND THE REST OF THE WORLD. A NET INFLOW TO NEW ZEALAND IS A CURRENT ACCOUNT SURPLUS, WHILE A NET OUTFLOW IS A DEFICIT. THE CURRENT ACCOUNT BALANCE IS COMMONLY EXPRESSED AS A PERCENTAGE OF GDP.

CUSTOMS DUTY

DUTY LEVIED ON THE IMPORTS OF CERTAIN GOODS.

CYCLICALLY ADJUSTED OR STRUCTURAL FISCAL BALANCE

AN ESTIMATE OF THE FISCAL BALANCE (EG, OBEGAL) ADJUSTED FOR SHORT-TERM FLUCTUATIONS OF ACTUAL GDP AROUND TREND GDP. THE ESTIMATE PROVIDES A PICTURE OF THE UNDERLYING TREND FISCAL POSITION AND AN INDICATION OF THE EFFECTS OF POLICY DECISIONS. BECAUSE IT IS BASED ON A NUMBER OF ASSUMPTIONS AND IS SENSITIVE TO NEW INFORMATION, THE ESTIMATE IS SUBJECT TO SOME UNCERTAINTY.

DEMOGRAPHIC CHANGES

CHANGES TO THE STRUCTURE OF THE POPULATION, FOR EXAMPLE THE AGE, SEX OR ETHNIC MAKE-UP OF THE POPULATION.

DOMESTIC BOND PROGRAMME

THE AMOUNT OF NEW GOVERNMENT STOCK EXPECTED TO BE ISSUED OVER THE FINANCIAL YEAR.

EXCISE DUTIES

TAX LEVIED ON THE DOMESTIC PRODUCTION OF ALCOHOL, TOBACCO AND LIGHT PETROLEUM PRODUCTS (CNG, LPG AND PETROL).

FINANCIAL ASSETS

CASH OR SHARES (EQUITY), A RIGHT TO RECEIVE CASH OR SHARES (EQUITY), OR A RIGHT TO EXCHANGE A FINANCIAL ASSET OR LIABILITY ON FAVOURABLE TERMS.

FISCAL IMPULSE

A SUMMARY MEASURE OF HOW CHANGES IN FISCAL POLICY AFFECT AGGREGATE DEMAND. TO ISOLATE DISCRETIONARY CHANGES, FISCAL IMPULSE IS CALCULATED ON A CYCLICALLY-ADJUSTED BASIS AND EXCLUDING NET INTEREST PAYMENTS. TO BETTER CAPTURE THE ROLE OF CAPITAL SPENDING THE INDICATOR IS DERIVED FROM CASH FLOW INFORMATION.

FISCAL INTENTIONS (SHORT-TERM)

UNDER THE PUBLIC FINANCE ACT 1989, THE GOVERNMENT MUST INDICATE EXPLICITLY ITS INTENTIONS FOR OPERATING EXPENSES, OPERATING REVENUES, THE OPERATING BALANCE, DEBT AND NET WORTH OVER (AT LEAST) THE NEXT THREE YEARS.

FISCAL OBJECTIVES (LONG-TERM)

THE GOVERNMENT’S LONG-TERM GOALS FOR OPERATING EXPENSES, OPERATING REVENUE, THE OPERATING BALANCE, DEBT AND NET WORTH, AS REQUIRED BY THE PUBLIC FINANCE ACT 1989. THE OBJECTIVES MUST BE CONSISTENT WITH THE PRINCIPLES OF RESPONSIBLE FISCAL MANAGEMENT OUTLINED IN THE ACT AND COVER A PERIOD OF 10 OR MORE YEARS.

FORECAST NEW CAPITAL SPENDING

AN AMOUNT PROVIDED IN THE FORECASTS TO REPRESENT THE BALANCE SHEET IMPACT OF CAPITAL INITIATIVES EXPECTED TO BE INTRODUCED OVER THE FORECAST PERIOD.

FORECAST NEW OPERATING SPENDING

AN AMOUNT INCLUDED IN THE FORECASTS TO PROVIDE FOR THE OPERATING BALANCE IMPACT OF POLICY INITIATIVES AND CHANGES TO DEMOGRAPHICS AND OTHER FORECASTING CHANGES EXPECTED TO OCCUR OVER THE FORECAST PERIOD.

GROSS CROWN DEBT

THE TOTAL BORROWINGS (BOTH SOVEREIGN GUARANTEED AND NON-SOVEREIGN GUARANTEED AND INCLUDING DERIVATIVES IN LOSS) OF THE TOTAL CROWN. THIS IS THE AMOUNT IN THE TOTAL CROWN STATEMENT OF FINANCIAL POSITION FOR RESERVE BANK SETTLEMENT DEPOSITS PLUS OTHER BORROWINGS. IT REPRESENTS THE COMPLETE PICTURE OF WHOLE-OF-CROWN DEBT OBLIGATIONS TO EXTERNAL PARTIES, EXCLUDING PAYABLES.

GROSS DOMESTIC PRODUCT (GDP)

A MEASURE OF THE VALUE OF ALL GOODS AND SERVICES PRODUCED IN NEW ZEALAND; CHANGES IN GDP MEASURE GROWTH IN ECONOMIC ACTIVITY OR OUTPUT. GDP CAN BE MEASURED AS THE ACTUAL DOLLAR VALUE OF GOODS AND SERVICES MEASURED AT TODAY’S PRICES (NOMINAL GDP), OR EXCLUDING THE EFFECTS OF PRICE CHANGES OVER TIME (REAL GDP).

GROSS DOMESTIC PRODUCT (EXPENDITURE)

THIS IS THE SUM OF TOTAL FINAL EXPENDITURES ON GOODS AND SERVICES IN THE ECONOMY.

GROSS NATIONAL EXPENDITURE (GNE)

MEASURES TOTAL EXPENDITURE ON GOODS AND SERVICES BY NEW ZEALAND RESIDENTS.

GROSS SOVEREIGN-ISSUED DEBT (GSID)

DEBT ISSUED BY THE SOVEREIGN (IE, CORE CROWN) AND INCLUDES GOVERNMENT STOCK HELD BY THE NZS FUND, ACC OR EQC. THE GROSS SOVEREIGN-ISSUED DEBT INDICATOR DOES NOT ELIMINATE ANY INTERNAL CROSS-HOLDINGS.

LABOUR FORCE PARTICIPATION RATE

MEASURES THE PERCENTAGE OF THE WORKING-AGE POPULATION IN WORK OR ACTIVELY LOOKING FOR AND AVAILABLE FOR WORK.

LABOUR PRODUCTIVITY

MEASURES OUTPUT PER INPUT OF LABOUR (WHERE LABOUR INPUTS MIGHT BE MEASURED AS HOURS WORKED OR PEOPLE).

LINE-BY-LINE CONSOLIDATION

THIS IS A TERM USED TO REFER TO THE GENERAL APPROACH TO THE PRESENTATION OF THE CROWN FINANCIAL STATEMENTS. IT MEANS THAT THE REVENUES, EXPENSES, ASSETS AND LIABILITIES OF ALL DEPARTMENTS, OFFICES OF PARLIAMENT, THE RESERVE BANK, SOES, CROWN ENTITIES, AND OTHER ENTITIES CONTROLLED BY THE GOVERNMENT ARE INCLUDED IN THE CROWN FINANCIAL STATEMENTS.

MARKETABLE SECURITIES

ASSETS HELD WITH FINANCIAL INSTITUTIONS. THESE ASSETS ARE HELD FOR BOTH CASH FLOW AND INVESTMENT PURPOSES, AND INCLUDE ANY FUNDS THE GOVERNMENT HAS INVESTED IN THE INTERNATIONAL MONETARY FUND.

MONETARY CONDITIONS

THE COMBINATION OF INTEREST RATES AND THE EXCHANGE RATE.

MONETARY POLICY

ACTION TAKEN BY THE RESERVE BANK TO AFFECT INTEREST RATES AND THE EXCHANGE RATE IN ORDER TO CONTROL INFLATION. TIGHTENING MONETARY POLICY REFERS TO ACTIONS TAKEN BY THE RESERVE BANK TO RAISE INTEREST RATES (WHICH CAN INFLUENCE THE EXCHANGE RATE) IN ORDER TO MODERATE AGGREGATE DEMAND PRESSURES AND SO REDUCE INFLATIONARY PRESSURES.

NET CORE CROWN DEBT

DEBT AFTER DEDUCTING FINANCIAL ASSETS OF THE CORE CROWN (COMPRISING CASH EQUIVALENTS, MARKETABLE SECURITIES, DERIVATIVES IN GAIN, ADVANCES AND SOME SHARE INVESTMENTS) FROM GROSS SOVEREIGN-ISSUED DEBT. SHARE INVESTMENTS IN SUPRANATIONAL ORGANISATIONS, SUCH AS THE INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT & BANK FOR INTERNATIONAL SETTLEMENTS, ARE EXCLUDED FROM THE NET CORE CROWN DEBT MEASURE.

NET WORTH

TOTAL ASSETS LESS TOTAL LIABILITIES (ALSO REFERRED TO AS CROWN BALANCE).

NZ IFRS

NEW ZEALAND EQUIVALENTS TO INTERNATIONAL FINANCIAL REPORTING STANDARDS. THESE STANDARDS ARE APPROVED BY THE ACCOUNTING STANDARDS REVIEW BOARD IN NEW ZEALAND AND ARE BASED ON THE REQUIREMENTS OF THE INTERNAL FINANCIAL REPORTING STANDARDS ISSUED BY THE INTERNATIONAL ACCOUNTING STANDARDS BOARD.

OPERATING ALLOWANCE

THE AMOUNT INCLUDED IN THE FISCAL STRATEGY REPORT PROJECTIONS FOR NEW INITIATIVES, INCLUDING SPENDING AND COST PRESSURES. THE ALLOWANCE IS A PROJECTION ASSUMPTION. THE PROJECTIONS IN THE FISCAL STRATEGY REPORT ALSO INCLUDE AN ALLOWANCE FOR CAPITAL SPENDING.

OPERATING BALANCE

THE OPERATING BALANCE IS THE RESIDUAL OF REVENUES LESS EXPENSES PLUS SURPLUSES FROM STATE-OWNED ENTERPRISES AND CROWN ENTITIES. IT INCLUDES GAINS AND LOSSES.

OPERATING BALANCE EXCLUDING REVALUATION AND ACCOUNTING POLICY CHANGES (OBERAC)

THE OBERAC IS THE OPERATING BALANCE ADJUSTED FOR REVALUATION MOVEMENTS AND ACCOUNTING POLICY CHANGES. IT PROVIDES A MEASURE OF UNDERLYING STEWARDSHIP. AS A RESULT OF THE CHANGE TO NEW GAAP THIS FISCAL INDICATOR IS BEING REPLACED BY OBEGAL (REFER BELOW).

OPERATING BALANCE BEFORE GAINS AND LOSSES (OBEGAL)

THE OBEGAL IS THE OPERATING BALANCE EXCLUDING GAINS AND LOSSES. IT REPLACES OBERAC UNDER NEW GAAP.

PROJECTIONS

PROJECTIONS OF THE KEY FISCAL INDICATORS BEYOND THE FIVE-YEAR FORECAST PERIOD. THE PROJECTIONS ARE BASED ON LONG-RUN ECONOMIC AND FISCAL ASSUMPTIONS. FOR EXAMPLE, THE PROJECTIONS ASSUME NO ECONOMIC CYCLE AND CONSTANT LONG-RUN INTEREST, INFLATION AND UNEMPLOYMENT RATES.

PROVISIONAL TAX

A THRICE-YEARLY PAYMENT OF TAX ON INCOME THAT HAS NOT BEEN TAXED, OR BEEN UNDER-TAXED, AT SOURCE (RELATES ONLY TO COMPANY TAX AND OTHER PERSONS’ TAX).

SOURCE DEDUCTIONS

TAX WITHHELD ON WAGES, SALARIES, SOCIAL WELFARE BENEFITS, BONUSES, LUMP-SUM PAYMENTS AND SUPERANNUATION FUND CONTRIBUTIONS. ABOUT 80% OF SOURCE DEDUCTIONS COME FROM PAYE ON WAGES AND SALARIES. SOURCE DEDUCTIONS IS THE BIGGEST SINGLE TAX TYPE.

SPECIFIC FISCAL RISKS

THESE ARE A CATEGORY OF GOVERNMENT DECISIONS OR CIRCUMSTANCES WHICH MAY HAVE A MATERIAL IMPACT ON THE FISCAL POSITION (EXCLUDING CONTINGENT LIABILITIES). THEY ARE NOT INCLUDED IN THE MAIN FORECASTS BECAUSE THEIR FISCAL IMPACT CANNOT BE REASONABLY QUANTIFIED, THE LIKELIHOOD OF REALISATION IS UNCERTAIN AND/OR THE TIMING IS UNCERTAIN.

STOCK CHANGE

THE CHANGE IN THE VALUE OF STOCKS (RAW MATERIALS, WORK IN PROGRESS, AND FINISHED GOODS) DURING A GIVEN PERIOD.

SYSTEM OF NATIONAL ACCOUNTS (SNA)

SNA IS A COMPREHENSIVE, CONSISTENT AND FLEXIBLE SET OF MACROECONOMIC ACCOUNTS TO MEET THE NEEDS OF GOVERNMENT AND PRIVATE SECTOR ANALYSTS, POLICY-MAKERS, AND DECISION-TAKERS.

TAX REVENUE

THE ACCRUAL, RATHER THAN THE CASH (“TAX RECEIPTS”) MEASURE OF TAXATION. IT IS A MEASURE OF TAX DUE, REGARDLESS OF WHETHER OR NOT IT HAS ACTUALLY BEEN PAID.

TRADE WEIGHTED INDEX (TWI)

A MEASURE OF MOVEMENTS IN THE NEW ZEALAND DOLLAR AGAINST THE CURRENCIES OF OUR MAJOR TRADING PARTNERS. THE CURRENCIES COMPRISE THE US DOLLAR, THE AUSTRALIAN DOLLAR, THE JAPANESE YEN, THE EURO AND THE UK POUND.

UNIT LABOUR COSTS

THE WAGES AND OTHER COSTS ASSOCIATED WITH EMPLOYMENT PER UNIT OF OUTPUT.

YEAR ENDED

GRAPHS AND TABLES USE DIFFERENT EXPRESSIONS OF THE TIMEFRAME. FOR EXAMPLE, 2007/08 OR 2008 WILL GENERALLY MEAN “YEAR ENDED 30 JUNE” UNLESS OTHERWISE STATED.